Exhibit 4.32

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

FSRU OPERATION AND SERVICES AGREEMENT

between

NFE SOUTH HOLDINGS LIMITED

as Customer

and

HÖEGH LNG PARTNERS OPERATING LLC

as Contractor

Dated: 23 September 2021

TABLE OF CONTENTS

1.	Definitions, Headings and Interpretation	4
2.	Term	30
3.	Shipboard Personnel and their Duties	31
4.	Contractor's and Customer's Obligations	32
5.	FSRU Services	38
6.	Performance Warranties	54
7.	Change in Law	55
8.	Service Fees	57
9.	Payment and Invoicing	57
10.	Off-Hire	62
11.	Maintenance and Repairs	63
12.	Super-numeraries	63
13.	Vessel Temperature and LNG Retention	64
14.	Port Services	65
15.	Fuels	66
16.	Business Principles	66
17.	Drugs and Alcohol	68
18.	Pollution and Emergency Response	68
19.	Force Majeure	70
20.	Default and Remedies	74
21.	Guarantees and Security	77
22.	Representations, Warranties and Covenants	78
23.	Indemnification	79
24.	Insurance	80
25.	Assignment by Contractor	81
26.	Assignment or Novation by Customer	82
27.	Liens	82
28.	Exclusions, Limitation of Liability	83
29.	Construction	84
30.	Notices	85
31.	Governing Law and Dispute Resolution	87
32.	Waiver of Immunity	89
33.	Confidentiality	89
34.	Sanctions	91
35.	Miscellaneous	94

SCHEDULES

Schedule I – Customer’s Facilities and Rely Upon Data

Schedule II – LNG Measurements, Specifications, Tests and Analysis

Schedule III – Gas Measurement and Quality

Schedule IV – Gas Nomination and Delivery Provisions

Schedule V – Form of Conditions of Use

Schedule VI – Form of Reload / GC Operation Orders

Schedule VII – Technical and Operational Parameters

Schedule VIII – Form of Guarantees

Schedule IX – HSSE Requirements

Schedule X – Form of Deed of Novation

This FSRU Operation and Services Agreement (this "Agreement") is executed the 23rd day of September 2021 by and between Höegh LNG Partners Operating LLC a limited partnership duly formed under the laws of Marshall Islands and with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“Contractor”) and NFE South Holdings Limited, a company duly incorporated in the United States of America and with its registered office at Montego Bay Freeport, 1 Berth, Montego Bay 2 P.O, Saint James, Jamaica  (“Customer”).

WHEREAS pursuant to the International Charter Agreement entered into between Owner and Charterer (each as defined below) on or about the date of this Agreement (the "Charter Agreement"), Owner has agreed to charter the Vessel to Charterer for use as a floating storage and regasification unit, with an option for use as an LNG Carrier, for the purposes of the Project (as defined in the Charter Agreement); and

WHEREAS Contractor and Customer wish to enter into this Agreement for the provision by Contractor (which for the avoidance of doubt shall also where applicable and following such novation refer to the entity which becomes Contractor pursuant to the novation contemplated by Clause 25.2(b)) of certain services in relation to the operation of the Vessel, as further provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, Customer and Contractor hereby agree as follows:

1.	DEFINITIONS, HEADINGS AND INTERPRETATION
1.1	Definitions

In this Agreement, save where the context otherwise requires, the following words and expressions shall have the meanings respectively assigned to them in this Clause:

“Acceptable Credit Provider”	means the branch located in London, United Kingdom of a reputable international bank or financial institution which has a long term credit rating of at least A- by Standard & Poor’s or equivalent.
“Acceptance Date”	has the meaning given to it in the Charter Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Acceptable Charterer/Customer Guarantor”	means NFE Atlantic Holdings LLC or any other entity that Customer may propose with a credit rating of at least BBB- by Standard & Poor’s (or equivalent).
“Adverse Weather Conditions”	has the meaning given to it in the Charter Agreement.
“Affiliate”	has the meaning given to it in the Charter Agreement.
“Allowed Discharge Laytime”	is defined in Clause 5.6(a).
“Allowed Reload Laytime”	is defined in Clause 5.6(d).
“Alternative FSRU Site”	has the meaning given to it in the Charter Agreement.
“Anti-Rollover Restrictions”	means Contractor’s anti-rollover procedures set out in the FSRU Operating Manual.
“Applicable Jurisdiction”

means the:

jurisdiction of the then applicable FSRU Site; and

for purposes of the definition of Applicable Jurisdiction Change in Law and Clause 9.7 shall always include any countries where Customer is incorporated, domiciled and/or located.

“Applicable Jurisdiction Change in Law”	has the meaning given to it in the Charter Agreement.
“Applicable Jurisdiction Change in Law Required Action”	has the meaning given to it in the Charter Agreement.
“Arrival”	has the meaning given to it in the Charter Agreement.
“Arrival Window”

means, with respect to a given Confirmed Cargo, the ***** hour period of time during which the LNG Carrier carrying such Confirmed Cargo is scheduled to give its Notice of Readiness at the FSRU Site pursuant to this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Authorization”	has the meaning given to it in the Charter Agreement.
“Available LNG Inventory”	means the aggregate of (i) the Customer LNG Inventory; and (ii) the Deemed LNG Inventory, less the Minimum Heel Inventory.
“Banking Day”

means any day when banks in each of the Applicable Jurisdiction, Oslo, Norway, Singapore, Cayman Islands or New York, United States and the required place of payment or receipt (as the case may be) are open for business.

“Boil-Off”	means the vapour which results from vaporisation of LNG in the Vessel’s cargo tanks.
“Business Day”	means any day that is not a Saturday or Sunday or legal holiday in the Applicable Jurisdiction, Oslo, Norway, Singapore, Cayman Islands or New York, United States.
“Cargo Capacity”

means the maximum available safe LNG loading limit of the Vessel from time to time, which shall be ***** per cent. (*****%) of the Maximum Cargo Capacity less the inventory of LNG in the Vessel's cargo tanks at the relevant time.

“Cargo Operation”	means unloading of a Confirmed Cargo or any Reload Operation.
“Cargo Requirement Interval”	means an interval of minimum ***** hours between any two Cargo Operations, to ensure sufficient resting time for the Vessel’s crew.
“Change in Law”	has the meaning given to it in the Charter Agreement.
“Change in Law Required Actions”	is defined in Clause 7.1.
“Charter Agreement”	is defined in the Preamble.
“Charter Activities”	has the meaning given to it in the Charter Agreement.
“Charterer”	means an Affiliate of Customer acting as Charterer under the Charter Agreement (or its

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

successor or assign pursuant to the terms of the Charter Agreement).
“Charterer/Customer Guarantee”	is defined in Clause 21.2.
“Charterer/Customer Guarantee Cap”	is defined in Clause 21.2.
“Charterer/Customer Guarantor”	means NFE Atlantic Holdings LLC.
“Charterer/Customer Guarantor Default”

means any of the following:

Charterer/Customer Guarantor is in material breach of any of its obligations under the Charterer/Customer Guarantee and has failed to cure such breach within a reasonable period of time but in no event longer than ***** days after notice of such breach from Contractor pursuant to the Charterer/Customer Guarantee; or

the Charterer/Customer Guarantee has ceased to be in full force and effect, save where validly terminated; or

the event set forth in Clauses 20.2(a), 20.2(b) or 20.2(c) has occurred in respect of  Charterer/Customer Guarantor (mutatis mutandis),

unless, within ***** Banking Days of the occurrence of any of the above events, a replacement guarantee is issued to Contractor by an Acceptable Charterer/Customer Guarantor or any other Person acceptable to Contractor in the same terms as the original Charterer/Customer Guarantee (and in such case such replacement guarantee shall be the Charterer/Customer Guarantee).

“Class” or “Classification”	has the meaning given to it in the Charter Agreement.
“Classification Society”	has the meaning given to it in the Charter Agreement.

“Commissioning”	has the meaning given to it in the Charter Agreement.
“Commissioning Protocol”	has the meaning given to it in the Charter Agreement.
“Compliance Regulations”	is defined in Clause 16.2(a).
“Conditions of Use”

means the conditions of use, including rules and procedures, applicable to LNG Carriers calling at and unloading LNG at the Terminal that relate to safety, insurance, liability, and the technical and operational requirements for such LNG Carriers, and which is attached at Schedule V
 - Form of Conditions of Use.

“Confidential Information”

means the terms and conditions of this Agreement, the Charter Agreement and all other documents and agreements contemplated thereby, including any term sheet or preparatory materials, together with any and all data, reports, records, correspondence, notes, compilations, studies and other information relating to or in any way connected with this Agreement, the Charter Agreement, and all other documents and agreements contemplated thereby or relating to the Parties and their respective Affiliates, that is disclosed directly or indirectly by or on behalf of the disclosing Party or any of its Representatives to the receiving Party or any of its Representatives, whether such information is disclosed orally or in writing.

“Confirmed Cargo”	is defined in Clause 5.2(b).

including the Gas Offtake Agreements, LNG SPA, or LNG Carrier or tug charters),

Agreement, provided however, that "Consequential Damages" shall not include (i) the Daily Service Fee or any profits from such Daily Service Fee payable (or which would have been payable) hereunder; (ii) any liquidated damages payable hereunder or any deduction of Daily Service Fee; and (iii) the value of LNG (including Boil-Off).

“Consequential Damages”

means:

any indirect, incidental, consequential, exemplary or punitive loss or damages;

any loss of income or profits, anticipated profits, loss of use, (partial or total), loss of time, loss and/or deferral of production, loss of contracts, loss of revenues or loss of reputation; or

any losses incurred under third party contracts (including e.g. any downstream gas or power sales agreement including the Gas Offtake Agreements, LNG SPA, or LNG Carrier or tug charters),

in the case of (b) and (c) above, whether direct or indirect and whether or not foreseeable at the time of entering into this Agreement, provided however, that "Consequential Damages" shall not include (i) the Daily Service Fee or any profits from such Daily Service Fee payable (or which would have been payable) hereunder; (ii) any liquidated damages payable hereunder or any deduction of Daily Service Fee; and (iii) the value of LNG (including Boil-Off).

“Contractor Indemnified Party”

means Contractor, Owner, the HMLP Group, the HLNG Group and any of their respective Affiliates, and includes all contractors, servants and subcontractors, and any Representatives (including the Master, pilot, officers and crew of the Vessel) of any of the aforementioned entities and their respective Affiliates.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Contractor Letter of Credit”

means a standby letter of credit issued by an Acceptable Credit Provider in an aggregate amount equal to USD ***** in support of Contractor’s obligations under this Agreement and Owner’s obligations under the Charter Agreement and on terms reasonably acceptable to Customer, which shall include an obligation to keep the letter of credit renewed or replaced during the Term.

“Contractor Only Additional Authorization”	is defined in Clause 4.6(h).
“Contractor OSA Maximum Liability Cap”	is defined in Clause 28.2(a)(i).
“Contract Year”

means each annual period starting on January 1st  and ending on December 31st during the Term provided, however, that:

the first Contract Year shall commence on the Service Commencement Date and end on the immediately following 31 December; and

the final Contract Year shall start from the 1 January immediately preceding the end of the Term and end on the last day of the Term.

“Crewing Exemption”

means an exemption issued by the Maritime Authority of Jamaica under Regulation 7(3) of the Jamaican Shipping (Local Trade) Regulations, 2003 exempting the Vessel from being required to engage Jamaican seafarers and permitting the Vessel to be 100% crewed by non-Jamaican seafarers.

“Cubic Metres”	means metric cubic metres.

“Customer's Facilities”

the Terminal (excluding the Vessel and any infrastructure and equipment on board the Vessel) and all infrastructure, facilities, equipment, installations, anchorages and approaches of and to the FSRU Site, including channels, channel markings, buoys, jetties, berths, lines and gangways at the FSRU Site, the gas pipeline connecting the Terminal to the receiving jetty, the receiving jetty, and all fixed and moveable assets which Customer and/or its Affiliates control and operate from time to time for the purpose of performance of their gas supply and delivery operations including compression and related facilities and transmission networks for the receipt and onward transport of natural gas and all shore side facilities and all infrastructure (including gas pipelines and power plants) downstream of the Delivery Point, with certain elements further described in Schedule I – Customer’s Facilities and Rely Upon Data.

“Customer Indemnified Party”

means Customer, Charterer, its Affiliates, contractors, servants and subcontractors, (excluding any LNG Carriers and any gas offtakers) and any such Person's Representatives (including any Customer’s Personnel).

“Customer LNG Inventory”

means, at any given time, the quantity in MMBtus that represents LNG and Gas held for Customer’s account calculated in accordance with Schedule II
 – LNG Measurements, Specifications, Tests and Analysis.

“Customer OSA Maximum Liability Cap”	is defined in Clause 28.2(a)(ii).
“Customer’s Personnel”	means those Persons designated by Customer for the purposes of undertaking, on Customer's behalf, the observation and inspection of the testing of the Vessel.
“Daily Service Fee”	is defined in Clause 8.1(b).
“Damages”	has the meaning given to it in the Charter Agreement.

“Deemed LNG Inventory”

means, at any time, the quantity in MMBtus that represents LNG and Gas that was not included in the Customer LNG Inventory at such time as a result of Contractor’s breach of this Agreement or Owner’s breach of the Charter Agreement, in each case resulting in a shortfall in the volume of LNG unloaded from an LNG Carrier.

“Delivery Point”	has the meaning given to it in the Charter Agreement.
“Dispute”	is defined in Clause 31.2(a).
“Effective Date”	has the meaning given to it in the Charter Agreement.
“Equity”	has the meaning given to it in the Charter Agreement.
“ETA”	is defined in Clause 5.3.
“Excusable Event”	has the meaning given in the Charter Agreement.
“Event of Charterer’s Default”	has the meaning given in the Charter Agreement.
“Event of Contractor’s Default”	is defined in Clause 20.1.
“Event of Customer’s Default”	is defined in Clause 20.2.
“Event of Owner’s Default”	has the meaning given in the Charter Agreement.
“Excess Cargo Limitations”	is defined in Clause 5.2(b).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Execution Date”	means the date of execution of this Agreement.
“Expert”

means an independent person with appropriate qualifications and experience agreed upon between the Parties or (failing agreement within ***** days of: (a) the initiation of the reference to Expert determination; or (b) the relevant Parties being notified that the Expert is unable or unwilling to complete the reference to Expert determination, as applicable) appointed upon the request of either of the Parties by the International Centre for Expertise of the ICC.

“First Tribunal”	is defined in Clause 31.3(b).
“Flag State”	has the meaning given to it in the Charter Agreement.
“Force Majeure”	is defined in Clause 19.1.
“Free Liquid Assets”	has the meaning given to it in the Charter Agreement.
“FSRU Agreements”	has the meaning given to it in the Charter Agreement.

“FSRU Operating Manual”	means the operating manual detailing the FSRU Services operations of the Vessel.

Receipt Point; ,
“FSRU Services”

means the following services to be provided at the FSRU Site:

receiving LNG from LNG Carriers at the Receipt Point;

the storage of LNG on board the Vessel;

the regasification of LNG on board the Vessel;

the delivery of regasified LNG to the Delivery Point; and

Reload / GC Operations,

provided that the FSRU Services shall be limited to the services provided above and in particular shall not include inter alia (i) the supply of LNG or the transportation thereof to the Receipt Point; (ii) tug and pilot services for the LNG Carriers; (iii) the transportation of regasified LNG from the Delivery Points; or (iv) the marketing or sale of regasified LNG.

“FSRU Site”	has the meaning given to it in the Charter Agreement.
“Gas”	means any hydrocarbon or a mixture of hydrocarbons (including regasified LNG) consisting predominantly of methane, and including other hydrocarbons and non-hydrocarbons, in a gaseous state.
“Gas Heater”	has the meaning given to it in the Charter Agreement.
“Gas Nomination and Delivery Provisions”	means the provisions set forth in Schedule IV – Gas Nomination and Delivery Provisions.
“Gas Offtake Agreements”	has the meaning given to it in the Charter Agreement.
“Gas Up / Cool Down Conditions and Procedures”	is defined in Clause 5.10(c).

“Gas Up / Cool Down LNGC Compatibility Requirements”	means the compatibility requirements for Gas Up / Cool Down Operations set out in the Höegh LNG Ship-Ship Compatibility System (SSCS).
“Gas Up / Cool Down Operation”

means the berthing, mooring and the use of LNG stored in the Vessel in accordance with the Gas Up / Cool Down Conditions and Procedures to: (i) replace the inert gas in the cargo tanks of an LNG Carrier with warm LNG vapour; and (ii) spray the tanks of an LNG Carrier to reduce its tank temperature to the temperature necessary to receive LNG.

“Gas Up / Cool Down Order”	is defined in Clause 5.10(b).
“Gas Up / Cool Down Plan”	is defined in Clause 5.10(c)(viii).
“Governmental Authority”

means any (i) national, regional, state, municipal, local or other government, including any subdivision, agency, board, department, commission or authority thereof, including any harbour or marine authority, or any quasi-governmental organisation therein as well as any Tax and customs authority; and (ii) international organisation such as the IMO or ILO, in each case, having jurisdiction over Owner, Charterer, Contractor or the Vessel and acting within its legal authority (except that, for the purposes of Clause 19.1 (Force Majeure), “Governmental Authority” shall include such entities whether or not they are acting within their legal authority).

“Hire”	has the meaning given to it in the Charter Agreement.
“HLNG”	has the meaning given to it in the Charter Agreement.
“HLNG Group”	has the meaning given to it in the Charter Agreement.
“HMLP”	has the meaning given to it in the Charter Agreement.
“HMLP Group”	has the meaning given to it in the Charter Agreement.

“HSSE”	means health, safety, security and environment.
“HSSE System”	is defined in Clause 4.2(a).
“ICC”	means the International Chamber of Commerce.
“ILO”	means the International Labour Organization.
“Implementation Requirements”	is defined in Clause 7.2(a).
“IMO”	means the International Maritime Organization or any successor body of the same.
“Interest Rate”	is defined in Clause 9.5(b)(ii).
“International Standards”

means those standards and practices from time to time in force applicable to the ownership, design, construction, equipment, operation or maintenance of:

LNG tankers (including tankers with LNG regasification facilities on-board);

berthing and loading facilities; and

mooring facilities,

including, without limitation, those established by the International Maritime Organization, the International Organization for Standardisation (ISO), the Oil Companies International Marine Forum (OCIMF), or SIGTTO, (or any successor body of the same) and/or any other internationally recognized agency or organization, including the relevant Classification Society with whose standards and practices it is customary for international operators of such tankers or facilities to comply, including the POSMOOR mooring classification in respect of mooring systems.

“ISM Code”	is defined in Clause 4.2(b).
“ISO”	means the International Organisation for Standardisation.
“ISPS Code”	has the meaning given to it in the Charter Agreement.

“Issuing Party”	is defined in Clause 9.5(a).
“Law”	has the meaning given to it in the Charter Agreement.
“Lender”

means any commercial bank, export credit agency, multi-lateral institution, secured hedging counterparty, or other Person providing (or in negotiations to provide) debt finance, re-financing or other financial or price risk support (other than by way of equity investment or shareholder loans) to Customer and any agent or trustee appointed to act on behalf of any or all of the foregoing Persons.

“LIBOR”	has the meaning given to it in the Charter Agreement.
“LNG”	means natural gas liquefied by cooling and which is in a liquid state at or near atmospheric pressure.
“LNG Carrier”	means a vessel that Customer or an LNG supplier uses or proposes to use for transportation of LNG to or from the Terminal which complies with the provisions of Clause 5 of this Agreement.
“LNG Heel”	has the meaning given to it in the Charter Agreement.
“LNG Quality Specifications”	is defined in Clause 5.7(a).
“LNG SPA”

means a contract for the sale and purchase of LNG between a third party and Customer (or an Affiliate thereof) for the loading, reloading and/or discharge of LNG on or from the Vessel (as the case may be).

“LNGC Mode”	has the meaning given to it in the Charter Agreement.
“Local Trading Certification”	has the meaning given to it in the Charter Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Master”	means the designated master of the Vessel from time to time, as determined in accordance with the Charter Agreement.
“Material Subcontract”

means any subcontract (excluding any subcontract with an Affiliate of Owner or Contractor) entered into between Owner or Contractor (or any permitted subcontractor of either of them) on the one hand, and any third party on the other, which exceeds a value of at least ***** US Dollars (USD *****).

“Maximum Cargo Capacity”

means the maximum cargo capacity of the Vessel, being ***** Cubic Metres (***** m3), subject to reductions for taking tanks out of service for any required Class surveys applicable during any extension of the Charter Period (as defined in and determined pursuant to the Charter Agreement).

“Maximum Daily Contract Quantity”	means ***** Standard Cubic Feet per day (***** MMscfd).
“Minimum Heel Inventory”

means a minimum amount of ***** Cubic Meters (***** m3) of LNG Heel required to ensure that the Vessel is in a ready-to-load condition, with the average temperature profile of each LNG cargo tank being in accordance with the requirements of the tank and equipment manufacturers, but in any event the average tank temperature shall be no warmer than ***** centigrade (***** deg C).

“MMBtu”	means one million (1,000,000) British Thermal Units ("BTU"), a single BTU being the amount of heat equal to one thousand and fifty-five decimal zero six (1,055.06) joules.
MMscfd	means one million standard cubic feet per day.
“Monthly Cargo Confirmation”	is defined in Clause 5.2(b).
“Monthly Invoice Due Date”	is defined in Clause 9.1(b).
“Monthly Service Fee”	is defined in Clause 8.1(a).
“Monthly Service Fees Invoice”	is defined in Clause 9.1(a).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Mortgagee”	has the meaning given to it in the Charter Agreement.
“Nominated Volume”	is defined in Clause 6.1.
“Notice of Readiness”	is defined in Clause 5.4(a).
“OCIMF”	means the Oil Companies International Marine Forum or any successor body of the same.
“Off-Hire”	is defined in Clause 6.1(b).
“Off-Hire Threshold”	is defined in Clause 6.1(a).
“Off-Spec Cost Estimate”	is defined in Clause 5.7(e).
“Off-Specification LNG”	is defined in Clause 5.7(c).
“Owner/Contractor Guarantee”	is defined in Clause 21.1.
“Owner/Contractor Guarantee Cap”	is defined in Clause 21.1.
“Owner/Contractor Guarantor”	means HMLP.
“Owner/Contractor Guarantor Credit Test”

means:

Free Liquid Assets equal to or exceeding the higher of: (i) ***** US Dollars (USD *****); and (ii) the product of ***** US Dollars (USD *****) and the number of vessels owned or leased by the Owner/Contractor Guarantor and the Owner/Contractor Guarantor’s (direct or indirect) pro rata ownership of such vessels, subject to a cap of ***** US Dollars (USD *****); and

the Equity of the HMLP Group shall be equal to or greater than the higher of:

***** per cent. (*****%) of Total Assets; and

***** US Dollars (USD *****).

“Owner/Contractor Guarantor Default”	means:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

mutatis mutandis),

Owner/Contractor Guarantor is in material breach of any of its obligations under the Owner/Contractor Guarantee and has failed to cure such breach within a reasonable period of time but in no event longer than ***** days after notice of such breach from Customer pursuant to the Owner/Contractor Guarantee;

the Owner/Contractor Guarantee has ceased to be in full force and effect, save where validly terminated;

the Owner/Contractor Guarantor fails to meet the  Owner/Contractor Guarantor Credit Tests and such default is not remedied within ***** days;

the event set forth in Clauses 20.1(a), 20.1(b) or 20.1(c) has occurred in respect of Owner/Contractor Guarantor (mutatis mutandis),

unless, within ***** Banking Days of the occurrence of any of the above events:

a replacement guarantee is issued to Customer by a Person acceptable to Customer in the same terms as the original Owner/Contractor Guarantee (and in such case such replacement guarantee shall be the Owner/Contractor Guarantee); or

in respect of an event described in paragraph (b) or (c) above, Contractor provides to Customer a Contractor Letter of Credit.

“Owner”	means Höegh LNG Partners LP (or its successor or assign pursuant to the terms of the Charter Agreement), as Owner under the Charter Agreement.
“Owner Financier”

means a Person(s) providing finance or re-financing (including financing or re-financing by way of sale/leaseback or similar financing and/or refinancing arrangements) of the Vessel and/or to Owner or an Affiliate of Owner in connection with the Vessel.

“Party”	means Contractor or Customer, as the case may be (and “Parties” will be construed accordingly).
“Payment Date”	is defined in Clause 9.5(a).
“Performance Tests”	has the meaning given to it in the Charter Agreement.
“Performance Warranties”	has the meaning given to it in the Charter Agreement.
“Permitted Gas Loss”

means Gas which is unavoidably vented or burned in the Gas combustion unit in accordance with  Charterer's instructions under the Charter Agreement or Customer’s instructions under this Agreement, or as a result of an act or omission by Charterer or Customer, including that the nominated regasification rate results in excess Boil-Off (as set out in the table in Schedule II – Performance Warranties of the Charter Agreement), and for any reason other than a reason attributable to the Vessel (except if such reason is due to a Service Excusable Event, Force Majeure or Adverse Weather Conditions).

“Permitted Lien”	has the meaning given to it in the Charter Agreement.
“Person”	means any individual, firm, corporation, stock company, limited liability company, trust, partnership, association, joint venture, or other business.
“Pollution Regulations”	is defined in Clause 18.1.
“Port Charges”

means all charges of whatsoever nature (including rates, tolls and dues of every description) in respect of the Vessel or any LNG Carriers entering, arriving or staying at or leaving the FSRU Site, including charges imposed by fire boats, tugs and escort vessels, any Governmental Authority, a pilot, or any other person assisting any LNG Carriers or the Vessel to enter, arrive at, or leave the FSRU Site and all towage, pilotage, and mooring expenses relating to loading, reloading, discharging and bunkering at the FSRU Site.
“Port Operator”	means the operator of the port at which the Terminal is located in the Applicable Jurisdiction, or any successor entity from time to time.
“Project”	has the meaning given to it in the Charter Agreement.
“Quality Notice”	is defined in Clause 5.3(f).
“Quarterly LNG Delivery Schedule”	is defined in Clause 5.2(a).
“Reasonable and Prudent Operator”

means a Person seeking in good faith to perform its covenants or obligations under this Agreement and in so doing and in the general conduct of its undertaking exercising that degree of skill, diligence, prudence, and foresight that would reasonably and ordinarily be expected from a skilled and experienced operator complying with all applicable Laws and engaged in the same type of undertaking under the same or similar circumstances.

“Receipt Point”

means the point at which the flange coupling of the discharge manifold of a relevant LNG Carrier (if a spool piece is used, the spool piece is deemed to be part of the LNG Carrier) connects with the flange coupling of the unloading line at the Vessel.

“Regardless of Cause”

means whether or not any Damages are asserted to have arisen by virtue of tort (including negligence of any degree), breach of statutory duty, breach of contract (including repudiation of this Agreement) or quasi-contract, strict liability, breach of representation of warranty (express or implied), breach of any Laws, regulations, rules or orders of any Governmental Authority having jurisdiction, on the part of the Party or other Person seeking indemnity or of any other Person.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Regasification Equipment”	means all machinery and equipment on board the Vessel relating to the capability of the Vessel to regasify LNG and discharge regasified LNG, including vaporisers, pumps and metering units.
“Registry”	means the maritime registry of the Flag State.
“Relevant Items”	has the meaning given to it in the Charter Agreement.
“Relevant Person”	means each of the Parties and their respective Affiliates, and any such Person's directors, officers, employees, agents or representatives.
“Reload Conditions and Procedures”	is defined in Clause 5.9(c).
“Reload LNGC Compatibility Requirements”	means the compatibility requirements for Reload Operations set out in the Höegh LNG Ship-Ship Compatibility System (SSCS).
“Reload / GC Arrival Window”	means a ***** hour window during which the LNG Carrier is required to give its notice of readiness to commence a Reload Operation or Gas Up / Cool Down Operation.
“Reload / GC Operation”	means either a Reload Operation pursuant to Clause 5.9 or a Gas Up / Cool Down Operation pursuant to Clause 5.10.
“Reload Operation”	means the pumping of LNG from the Vessel to the Reloading Point in accordance with the Reload Conditions and Procedures.
“Reload Order”	is defined in Clause 5.9(b).
“Reload Plan”	is defined in Clause 5.9(c)(vii).
“Reloading Point”

means the point of reloading of LNG to another vessel which shall be where the flange coupling of the discharge manifold of a relevant LNG Carrier (if a spool piece is used, the spool piece is deemed to be part of the LNG Carrier) connects with the flange coupling of the unloading line at the Vessel.

“Representatives”	means, with respect to any Party, such Party’s directors, officers, employees, agents, accountants, consultants, attorneys and advisors.
“Restricted Party”	has the meaning given to it in the Charter Agreement.
“Rules”	is defined in Clause 31.2(a).
“Sanctioned Party”	is defined in Clause 34.2(b).
“Sanctions”	has the meaning given to it in the Charter Agreement.
“Sanctions Authority”	has the meaning given to it in the Charter Agreement.
“Scheduling Representatives”	is defined in Clause 5.12.
“Senior Management”	has the meaning given to it in the Charter Agreement.
“Service Commencement Date”	means the day immediately following the Acceptance Date, as such term is defined in the Charter Agreement.
“Service Excusable Event”

means any of the following to the extent such event prevents Contractor from performing its obligations under this Agreement:

insufficient Available LNG Inventory;

Off-Specification LNG supplied by or for the account of Customer hereunder;

lack of or insufficient natural gas off-take capacity;

any delay in the importation of the Vessel and/or any Relevant Items and/or the Gas Heater;

any matter or event related or attributable to Customer’s Facilities;

breach of any obligations or undertakings by Customer under this Agreement;

any act or omission or instruction or breach of any obligation or undertaking of Customer, Customer’s Affiliates, contractors (including any gas offtaker), servants and subcontractors, the gas pipeline operator, or any owner or operator of an LNG Carrier that directly or indirectly prevents or interferes with or delays Contractor's performance of this Agreement;

the Vessel or FSRU Site is closed or any part of either is prohibited from operating by applicable Law or the decision of any Governmental Authority;

any decision of any Governmental Authority of the Applicable Jurisdiction prevents Contractor from performing its obligations under this Agreement;

an Applicable Jurisdiction Change in Law;

the non-compliance by any LNG Carrier with any port regulations, applicable Laws, maritime concessions or environmental regulations;

any failure or delay by Customer or any Customer Indemnified Party to (A) complete, commission or operate the Terminal, Customer’s Facilities or any infrastructure at the FSRU Site or any downstream facilities, including Customer having insufficient natural gas offtake capacity or pipeline pressure and including lack of available storage space in the Vessel’s cargo tanks due to compliance with Customer's orders; (B) obtain or maintain in force any permit, license, consent or Authorization for which it is responsible under this Agreement (or failure by Contractor to obtain and maintain in force any Contractor Only Additional Authorization having used best endeavours to do so); or (C) to operate or maintain the Terminal and Customer’s Facilities in accordance with the standards of a Reasonable and Prudent Operator;

any maintenance at the Terminal, Customer’s Facilities or any facilities of Customer’s or other downstream facilities, to the extent such maintenance directly impacts the ability of Contractor to perform the FSRU Services;

any modification requested or required by Customer;

any decision by the Master that the Vessel may not safely undertake any aspect of the FSRU Services at any given time, including any decision to delay, abort or discontinue operations until such time as conditions become safe;

any inability of Owner and/or Contractor to inspect an LNG Carrier;

any failure by the Parties to agree the reloading reference conditions and any relevant operating assumptions;

any Excess Cargo Limitations and/or any reduction in the Available LNG Inventory for a reason other than Owner’s breach of the Charter Agreement and/or Contractor’s breach of this Agreement;

the imposition of requirements described in the final paragraph of Clause 4.1;

failure by Customer to obtain and/or maintain the Crewing Exemption; and

an “Excusable Event” as defined in the Charter Agreement,

in each unless caused by (i) an event of Force Majeure, in which case the provisions of Clause 19 shall apply; (ii) a failure by Contractor to perform in accordance with the terms of this Agreement or otherwise for reasons attributable to Contractor; or (iii) Owner’s failure to perform in accordance with the terms of the Charter Agreement or otherwise for reasons attributable to Owner.

“SIGTTO”	means the Society of International Gas Tanker and Terminal Operators or any successor body of the same.
“SIRE”	means the Ship Inspection Report Programme implemented by OCIMF used to assist in the assurance of ship safety standards.
“Specifications”	means the particulars of the Vessel set forth in Schedule I – Particulars of Vessel of the Charter Agreement.
“Standard Cubic Feet” or “scf”	means the quantity of gas which, when saturated with water vapor at a temperature of sixty degrees Fahrenheit (60°F) and an absolute pressure of 14.73 pounds per square inch, occupies 1 cubic foot.
“STCW”	means the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1995.
“STS Boil-Off”	means Boil-Off generated during LNG loading and returned vapour from Reload Operations that is not recondensed or used for power generation on the Vessel.
“Super-numerary”

means a duly qualified (such qualifications being commensurate with their tasks) representative of Customer or any of its Affiliates who may be on board the Vessel at any time in accordance with Clause 12.

“Supplemental Invoice”	is defined in Clause 9.2.
“Supplemental Invoice Due Date”	is defined in Clause 9.2.
“Tax” or “Taxes”	has the meaning given to it in the Charter Agreement.
“Technical and Operational Parameters”	means the technical parameters and operational conditions for: (i) Gas Up / Cool Down Operations; and (ii) Reload Operations, set out in Schedule VII – Technical and Operational Parameters hereto.

“Term”	is defined in Clause 2.1(a).
“Terminal”	has the meaning given to it in the Charter Agreement.
“Total Assets”	has the meaning given to it in the Charter Agreement.
“Vessel”	means the Vessel as defined in and subject to the Charter Agreement.
“United States” or “US”	means the United States of America.
“United States Dollars”, “$” or “US$”	means the lawful currency of the United States of America.
“Wilful Misconduct”

means:

any act or omission (whether sole, joint or concurrent) by the relevant Party which was intended to cause, or which was in reckless disregard of, or wanton indifference to, harmful consequences such Party knew, or should have known, such act or omission would have on the safety or property or interests of another Party or on the environment; and

any act or omission (whether sole, joint or concurrent) by the relevant Party which was a deliberate and intentional breach of such Party's obligations under either this Agreement or the Charter Agreement, and, in each such case, shall apply solely to the act or omission by Senior Management.

1.2	Interpretation
(a)	Unless the context otherwise requires, a reference to the singular shall include a reference to the plural and vice-versa, and a reference to any gender shall include a reference to the other gender.
(b)

The Schedules attached hereto shall form part of this Agreement. Unless the context otherwise requires, a reference to the preamble, any clause, schedule or section shall be to the preamble, Clause, Schedule or Section (forming part of a Schedule) of this Agreement.

(c)	The headings of the Clauses and Schedules in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.
(d)	References to a Party to this Agreement or any other agreement ancillary thereto shall be deemed to include its permitted successors and assigns.
(e)	The words ‘written’ and ‘in writing’ include facsimile, printing, engraving, lithography, photography, email or other means of visible reproduction.
(f)

Any reference to any ordinance or statute shall be deemed to be references to that ordinance or statute as from time to time amended or re-enacted and shall include subsidiary legislation made thereunder.

(g)	Any reference to an ‘order’ includes any judgment, injunction, decree, determination, declaration or award of any court or arbitral or administrative tribunal.
(h)	The words ‘include’ or ‘including’ shall be deemed to be followed by ‘without limitation’ or ‘but not limited to’ whether or not they are followed by such words.
(i)

Any reference to a ‘day’ shall be construed as: (i) when used in connection with the application of a specification or the measurement of the Vessel’s performance, a period of twenty-four (24) consecutive hours beginning at the time such specification is to be applied or such performance measured, as the case may be; and (ii) when used in all other cases (except as the defined terms “Banking Day” or “Business Day”), a calendar day (including Saturdays, Sundays and legal holidays in the location of the party charged with the action to which the number of days expended is relevant).

(j)	Any reference to the calendar shall be construed as reference to the Gregorian calendar.
(k)

Any reference to a ‘month’ means a period commencing on a day in a calendar month and ending on the day before the corresponding day in the next calendar month or, if there is none, ending on the last day of the next calendar month.

(l)

Any reference in this Agreement to this Agreement or any other agreement or document is a reference to this Agreement or, as the case may be, the relevant other agreement or document as from time to time amended, supplemented or novated.

(m)	Any reference to the act or omission of Contractor shall include any act or omission of Owner under the Charter Agreement.

(n)	In the event of any conflict between the body of this Agreement and its Schedules, this Agreement shall be interpreted in accordance with the following priority:
(i)	body of this Agreement; and
(ii)	the Schedules to this Agreement.
2.	TERM
2.1	Commencement and Duration of Term
(a)

The term of this Agreement shall commence upon the Effective Date and shall continue for so long as the Charter Agreement remains in full force and effect ("Term"). Without limiting the generality of the foregoing, any extension of the term of the Charter Agreement pursuant to the terms thereof shall automatically serve to extend the Term of this Agreement.

(b)

Without prejudice to Clause 2.1(a), and Clause 20, the Parties agree that neither Party shall terminate this Agreement unless the Charter Agreement is terminated by either party thereto in accordance with its terms.

(c)

For the avoidance of doubt, if the Charter Agreement is terminated pursuant to the terms thereof, then this Agreement shall automatically terminate upon the same day that the Charter Agreement terminates.

2.2	Exclusivity

Contractor shall have the exclusive right to provide FSRU Services at the FSRU Site for the Term.

2.3	Alternative FSRU Site

After an Alternative FSRU Site has been designated pursuant to the Charter Agreement, and following: (i) redelivery of the Vessel pursuant to the Charter Agreement at the then current FSRU Site; and (ii) delivery of the Vessel by Owner to Charterer at the Alternative FSRU Site, the Alternative FSRU Site shall be considered to be the FSRU Site for all purposes of this Agreement, but without prejudice to any rights and remedies pursuant to this Agreement which have accrued at such time, and the Parties shall promptly execute an amendment to this Agreement to record this and any other amendments which they are instructed to make pursuant to any agreement made under the Charter Agreement.

3.	SHIPBOARD PERSONNEL AND THEIR DUTIES
3.1	On and from the Service Commencement Date until the end of the Term, Contractor shall provide shipboard personnel on the following terms:
(a)

the Vessel shall have a full and efficient complement of Master, officers and crew for a vessel of her tonnage undertaking the services contemplated hereunder, who shall in any event be not less than the number and nationality required by the laws of the Registry and who shall be trained to operate the Vessel and her equipment competently and safely;

(b)

all shipboard personnel shall hold valid certificates of competence in accordance with the requirements of the laws of the Registry and any requirements of any Law of the Applicable Jurisdiction necessary for the Vessel to operate therein according to the terms of this Agreement;

(c)

all shipboard personnel shall be trained and certified to a standard customary for a Reasonable and Prudent Operator and in accordance with the relevant provisions of STCW or any additions, modifications or subsequent versions thereof;

(d)

the Vessel has at all times a sufficient and appropriate Master, officers and crew with all the required ability, English language skills, experience, licenses, certifications, and training in accordance with the provisions of STCW and Contractor guarantees that such persons shall prosecute voyages with utmost dispatch, render customary assistance, and load and discharge LNG and gas as rapidly as possible, unless Customer directs otherwise; and

(e)

the terms of employment of the Vessel’s staff and crew will always remain acceptable to the International Transport Worker’s Federation and the Vessel will at all times carry a special agreement (or similar).

3.2

Contractor shall, at all times during the Term, comply with all applicable Laws and requirements of any Governmental Authority in respect of the provision of shipboard personnel, including all labour Laws of the Applicable Jurisdiction, under this Agreement, provided that:

(a)	where the Applicable Jurisdiction is Jamaica, Customer obtains and maintains the Crewing Exemption; and
(b)

any relocation to another Applicable Jurisdiction is subject to the Parties agreeing under the Charter Agreement the maximum applicable percentage of local shipboard personnel in that Applicable Jurisdiction for the purposes of this Clause 3.2 and the terms on which Contractor shall be reimbursed for the incremental costs of compliance thereof.

In the event that an Applicable Jurisdiction imposes a more onerous local crewing requirement applicable to the Vessel than that set forth in paragraphs (a) or (b) (as applicable), Contractor shall use reasonable endeavours to comply with any such obligation, subject to the remaining provisions of this Clause 3.2. Customer shall at all times use reasonable endeavours to obtain and maintain the Crewing Exemption (in Jamaica) or (in any other Applicable Jurisdiction) an exemption similar in form and substance to the Crewing Exemption in such Applicable Jurisdiction, in each case to the maximum extent possible. In all such cases, appropriate adjustments shall be made to the terms of this Agreement to reflect the additional cost of compliance with such requirements, including expenses associated with training and integration of such additional Applicable Jurisdiction crew requirement, as well as any associated Taxes. In this event, Contractor shall present all additional costs to Customer on an open-book basis and any amendments to this Agreement shall be negotiated in good faith on the basis that the Parties agree to use reasonable commercial efforts to minimize the implications of any changes.

3.3

Contractor must submit to Customer upon reasonable advance request by Customer, and/or any Governmental Authorities, such documentation as may be required to satisfy such Governmental Authority as to Contractor's compliance with Applicable Jurisdiction labour Law. Such obligation shall apply in respect of all employees and workers, whether of the Applicable Jurisdiction or foreign jurisdiction, who have an employment relationship with Contractor which is subject to Applicable Jurisdiction Law.

3.4

If Customer complains of the conduct of any of Contractor's employees or workers, Contractor shall promptly investigate the complaint. If the complaint proves to be well founded, Contractor shall, without delay, make a change in the appointments and Contractor shall in any event communicate the result of their investigations to Customer as soon as possible.

3.5

The Master is responsible for the safety of the Vessel and the crew. The Master shall have the final decision as to whether the Vessel may safely undertake any aspect of the FSRU Services at any given time or whether operations should be delayed, aborted or discontinued until such time as conditions become safe.

4.	CONTRACTOR'S AND CUSTOMER'S OBLIGATIONS
4.1	Contractor's Obligations

Subject to the provisions of this Agreement, Contractor undertakes at its own risk and expense, as from the Service Commencement Date until the end of the Term:

(a)	to provide all provisions, wages (including all overtime payments), shipping and discharging fees and all other expenses of the Master, officers and crew of the Vessel;

(b)

to cooperate with Owner and take all such actions as are necessary to permit Owner (or its Affiliates) to procure and maintain the insurance policies required pursuant to the terms and conditions of the Charter Agreement;

(c)	to provide all deck, cabin and engine-room stores, water, spare parts and lubricating oil;
(d)	to provide all fumigation expenses and de-rat certificates;
(e)	to provide all radio traffic and communication equipment or charges, unless otherwise provided by Customer;
(f)	to provide deck and gangway watchmen or alternative access control;
(g)

to provide nitrogen gas and inert gas for inerting cargo spaces (provided that if such inerting is requested by Customer rather than carried out by Contractor in accordance with its responsibilities under this Agreement, such inert gas shall be provided at Customer’s cost);

(h)	to submit applications for all visas, permits and licences in relation to the Master and crew of the Vessel and all employees and agents of Contractor;
(i)	to operate the Vessel and all equipment on board, including the Regasification Equipment and the LNG and Gas metering and quality measurement facilities;
(j)	to give Customer on-line access (but not control) to the listed operating variables of the Vessel: tank volume, export gas flow, temperature, pressure and composition;
(k)

to provide the FSRU Services when required by Customer in accordance with the terms of this Agreement, particularly, but not exclusively, according to the Performance Warranties and otherwise in accordance with industry standards no lower than standards generally applicable to prudent owners of first-class LNG FSRUs;

(l)

to provide Customer with the data reasonably required by Customer to make any calculations in respect of the performance of the Vessel or the services provided by Contractor hereunder, including any data/documents requested by any Governmental Authority;

(m)

to, in collaboration with Owner under the Charter Agreement, maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and International Standards;

(n)	to ensure the proper stowage of LNG and (to the extent practically possible) keep a strict account of all LNG loaded, Boil-Off and LNG discharged;

(o)

to comply with applicable requirements under the environmental and other licenses, permits and Authorizations of the Applicable Jurisdiction for operations related to the FSRU Services at the FSRU Site; and

(p)

save where these are the express responsibility of Charterer pursuant to the Charter Agreement or Customer pursuant to this Agreement, to pay all other costs and expenses related to the operation, safety management and maintenance of the Vessel whether acting as a FSRU or as an LNG Carrier, save that notwithstanding anything to the contrary in this Agreement, if any Authorizations that Customer is obliged to obtain and maintain under the applicable laws of the FSRU Site impose requirements with respect to the Vessel with which the Vessel is not capable of compliance, or restricts the Vessel (or Contractor) from performing its obligations in accordance with the terms of this Agreement, then (A) Contractor shall notify Customer without delay and the Parties shall meet as soon as reasonably possible and agree (acting reasonably and in good faith) how to proceed and (B) Contractor shall not be liable to Customer under this Agreement or otherwise for any non-compliance with the relevant Authorizations, unless (i) the Vessel fails to comply with the requirements of such Authorization following Owner effecting any modification to the Vessel undertaken to remedy such non-compliance or restriction; (ii) such non-compliance or restriction results from non-compliance of the Vessel with the Specifications and therefore needs to be remedied by Contractor; or (iii) the failure to comply with the Authorizations is attributable to the act or omission of Contractor or its Affiliates including Contractor’s failure to provide any required information which it is reasonably able to provide (taking into consideration the anticipated requirements of such Authorizations).

4.2	Safety and Quality Management
(a)	Contractor shall procure that its Affiliate implements and maintains a quality assurance and quality management system (the "HSSE System") which shall be completed and implemented by the Service Commencement Date, in accordance with Schedule IX – HSSE Requirements and Contractor shall provide Customer with its certification that such HSSE System is in place. The HSSE System shall cover all management activities in relation to the Vessel and its operation, and Contractor shall supply documentation on each anniversary date of the Service Commencement Date confirming such continued maintenance.

(b)	Contractor further undertakes that it, or its applicable subcontractor (as the case maybe) shall comply with the International Safety Management Code (“ISM Code”) and establish and maintain:
(i)	a safe working procedures system (including procedures for the identification and mitigation of risks);
(ii)	an environmental management system; and

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(iii)	an accident/incident reporting system compliant with the requirements of the Flag State.
(c)

Contractor shall submit to Customer a quarterly written report detailing all accidents, incidents and environmental reporting requirements in accordance with the "Safety and Environmental Quarterly Reporting Template" to be developed by the Parties prior to the Service Commencement Date.

(d)

Contractor shall maintain HSSE records sufficient to demonstrate compliance with the requirements of its HSSE system, applicable Law and this Agreement. Customer shall be entitled to confirm compliance with the HSSE system by undertaking an audit of Contractor's HSSE records applicable to this Project on Customer's reasonable request and the provision of reasonable prior written notice thereof.

(e)	Contractor shall keep Customer fully informed of all communications exchanged between Contractor and such Governmental Authorities.
4.3	Reasonable and Prudent Operator

Without limitation to its other obligations under this Agreement, Contractor shall carry out the FSRU Services acting as a Reasonable and Prudent Operator.

4.4	FSRU Operating Manual
(a)

The FSRU Operating Manual shall be agreed between the Parties no later than ***** days after the Effective Date or such later date as may be agreed between the Parties in writing. Contractor and Customer shall comply in every respect with the FSRU Operating Manual and with any amendments thereto made pursuant to this Agreement in the performance of their respective rights and obligations under this Agreement. In case of any conflict between the terms of this Agreement and those of the FSRU Operating Manual, as it may be amended, the terms of this Agreement shall prevail.

(b)

Contractor shall provide to Customer a copy of all amendments to the FSRU Operating Manual upon completion thereof. No Contractor's amendment to the FSRU Operating Manual shall be binding upon Customer until it has been submitted by Contractor to Customer.

4.5	Spare Parts

Throughout the Term, Contractor undertakes to have and maintain Vessel spare parts as a Reasonable and Prudent Operator (subject to Charterer complying with its obligations pursuant to the Charter Agreement in respect of the import of such spare parts).

4.6	Customer's Obligations

Subject to the provisions of this Agreement, Customer undertakes, as from the Effective Date until the end of the Term:

(a)

subject to the provisions of Clause 15, to provide and pay for all fuel, marine gas oil and Boil-Off used as fuel required by the Vessel from Arrival until the end of the Term as well as bear the cost of any Boil-Off burned for dumping while operating at reduced output (if required);

(b)	to cause the FSRU Site and Customer’s Facilities to be in all respects suitable at any given time for Contractor to (i) render the FSRU Services; and (ii) perform its obligations under this Agreement;
(c)	to procure and cause the installation and operation at the FSRU Site of the jetty and Customer's Facilities;
(d)

to provide and pay for pilotage services, fire boats, tugs, escort vessels, security measures (including guard vessels and in compliance with the ISPS Code) and any other assistance or measures required in order for: (i) the Vessel to reach and be properly moored, stay, operate at and leave the FSRU Site; and (ii) any LNG Carrier to reach and be properly moored, stay, operate at and leave the Vessel and the FSRU Site, including port services pursuant to Clause 14.1;

(e)	to make payments to Contractor in a timely manner as provided under the terms of this Agreement;
(f)	to provide sufficient LNG Heel to be maintained at the Vessel for purposes and during the performance of the FSRU Services;
(g)

to apply for, obtain and maintain at its own cost, at any time all Authorizations required for the performance of Customer's obligations hereunder, which shall be non-exclusively set out in Part C of Schedule XVI – Authorization Schedule of the Charter Agreement;

(h)

to apply for and obtain all Authorizations of any Governmental Authority in the Applicable Jurisdiction required for the performance of Contractor's obligations hereunder (including in relation to the importation of spare parts and environmental license) (which shall be non-exclusively set out in Part B of Schedule XVI – Authorization Schedule of the Charter Agreement) and, except if pursuant to applicable Law this can only be applied for and obtained by Contractor in its name in which case Contractor shall apply for and obtain such Authorizations (as set out in Part A of Schedule XVI – Authorization Schedule of the Charter Agreement) and Customer shall provide all reasonable assistance and information in connection with the application for or the renewal of such Authorizations in Contractor’s name and reimburse Contractor for any reasonable costs related thereto. Notwithstanding the foregoing Contractor shall be solely responsible for maintaining in full force and effect for the duration of the Term any and all Authorizations: (i) applied for and obtained by Contractor in its own name (as set out in Part A of Schedule XVI – Authorization Schedule of the Charter Agreement); and (ii) to the extent Contractor is permitted by applicable Law to fulfil such obligation to maintain such Authorization(s) for the duration of the Term, applied for and obtained by Customer in the name of Contractor (which shall be non-exclusively included and specified as such in Part B of Schedule XVI – Authorization Schedule to the Charter Agreement), in each case pursuant to this Clause 4.6(h). Notwithstanding anything to the contrary in this Clause 4.6(h): (i) regardless of whether it is included in Part B of Schedule XVI – Authorization Schedule of the Charter Agreement, Customer shall be solely responsible for all costs of obtaining, maintaining and renewing the Local Trading Certification throughout the Term; and (ii) any Authorizations not expressly set out in Schedule XVI – Authorization Schedule of the Charter Agreement shall be obtained and maintained by Customer at its cost and expense save that if such an Authorization can only be obtained and/or maintained by Contractor in its own name (“Contractor Only Additional Authorization”) then Contractor shall use best endeavours to obtain and/or maintain (as applicable) such Authorization, at Customer’s cost and expense;

(i)

to provide, in coordination with the operator of the LNG Carrier and at no cost to Contractor (or Owner), the necessary compatibility studies with respect to the LNG Carrier’s compatibility with the Vessel;

(j)	to provide Contractor with sufficient internet access on the Vessel from the jetty;
(k)

to provide, at the request of Contractor, reasonable assistance and information in connection with the application for or the renewal of Authorizations required of Contractor hereunder and reimburse Contractor for any reasonable costs it incurs in relation thereto;

(l)

to provide, at the request of Contractor, reasonable assistance and information in connection with the application for or the renewal of permits, Authorizations and certifications required of Contractor in relation to Contractor obtaining all visas, permits and licences in relation to the Master and crew of the Vessel and all employees and agents of Contractor;

(m)

to provide, at the request of Contractor, reasonable assistance for Owner and Contractor to keep the Vessel's Class fully up to date with the Classification Society and maintain all other necessary tonnage certificates and Classification certificates in force at all times;

(n)

to obtain local port Authorization to move the Vessel from the pilot boarding station at the Delivery Point inbound to the FSRU Site, unless by applicable Law or regulations only Owner or Contractor can seek and obtain such Authorization in which case Customer shall provide all reasonable assistance and reimburse

Contractor for any reasonable costs. If Customer is able to apply for such Authorizations, Contractor shall provide support to Customer to obtain such Authorization in a timely manner;

(o)	to pay all Port Charges;
(p)

to provide timely, suitable and sufficient LNG supply and gas off-take capacity for Contractor to timely complete Commissioning of the Vessel at the FSRU Site and to undertake the Performance Tests, in accordance with the Commissioning Protocol, as well as gas oil and marine diesel oil for the production of nitrogen gas and inert gas and for the diesel generators;

(q)	to manage all interface risks between the Vessel and the Terminal and any downstream facilities, subject to compliance by Owner with Clause 5.2(a) of the Charter Agreement;
(r)	to pay all costs and expenses relating to Vessel security at the FSRU Site required by the port facility or any relevant authority in accordance with the ISPS Code; and
(s)	to provide and pay for suitable and sufficient LNG in accordance with this Agreement.
5.	FSRU SERVICES
5.1	FSRU Services

Contractor shall provide the FSRU Services at the FSRU Site from and after the Service Commencement Date.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

5.2	LNG Delivery Schedule
(a)

At least ***** days prior to the start of each calendar quarter after the Service Commencement Date, Customer shall deliver to Contractor a schedule of the LNG deliveries to the Receipt Point, anticipated to take place during such quarter (each such schedule a "Quarterly LNG Delivery Schedule"). The Quarterly LNG Delivery Schedule shall provide a reasonable estimate of the dates on which Customer intends or desires to unload cargoes at the Vessel in that calendar quarter. Customer will update such quarterly program from time to time. The Quarterly LNG Delivery Schedule program shall be for planning and discussion purposes only and shall not bind Customer. Where Charterer’s proposed Quarterly LNG Delivery Schedule or any Confirmed Cargo or Reload Operation will cause Contractor to breach a Cargo Requirement Interval or Anti-Rollover Restrictions, the Parties should agree an alternative Quarterly LNG Delivery Schedule or schedule for such Confirmed Cargo or Reload Operation.

(b)

Customer shall, no later than the ***** day of each month, deliver to Contractor a confirmation ("Monthly Cargo Confirmation") confirming each cargo Customer intends to deliver in the following month (each, a "Confirmed Cargo"). The Monthly Cargo Confirmation shall set forth for each Confirmed Cargo: (i) the Arrival Window; (ii) Customer's reasonable estimate of the net delivered quantity of LNG (in MMBtu and cubic meters) that the LNG Carrier is expected to discharge; (iii) the anticipated loading port; (iv) the expected quality of LNG intended to be delivered, expressed (unless the Parties otherwise agree) in terms of gross heating value and in terms of molecular percentages of relevant constituents. The Monthly Cargo Confirmation shall also include a good faith, non-binding estimate of cargoes that Customer expects to deliver during each Arrival Window in the second following month. Notwithstanding the foregoing, Customer shall have the right to schedule additional cargoes of LNG during any month that are not described in the applicable Monthly Cargo Confirmation. Subject to any Service Excusable Event, Force Majeure or Adverse Weather Conditions, Contractor shall receive and unload all Confirmed Cargoes and all such unscheduled cargoes of LNG provided that: (i) such cargoes contain LNG which conforms to the LNG Quality Specifications; (ii) the discharge of LNG from the applicable LNG Carrier would not otherwise exceed the Cargo Capacity, and if there is insufficient Cargo Capacity, Contractor shall be entitled to reduce the LNG discharge rate from the LNG Carrier to the Vessel and/or the regasification rate of the Vessel to ensure the safe and efficient operation of the Vessel (the “Excess Cargo Limitations”); and (iii) the scheduling of such cargo does not breach the Cargo Requirement Interval or the Anti-Rollover Restrictions. Any such additional cargo of LNG which meets the requirements of (i) to (iii) above shall be a Confirmed Cargo for the purposes of this Agreement and the Charter Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(c)	Customer shall have the right to cancel any Confirmed Cargo without any liability to Contractor under this Agreement or Owner under the Charter Agreement.
(d)

Title in all LNG cargos received by Contractor shall remain with Customer. Contractor shall have the custody of the LNG stored in the Vessel's storage tanks. Risk of LNG loss when onboard the Vessel, Regardless of Cause, with respect to LNG loaded on the Vessel at the Receipt Point shall pass to Contractor, provided that Contractor’s liability for risk or loss for any LNG on board the Vessel shall be subject to the limits of its insurance coverage.

(e)	Any LNG Carrier must be in all respects be:
(i)	compatible with the Vessel (which must be confirmed by Customer at least ***** days prior to the first day of the Arrival Window of the LNG Carrier);
(ii)

compliant with Contractor’s vetting requirements for LNG Carrier’s from time to time, including in respect of a crewing matrix and having a sufficiently recent valid OCIMF SIRE report (unless the SIRE inspection cannot be obtained by the required date due to an event or circumstance which would constitute Force Majeure under this Agreement (and the Parties acknowledge that, as at the Execution Date, it is not reasonably possible, due to COVID-19, to obtain a valid OCIMF SIRE report) and this is generally accepted in the LNG shipping industry); and

(iii)	in compliance with applicable Laws and International Standards.
5.3	Notices of Estimated Time of Arrival and LNG Composition

In relation to each Confirmed Cargo, Customer shall provide, or shall cause the LNG Carrier's master or the agent or any of them to provide, Contractor with notice of the date and the estimated time of arrival of an LNG Carrier at the FSRU Site (the "ETA") at the following times:

(a)

First notice shall be submitted promptly upon departure from the loading port. Such notice shall indicate the ETA, the time and date that the loading was completed and the volume, expressed in Cubic Meters, of LNG loaded on board the LNG Carrier. Customer or its agent shall arrange for the LNG Carrier's master to notify Contractor promptly regarding any change in the ETA of ***** hours or more.

(b)

Second notice shall be submitted not later than ***** hours prior to the ETA, as may be revised in accordance with Clause 5.3(a). If this ETA should change by more than ***** hours, Customer or its agent shall arrange for the master of the

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

LNG Carrier or its agent to promptly give notice of the corrected ETA to Contractor.

(c)

Third notice shall be submitted not later than ***** hours prior to the ETA, as may be revised in accordance with Clause 5.3(b). If this ETA changes by more than ***** hours, Customer or its agent shall arrange for the LNG Carrier's master or its agent to promptly give notice of the corrected ETA to Contractor.

(d)

Fourth notice shall be submitted not later than ***** hours prior to the ETA, as may be revised in accordance with Clause 5.3(c). If this ETA changes by more than ***** hour, Customer or its agent shall arrange for the LNG Carrier's master or its agent to promptly give notice of the corrected ETA to Contractor.

(e)

Fifth notice shall be submitted not later than ***** hours prior to the ETA as may be revised in accordance with Clause 5.3(d). This final ETA notice shall be sent to Contractor confirming or amending the last ETA notice. If this ETA changes, the LNG Carrier's master or its agent shall promptly give notice of the corrected ETA to Contractor.

(f)

Not later than ***** hours following the departure of each LNG Carrier from its port of loading, Customer shall notify (or cause to be notified) Contractor of the following characteristics of the LNG comprising its cargo as determined at the time of loading (the "Quality Notice"): (i) the gross calorific value; (ii) the molecular percentage of hydrocarbon components and nitrogen; (iii) the average temperature; (iv) the hydrogen sulphide, sulphur, water, carbon dioxide, mercury and total sulphur content; and (v) the presence of any foreign or objectionable materials. Customer or its agent shall inform Contractor as soon as reasonably practicable if Customer is notified of any revision (as to molecular composition and gross calorific value of the LNG when loaded to the LNG Carrier) of the information provided in the Quality Notice.

(g)

Not later than ***** hours following the departure of each LNG Carrier from its port of loading and thereafter at twelve hundred hours (12:00 local time at the FSRU Site) each day, Customer shall notify (or cause to be notified) Contractor of the (i) temperature; and (ii) pressure of each cargo tank of such LNG Carrier. Customer or its agent shall further inform Contractor as soon as reasonably practicable if there is any material change in the (i) temperature; or (ii) pressure of each cargo tank of such LNG Carrier.

5.4	Notice of Readiness
(a)

Customer shall provide to Contractor, or shall cause the LNG Carrier's master or the agent or any of them to provide, notice of readiness to discharge (the "Notice of Readiness") when the LNG Carrier has arrived at the pilot boarding station at or near the FSRU Site, is ready to proceed to berth at the FSRU Site,

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

and has received the necessary clearances and is otherwise in all respects (physically, legally and documentarily) ready to proceed to berth and unload a Confirmed Cargo of LNG. Notice of Readiness shall be effective: (i) if the LNG Carrier arrives within the Arrival Window, when given; or (ii) if the LNG Carrier arrives outside the Arrival Window, at the earliest time at which Contractor is to allow the LNG Carrier to unload as provided in Clause 5.4(b) below.

(b)

If an LNG Carrier arrives outside the Arrival Window, Contractor shall (subject to the Cargo Requirement Interval and Anti-Rollover Restrictions) allow the LNG Carrier to unload upon arrival or otherwise at the earliest time at which: (i) no other LNG Carrier is berthed at the FSRU Site; and (ii) there is sufficient Cargo Capacity to accept unloading of the LNG Carrier's cargo.

(c)

If Contractor anticipates that allowing the LNG Carrier to unload in accordance with Clause 5.4(b) above would impact Contractor’s ability to adhere to the Monthly Cargo Confirmation, as such unloading would breach the Cargo Requirement Interval, then Contractor shall promptly inform Charterer of such limitation and the Parties shall meet and discuss how to proceed.

5.5	Provision and Unloading of LNG Carriers
(a)	LNG shall be pumped from the LNG Carrier to the Vessel at no cost to Contractor. Contractor shall cooperate with Customer, its agents and the LNG Carrier's master in the unloading of such cargoes.
(b)

During the unloading of LNG, Contractor shall return to the LNG Carrier return vapour in such quantities as is necessary for the safe unloading of the LNG at such rates and pressures as may be required by the LNG Carrier's design.

(c)

Customer shall be entitled to berth at the FSRU Site and unload an LNG Carrier which is part-loaded with a Confirmed Cargo; and to unload at the Vessel a part only of the Confirmed Cargo of the LNG Carrier.

5.6	Laytime
(a)

Subject to Clause 5.6(b), the period of time contemplated for Contractor to discharge a full Confirmed Cargo ("Allowed Discharge Laytime") shall be a number of consecutive hours equal to ***** plus A/***** where “A” is the LNG Carrier’s cargo containment capacity for such Confirmed Cargo.

(b)	Allowed Discharge Laytime shall be extended by any period of delay which is caused by one or more of the following:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(i)	any Service Excusable Event, Force Majeure or Adverse Weather Conditions;
(ii)	reasons solely attributable to Charterer, Customer and/or its Affiliates, or any contractor, subcontractors or Representatives thereof;
(iii)	an LNG discharge rate from the LNG Carrier to the Vessel of less than the rate specified in the Specifications (except if such reduced rate is solely attributable to the Vessel);
(iv)

the compliance or non-compliance by the LNG Carrier with any port regulations, applicable Laws, maritime concessions or environmental regulations, or other reasons solely attributable to the LNG Carrier(s);

(v)

non-compliance with any LNG Carrier loading reference conditions and any operating assumptions set out in the Charter Agreement including usage of any LNG Carrier with a cargo capacity of less than ***** Cubic Metres;

(vi)

any incremental STS Boil-Off which exceeds the maximum rate for STS Boil-Off which would be applicable to either the Vessel (or, as applicable, the LNG Carrier) and taking into account the regasification rate of the Vessel and the recondensing capacity of the Vessel (or, as applicable, reliquefaction capacity of the LNG Carrier);

(vii)

inability of the Vessel to receive LNG as a result of insufficient space in the Vessel's storage tanks (including as a result of insufficient natural Gas off-take capacity), save to the extent attributable to Owner or Contractor;

(viii)

the Vessel and/or Owner or Contractor is prohibited or otherwise prevented or delayed in discharging a full Confirmed Cargo by applicable Law or the decision of a Governmental Authority for a reason not attributable to a breach by Owner or Contractor of its obligations under the FSRU Agreements (including any unlawful, unauthorised or without justification revocation of, or refusal to grant, without valid cause, any permit, license, consent or authorisation required by Owner or Contractor to perform the relevant services under the FSRU Agreements);

(ix)

any out of service necessitated by such conditions or changes resulting from an Applicable Jurisdiction Change in Law which mandates standards beyond those recommended by International Standards (applicable at the as-built date of the Vessel), which occurs after the date of execution of this Agreement; or

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(x)	any act or omission by Customer or any Customer Indemnified Party which prevents Owner or Contractor from discharging a full Confirmed Cargo; or
(xi)	any restrictions imposed by the Terminal or Port Operator against night departures of the LNG Carrier but only for the period of such restrictions.
(c)

Allowed Discharge Laytime shall begin to count when an LNG Carrier starts connecting the Vessel's unloading hoses and vapour return line to the LNG Carrier, and shall continue to run until the Vessel's unloading hoses and vapour return line are disconnected from the LNG Carrier.

(d)

Subject to Clause 5.6(e), the period of time contemplated for Contractor to reload a volume of LNG equal to a full cargo to the Reloading Point of an LNG Carrier pursuant to Clause 5.9 ("Allowed Reload Laytime") shall be a number of consecutive hours equal to ***** plus either A/***** (where no regasification operation is in progress) or A/***** (where a regasification operation is in progress) where “A” is the LNG Carrier’s cargo containment capacity for such full cargo and where the LNG Carrier has a storage capacity of at least ***** Cubic Metres, in which case Allowed Reload Laytime shall be calculated on the basis of A/*****.

(e)	Allowed Reload Laytime shall be extended by any period of delay which is caused by one or more of the following:
(i)	any Service Excusable Event, Force Majeure or Adverse Weather Conditions;
(ii)	reasons solely attributable to Charterer, Customer and/or its Affiliates, or any contractor, subcontractors or Representatives thereof;
(iii)

an LNG receipt rate from the Vessel to the LNG Carrier of less than ***** Cubic Metres/h (where no regasification operation is in progress) or ***** Cubic Metres/h (where a regasification operation is in progress) and in each case where the LNG Carrier has a storage capacity of at least ***** Cubic Metres (except if such reduced rate is solely attributable to the Vessel);

(iv)

the compliance or non-compliance by the LNG Carrier with any port regulations, applicable Laws, maritime concessions or environmental regulations, or other reasons solely attributable to the LNG Carrier(s);

(v)	non-compliance with any LNG Carrier reloading reference conditions and any operating assumptions set out in the Charter Agreement

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

including usage of any LNG Carrier with a cargo capacity of less than ***** Cubic Metres;

(vi)	inability of the LNG Carrier to receive LNG, save to the extent attributable to Owner or Contractor;
(vii)

any incremental STS Boil-Off which exceeds the maximum rate for STS Boil-Off which would be applicable to either the Vessel (or, as applicable, the LNG Carrier) and taking into account the regasification rate of the Vessel and the recondensing capacity of the Vessel (or, as applicable, reliquefaction capacity of the LNG Carrier);

(viii)

the Vessel and/or Owner or Contractor is prohibited or otherwise prevented or delayed in reloading the relevant LNG by applicable Law or the decision of a Governmental Authority for a reason not attributable to a breach by Owner or Contractor of its obligations under the FSRU Agreements (including any unlawful, unauthorised or without justification revocation of, or refusal to grant, without valid cause, any permit, license, consent or authorisation required by Owner or Contractor to perform the relevant services under the FSRU Agreements);

(ix)

any out of service necessitated by such conditions or changes resulting from a Change in Law of Applicable Jurisdiction which mandates standards beyond those recommended by International Standards (applicable on the as-built date of the Vessel) which occurs after the date of execution of this Agreement;

(x)	any act or omission by Customer or any Customer Indemnified Party which prevents Owner or Contractor from reloading the relevant LNG; or
(xi)	any restrictions imposed by the Terminal or Port Operator against night departures of the LNG Carrier but only for the period of such restrictions.
(f)

Allowed Reload Laytime shall begin to count when an LNG Carrier starts connecting the Vessel's loading hoses to the LNG Carrier, and shall continue to run until the Vessel's loading hoses are disconnected from the LNG Carrier.

(g)

Any failure to: (i) load a Confirmed Cargo of LNG within the Allowed Discharge Laytime; or (ii) reload LNG within the Allowed Reload Laytime, shall be regulated in Clause 6 and Contractor shall have no other liability under or in connection with this Agreement, in respect thereof Regardless of Cause.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(h)

Any incremental STS Boil-Off generated during any operations contemplated pursuant to this Clause 5.6 in excess of required fuel consumption and recondensing capacity shall be treated as a Permitted Gas Loss and Contractor shall have no liability therefor pursuant to this Agreement or otherwise.

5.7	LNG Quality
(a)

Contractor shall receive and unload from the LNG Carriers LNG that conforms to the LNG quality specifications set out in Schedule II – LNG Measurements, Specifications, Tests and Analysis ("LNG Quality Specifications").

(b)	Contractor shall not at any time be responsible for the quality of any LNG cargos tendered for delivery at the Receipt Point.
(c)

Contractor shall have the right to reject LNG that does not conform to the LNG Quality Specifications ("Off-Specification LNG") proposed to be unloaded by or on behalf of Customer or if, having been unloaded, due to the passage of time, or Customer’s failure to nominate any quantity of regasified LNG, (save if due to a breach by Contractor of this Agreement) it ceases to conform to the LNG Quality Specifications, if in Contractor’s opinion the LNG cannot be treated and brought on-specification despite using the exercise of reasonable endeavours to do so, provided that Contractor shall be entitled to reject any Off-Specification LNG if such Off-Specification LNG would, in Contractor's reasonable opinion, either (i) cause damage to the Vessel; (ii) endanger safety, the environment or life; or (iii) be of such nature that successful treatment or disposal including venting or flaring such volumes would be imprudent or unlawful.

(d)	Each Party shall notify the other as soon as it becomes aware that LNG delivered, or to be delivered, under this Agreement is Off-Specification LNG.
(e)

Contractor shall inform Customer as to whether it can (in accordance with the Cargo Requirement Interval and Anti-Rollover Restrictions) treat Off-Specification LNG in order to make it conform to the LNG Quality Specifications, to the extent Contractor is able to treat the LNG by blending with another LNG cargo. In such case, Contractor shall provide to Customer an estimate as to the anticipated cost of treating such Off-Specification LNG, including any costs incurred from any cleaning or remedying of the Vessel and/or any venting of the Off-Specification LNG ("Off-Spec Cost Estimate").

(f)

Customer shall reimburse Contractor for all costs incurred by Contractor (and Owner pursuant to the Charter Agreement) as a direct result of any Off-Specification LNG up to a maximum amount that is equal to (a) the Off-Spec Cost Estimate plus (b) an amount equal to ***** per cent. (*****%) of the Off-Spec Cost Estimate. Customer shall indemnify, defend and hold Contractor (and

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Owner) harmless from and against any claims, Damages or loss of whatsoever nature and howsoever caused that may result or arise in connection with Off-Specification LNG.

(g)	LNG shall be measured, and quality determined, in accordance with the provisions of Schedule II – LNG Measurements, Specifications, Tests and Analysis.
5.8	Gas Quality and Regasified LNG Delivery
(a)

Customer acknowledges that Permitted Gas Loss will occur at certain regasification rates as set out in the Performance Warranties, but Contractor shall use reasonable endeavours to notify Customer in advance of a Permitted Gas Loss if Contractor has reasons to believe that a daily nomination will lead to a Permitted Gas Loss. Customer shall indemnify, defend and hold Contractor harmless for any consequences of Permitted Gas Loss in respect of any emissions restrictions or otherwise, including Damages suffered by Contractor (and Owner) for breach of environmental Authorizations: (i) should Contractor notify Customer of a Permitted Gas Loss and Customer maintains the nomination; or (ii) due to an act or omission of Customer or Charterer.

(b)	Customer shall have title to all LNG delivered by LNG Carriers and to all regasified LNG. Risk of loss Regardless of Cause with respect to regasified LNG shall pass to Customer at the Delivery Point.
(c)	Provided that the LNG delivered by Customer conforms to the LNG Quality Specifications, Contractor shall deliver the duly nominated regasified LNG within the following parameters:
Minimum send out pressure	***** bar g
Maximum send out pressure	***** bar g
Send out temperature at Vessel HP flange

Initial period without Gas Heater onboard Vessel or during any period during which for any reason the Gas Heater fails, performs below required standard or needs maintenance:

***** deg. C below actual sea water temperature depends on regasification flow and send out pressure.

Period with Gas Heater installed onboard Vessel and where the conditions stated in the above paragraph above do not apply:

***** deg C subject to a maximum send-out rate of *****MMscfd

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(d)	The vaporization and regasified LNG delivery shall be carried out by Contractor in accordance with the Gas Nomination and Delivery Provisions.
(e)	Delivered regasified LNG shall be measured, and its quality determined, in accordance with the provisions of Schedule III – Gas Measurement and Quality.
5.9	Reloading
(a)

Where requested by Customer and with reasonable notice, Contractor shall, at no cost to Customer, carry out a Reload Operation by using reasonable endeavours to pump LNG from the Vessel to the Reloading Point of the applicable LNG Carrier, provided that the Technical and Operational Parameters are satisfied. Contractor shall use reasonable endeavours to ensure the continuous and efficient reloading of the LNG inventory in the Vessel according to Customer's reasonable instructions. Contractor shall only be required to conduct reloads if Customer has procured that the LNG Carrier is compatible in all respects with the Vessel for these purposes and subject to the Cargo Requirement Interval and the Anti-Rollover Restrictions.

(b)

On each occasion that Customer requests Contractor to provide a Reload Operation, then Contractor shall submit to Contractor a reload order in the form set out in Part A of Schedule VI
- Form of Reload / GC Operation Orders hereto, by uploading it to the Höegh STS web portal ("Reload Order").

(c)	Customer may request Reload Operations subject to the following conditions and procedures, and subject to the conditions set out in Clause 5.11 (together the “Reload Conditions and Procedures”):
(i)

in order to schedule Reload Operations, Customer shall provide a draft Reload Order at least ***** days prior to the first (1st) day of the Reload / GC Arrival Window for Contractor’s approval of the LNG Carrier and that such Reload Order is within the Cargo Requirement Interval;

(ii)

Customer shall in the Reload Order inform Contractor of the ETA and Customer shall arrange for the master of the LNG Carrier to notify Contractor of the ETA, provide notice of readiness and provide sufficient information in respect of the quality, quantity, temperature and pressure of each cargo tank of the LNG Carrier if the LNG Carrier has heel onboard and the same information in respect of the immediately preceding cargo carried by the LNG Carrier;

(iii)	the Parties shall have executed the Reload Order on or before acceptance of notice of readiness by Contractor and Contractor will carry out the Reload Operation in accordance with the Reload Order;
(iv)

the Reload Order shall be accompanied by the information in respect of the LNG Carrier required to demonstrate satisfaction of the Reload LNGC Compatibility Requirements applicable for (i) test operations; and (ii) returning of the LNG Carrier. Following a successful Reload Operation the LNG Carrier shall become an approved LNG Carrier which Customer may nominate and utilize for Reload Operations;

(v)

Customer shall include its estimated schedule of Reload Operations in its annual nomination and rolling monthly nominations provided to Contractor pursuant to Schedule IV
– Gas Nomination and Delivery Provisions;

(vi)	Customer shall require Contractor's prior written consent for the use of an LNG Carrier for a Reload Operation that does not satisfy the Reload LNGC Compatibility Requirements;
(vii)

Customer shall ensure that for each Reload Operation a Reload Plan is agreed by the master of the LNG Carrier and Contractor based on the technical parameters of the LNG Carrier and the Vessel (the “Reload Plan”). Contractor shall perform Reload Operations in accordance with the Reload Plan;

(viii)

Customer shall ensure that each LNG Carrier nominated for reloading shall meet the Reload LNGC Compatibility Requirements, provided that the Parties may from time to time agree in writing that specified LNG Carriers shall be pre-approved and deemed to meet the Reload LNGC Compatibility Requirements;

(ix)

During the reloading of LNG, the relevant LNG Carrier shall return to Contractor return vapour in such quantities as is necessary for the safe reloading of the LNG at such rates, pressures and temperatures as may be required. Any STS Boil-Off generated as a result of any Reload Operations shall be treated as a Permitted Gas Loss and Contractor shall have no liability therefor pursuant to this Agreement or otherwise; and

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(x)	Customer shall cause each LNG Carrier to be utilised for a Reload Operation to arrive at the Vessel cold and ready to load upon becoming all fast.
5.10	Gas Up / Cool Down Operations
(a)

Where requested by Customer and with reasonable notice, Contractor shall conduct Gas Up / Cool Down Operations for LNG Carriers on the terms and subject to the limitations set forth in this Clause 5.10 and Clause 5.11. Gas Up / Cool Down Operations shall be performed within the technical specifications and characteristics of the Vessel.

(b)

On each occasion that Customer requests Contractor to provide a Gas Up / Cool Down Operation, then Contractor shall submit to Contractor a gas up / cool down order in the form set out in Part B of Schedule VI - Form of Reload / GC Operation Orders hereto by uploading it to the Höegh STS web portal ("Gas Up / Cool Down Order").

(c)

Customer may request Gas Up / Cool Down Operations subject to the following conditions and procedures, and subject to the conditions set out in Clause 5.11 (together the “Gas Up / Cool Down Conditions and Procedures”):

(i)

in order to schedule Gas Up / Cool Down Operations, Customer shall provide a draft Gas Up / Cool Down Order at least ***** days prior to the first (1st) day of the Reload / GC Arrival Window for Contractor’s approval of the LNG Carrier;

(ii)

Customer shall in the Gas Up / Cool Down Order inform Contractor of ETA and Customer shall arrange for the master of the LNG Carrier to notify Contractor of ETA, provide notice of readiness and provide sufficient information in respect of the quality, quantity, temperature and pressure of each cargo tank of the LNG Carrier if the LNG Carrier has heel onboard and the same information in respect of the immediately preceding cargo carried by the LNG Carrier;

(iii)

the Parties shall have executed the Gas Up / Cool Down Order on or before acceptance of notice of readiness by Contractor and Contractor will carry out the Gas Up / Cool Down Operation in accordance with the Gas Up / Cool Down Order;

(iv)

the Gas Up / Cool Down Order shall be accompanied by the information in respect of the LNG Carrier required to demonstrate satisfaction of the Gas Up / Cool Down LNGC Compatibility Requirements applicable for (i) test operations and (ii) returning of the LNG Carrier. Following a successful Gas Up / Cool Down Operation and, if applicable,

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

immediately subsequent reloading under Clause 5.9, the LNG Carrier shall become an approved LNG Carrier which Customer may nominate and utilize for subsequent Gas Up / Cool Down Operations;

(v)

Customer shall include its estimated schedule of Gas Up / Cool Down Operations in its annual nomination and rolling monthly nominations provided to Contractor pursuant to Schedule IV
– Gas Nomination and Delivery Provisions;

(vi)	Customer shall require Contractor's prior written consent for the use of an LNG Carrier for a Gas Up / Cool Down Operation that does not satisfy the Gas Up / Cool Down LNGC Compatibility Requirements;
(vii)

Any STS Boil-Off generated as a result of any Gas Up / Cool Down Operation shall be treated as a Permitted Gas Loss and Contractor shall have no liability therefor pursuant to this Agreement or otherwise; and

(viii)

Customer shall ensure that for each Gas Up / Cool Down Operation a Gas Up / Cool Down Plan is agreed by the master of the LNG Carrier and Contractor based on the technical parameters of the LNG Carrier and the Vessel including the extent to which venting into the atmosphere is permitted (the “Gas Up / Cool Down Plan”). Contractor shall perform each Gas Up / Cool Down Operation in accordance with the applicable Gas Up / Cool Down Plan.

5.11	Common Conditions Applicable to Reload / GC Operations
(a)

Contractor may conduct Reload / GC Operations for Customer only during periods when the Vessel is on-hire at the Terminal and only subject to the conditions set out in the remainder of this Clause 5.11.

(b)

Customer accepts, and will ensure that the master of the LNG Carrier accepts, that during any Reload / GC Operation, the Master of the Vessel shall be the designated POAC (person in overall advisory command). Contractor shall have no responsibility for the issuance of any bills of lading with respect to any Reload / GC Operation.

(c)	The Technical and Operational Parameters must be satisfied.
(d)	Customer shall procure that each LNG Carrier causes the master of the LNG Carrier to execute the Conditions of Use and deliver the same to the Master of the Vessel upon arrival.
(e)	Notwithstanding anything to the contrary in this Clause 5, Customer shall require Contractor's prior written consent if any Reload / GC Operation is

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

scheduled to commence less than ***** hours after the estimated cast off of any previous LNG Carrier performing ship-to-ship operations (including Reload / GC Operations) at the Vessel, and Contractor shall be entitled to delay the commencement of any subsequent ship-to-ship operations (including Reload / GC Operations) until ***** hours after the cast off of the LNG Carrier following the completion of a ship-to-ship operation (including Reload / GC Operations).

(f)

Customer shall not be entitled to schedule Reload / GC Operations during any period when the Vessel is not available as a result of any Service Excusable Event, Force Majeure or Adverse Weather Conditions.

(g)	Customer shall not be entitled to schedule Reload / GC Operations during any period when the Vessel is not available as a result of any maintenance carried out pursuant to Clause 11.
(h)

Unless otherwise specifically required by this Agreement, the Reload / GC Operation shall be performed according to Contractor’s ship-to-ship procedures, and Customer shall ensure that the master of the LNG Carrier adheres to any such procedures applicable to Reload / GC Operations.

(i)

Customer shall ensure that there is sufficient LNG on board the Vessel to perform the Reload / GC Operation, and Contractor shall have no liability if there is not sufficient LNG on board the Vessel to perform the Reload / GC Operation (or as a result of performing such Reload / GC Operation there will be insufficient LNG on-board the Vessel as required to ensure the safe and efficient operation of the Vessel).

(j)

Unless Contractor reasonably agrees that the LNG Carrier can satisfactorily manage Boil-Off produced during the Reload / GC Operation, Contractor shall not be obligated to cause the Vessel to perform any such Reload / GC Operation.

(k)	Customer shall be responsible for providing or procuring at its sole cost and expense all port services required for Reload / GC Operations, including tugs and other service vessels.
(l)

Contractor’s obligations pursuant to Clause 5.9 and/or Clause 5.10 are subject to any applicable permits or authorisations required by any Applicable Jurisdiction port authority being obtained by Charterer or Customer.

5.12	Scheduling Representatives

Through written notice sent to each other pursuant to this Clause 5.12, each of Contractor and Customer shall appoint a representative to represent such Party regarding the scheduling of LNG deliveries and Gas send-out pursuant to this Agreement (each such representative a "Scheduling Representative"). All communications and notices between the Parties hereunder related to the scheduling of LNG deliveries and Gas send-out shall be through the respective Scheduling Representative of each Party.

5.13	Cargo Measurement

Contractor shall ensure that the Vessel’s cargo measuring equipment, including gauges, tank ullage tables and devices for sampling temperature, level and pressure, are accurate and reliable in their practical application and comply with any applicable Laws, International Standards (as at the as-built date of the Vessel) and the maximum permissible tolerances provided for in Schedule III - Gas Measurement and Quality and shall keep all certifications of the cargo measuring equipment as required by applicable Law, International Standards and acting as a Reasonable and Prudent Operator.

5.14	Subcontractors

Contractor shall have the right to subcontract the performance of FSRU Services hereunder and permit a subcontractor to further contract with any entity for effecting the performance of the subcontracted FSRU Services; provided, however, that:

(a)	any subcontractor under a Material Subcontract shall be approved by Customer, such approval not to be unreasonably withheld, delayed or conditioned; and
(b)

Contractor's subcontracting of the FSRU Services shall not relieve Contractor of any of its obligations or liabilities hereunder, and Contractor shall be responsible for the acts or omissions of any of its subcontractors as if they were the acts and omissions of Contractor itself.

5.15	Conditions of Use
(a)	Customer acknowledges and agrees that it will be bound by the Conditions of Use.
(b)	Customer shall cause the owner or operator or master of any LNG Carrier, as may be relevant, to sign the Conditions of Use before such LNG Carrier berths at the FSRU Site.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

5.16	Inspection

Subject to the terms of the relevant LNG SPA and if so requested by Contractor, Customer shall use reasonable endeavours to allow Contractor to inspect any scheduled LNG Carrier at Contractor’s cost.

5.17	Technical and Operational Parameters

The Parties shall negotiate in good faith and agree the terms of Schedule VII - Technical and Operational Parameters no later than ***** days before the Service Commencement Date (or such later date to be agreed between the Parties).

6.	PERFORMANCE WARRANTIES
6.1	Regasification Send-out Rate Warranty

Save to the extent that any deficiency is caused by a Service Excusable Event, Force Majeure or Adverse Weather Conditions, or in cases where any request for delivery of regasified LNG is not made by Customer in all material respects in accordance with the Gas Nomination and Delivery Provisions, Customer shall be compensated by a reduction in the Daily Service Fee in the event of a failure to deliver the required daily volume of regasified LNG nominated by Customer in accordance with the Gas Nomination and Delivery Provisions (the "Nominated Volume"). In such case, the reduction shall be calculated as set out below:

(a)

Subject to Clause 6.1(c), if the delivered quantity of LNG for the relevant day is greater than or equal to ***** per cent. (*****%) of the Nominated Volume for that day (the “Off-Hire Threshold”), the amount of the reduction shall initially be calculated as a reduction in the Daily Service Fee for that day, which shall be as calculated by the following formula:

A = SF – [(D) / (N)] * (SF)

where

A =the reduction in the Daily Service Fee for the applicable day;

N=the Nominated Volume (in Cubic Metres);

D = the delivered quantity (in Cubic Metres); and

SF=Daily Service Fee

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)

If the delivered quantity of LNG for the relevant day is less than the Off-Hire Threshold, the Vessel shall be treated as “Off-Hire” on the applicable day and Clause 14 of the Charter Agreement shall apply.

(c)

Provided that the delivered quantity of LNG for the relevant day is within plus or minus ***** per cent. (+/-*****%) of the Nominated Volume for that day, the Daily Service Fee should be paid in full for that day.

6.2	Exceptions to Contractor liability
(a)	Contractor’s liability under the Performance Warranties shall be subject to Clause 11.
(b)

The Parties acknowledge that the sole remedy for Customer under this Agreement in respect of any failure of the Performance Warranties shall be by way of reduction in the Daily Service Fee to the extent and in the manner set out in Clause 6.1.

7.	CHANGE IN LAW
7.1	Change in Law

If, by reason of any Change in Law, any improvement, structural changes, change in specification or any other modification or new equipment become compulsory for the operation of the Vessel and/or the performance of the Charter Activities or Contractor or any Affiliate of Contractor is required to make any changes or take any actions in respect of insurance, equity ownership, Tax compliance and/or control of Owner or Contractor, financial responsibility in respect of the Vessel or management or operation of Owner, Contractor or the Vessel, in each such case to ensure that Owner and Contractor can continue to comply with their respective obligations under this Agreement or the Charter Agreement with no incremental liabilities being assumed from such Change in Law by either Owner or Contractor on the basis of the existing financial and risk position ("Change in Law Required Actions") Contractor shall make, implement or effect such Change in Law Required Actions or where applicable cause its Affiliate to do so, and the costs associated therewith shall be allocated as set forth in Clause 7.2.

7.2	Cost and Service Fee Status
(a)

The cost of work or other activities or actions required to implement or effect the Change in Law Required Actions (the “Implementation Requirements”) shall be the documented cost thereof (including any internal resources and associated expenses) and the time taken for such Implementation Requirements shall, if following the Acceptance Date, be deemed to include all time in which the Vessel is incapable of providing or commencing the FSRU Services in connection with such Implementation Requirements and/or the reasons therefor (including any time spent away from the Terminal or out of service while the Implementation Requirements are effected).

(b)

Where the time taken and cost of any Change in Law Required Actions (including any Implementation Requirements) is the responsibility of Contractor under the terms of this Clause 7 or of Owner under the terms of the Charter Agreement, Contractor shall be entitled to payment thereof in accordance with Clause 7.2(c).

(c)	The direct cost of any Change in Law Required Actions (including any Implementation Requirements) required:
(i)	by Customer; or
(ii)

by any Applicable Jurisdiction Change in Law (and not due to the incorporation of applicable International Standards applicable at the as-built date of the Vessel into the Laws or regulations of the Applicable Jurisdiction) and any incremental Tax incurred by Contractor or any Affiliate of Contractor as a result of the Applicable Jurisdiction Change in Law (including by way of deduction or withholding), shall, in each such case, be borne by Customer, and the Daily Service Fee shall be payable for any delay caused thereby, including the duration required to carry out any such Implementation Requirements.

(d)	The direct cost of any Change in Law Required Actions (including any Implementation Requirements) required:
(i)	by the Classification Society;
(ii)	by the Registry; or
(iii)	by a Change in Law other than an Applicable Jurisdiction Change in Law; or

shall, in each such case, be borne by Contractor. In the event that such Change in Law Required Actions or Implementation Requirement occurs after the Acceptance Date, the Daily Service Fee shall not be payable for any delay caused thereby, including the duration required to carry out any such Implementation Requirements, and fuel consumed including Boil-Off, and the cost of cargo system warm-up, gas freeing, inerting and thereafter returning the Vessel to the ready-to-load condition, shall be for Contractor’s account.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

7.3	Notice and Consultation
(a)	Where Change in Law Required Actions are required, Contractor shall provide details of such Implementation Requirements to Customer including:
(i)	the nature of the Implementation Requirement to be performed;
(ii)	the location for the performance of such Implementation Requirement;
(iii)	the estimated duration of the Implementation Requirement;
(iv)	the estimated cost of the Implementation Requirement; and
(v)	the dates on which the Vessel will be taken out of service and is expected to return to service, if required.
(b)	The Parties shall consult each other in good-faith to determine the schedule for the Implementation Requirements constituting work which is required to be performed on the Vessel.
8.	SERVICE FEES
8.1	Service Fees
(a)

Subject to the terms of this Agreement, unless the Vessel is Off-Hire, Customer shall pay Contractor a monthly all-inclusive fee for operating and maintaining the Vessel and providing the FSRU Services hereunder (the "Monthly Service Fee"), calculated at the Daily Service Fee in Dollars per day, and pro rata for any part of a day, from the Service Commencement Date until the end of the Term. The amount of the Monthly Service Fee payable by Customer for any calendar month shall be equal to the sum of the Daily Service Fee multiplied by the number of days in the relevant month on which the Daily Service Fee was payable.

(b)	The daily fee payable (the "Daily Service Fee") shall be equal to ***** US Dollars (USD *****) excluding general consumption tax or any replacement thereof.
9.	PAYMENT AND INVOICING
9.1	Monthly Invoices
(a)

Contractor shall invoice Customer for the Daily Service Fee for a month on or before the last Banking Day of that month (“Monthly Service Fees Invoice”). Each Monthly Service Fees Invoice shall set forth:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(i)	the dates and the number of days for which the Daily Service Fee is payable;
(ii)	the applicable Daily Service Fee;
(iii)	the gross amount payable (expressed in figures and in words);
(iv)	the deductions, if any, allowed to Customer under the terms of this Agreement;
(v)	the date and place of issue and serial number of the Monthly Service Fees Invoice;
(vi)	the serial number and date of execution of this Agreement;
(vii)	the name and code number of the bank, its address and the account number to which payment should be made; and
(viii)	the name of a contact person and such person's address and email, in order that Customer may notify Contractor that payment has been made.
(b)	Each monthly invoice shall become due and payable ***** days after its receipt by Customer (“Monthly Invoice Due Date”).
(c)	If the Monthly Invoice Due Date is not a Banking Day, payment shall be due and payable on the Banking Day immediately after such Monthly Invoice Due Date.
9.2	Supplemental Invoices

If any other monies are due from one Party to the other hereunder and if provision for the invoicing of that amount due is not made elsewhere in this Clause 9, then the Party to whom such monies are due shall furnish a statement therefor to the other Party, along with pertinent information showing the basis for the calculation thereof (a "Supplemental Invoice"). Each Supplemental Invoice delivered in accordance with this Clause 9.2, shall become due and payable on the first Banking Day falling not less than ***** days after its receipt by the relevant Party (“Supplemental Invoice Due Date”).

9.3	Payment
(a)

Customer shall pay or cause to be paid on the Monthly Invoice Due Date or the Supplemental Invoice Due Date all amounts that become due and payable by Customer on such date in immediately available funds to such account with such bank and in such location as shall have been designated by Contractor in such invoices. Each payment of any amount owing hereunder shall be in the full

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

amount due without reduction or offset for any reason (except as expressly allowed under this Agreement), including exchange charges, or bank transfer charges.

(b)

Where payment is due by one Party to the other under this Agreement then, provided the Party making payment issues prompt, accurate and complete payment instructions to its bank or agent, any delay or failure on the part of the receiving Party’s bank to credit the proceeds to the receiving Party shall not constitute a delay or failure on the part of the Party making such payments.

(c)

Each Party may set off against undisputed amounts payable to it (pursuant to a statement) under this Agreement any undisputed amounts payable to the other Party (pursuant to a statement) under this Agreement.

9.4	Incomplete Invoices
(a)

In the event that any invoice is issued which contains material errors or lacks the material information, it shall be returned to the Party that issued the invoice and such Party shall issue an amended invoice.

(b)	Payment of any such amended invoice shall become due and payable ***** Banking Days following receipt by the Party to whom the amended invoice is issued.
9.5	Disputed Invoices
(a)

If a Party disagrees with any invoice and, it shall pay the full amount of the invoice and shall immediately notify the other Party (the “Issuing Party”) of the reasons for such disagreement, except that in the case of manifest error in computation the Party receiving the monthly invoice shall pay the correct amount after advising the Issuing Party of the error. An invoice may be contested by the Party that received it or modified by the Party that sent it, by notice delivered to the other Party within a period of ***** months after such receipt or sending, as the case may be. Where a Party issues a new invoice to take into account any such modification(s), the new invoice shall refer to the serial number of the disputed invoice. Promptly after resolution of any dispute as to an invoice, the amount agreed to be due shall be paid by Contractor or Customer (as the case may be) to the other Party, together with interest thereon at the Interest Rate from the date of payment (the "Payment Date") or the disputed invoice to the date of repayment of the due amount. In the event the Parties are unable to resolve the dispute as to an invoice the matter shall be referred to arbitration in accordance with Clause 31.2.

(b)	If a Party commits a breach of its obligation to pay any amount properly due pursuant to this Agreement:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(i)

the other Party shall notify the defaulting Party of such default and, if  Customer has defaulted on payment of the Daily Service Fee, then Contractor may suspend performance of its obligations under this Agreement until such default is cured, and during any such suspension period the Daily Service Fee shall continue to accrue; and

(ii)

such unpaid amounts shall bear interest from the due date until the date paid at a rate, compounded annually, equal to LIBOR plus ***** per cent. (*****%) per annum (the "Interest Rate"), which shall be the sole compensation of Party for the other Party’s failure to make payments when due.

9.6	Final Settlement

Within ***** days after expiration of the Term, Contractor and Customer shall determine the amount of any final reconciliation payment. After the amount of the final settlement has been determined, Contractor shall send a statement to Customer, or Customer shall send a statement to Contractor, as the case may be, in US Dollars for amounts due under this Clause 9.6 and Contractor or Customer, as the case may be, shall pay such final statement if and to the extent the amounts are due and payable no later than ***** days after the date of receipt thereof.

9.7	Taxes
(a)	Except to the extent set out in this Clause 9.7, each Party shall bear its own Taxes.
(b)

Customer shall pay the full amount of the Daily Service Fee and other monies due under this Agreement without any deduction or withholding for or on account of present or future Taxes imposed by any Governmental Authority in the country in which the FSRU Site is located or the country in which Customer is domiciled (including such which may be imposed due to the Vessel being permanently moored in the country in which the FSRU Site is located). Notwithstanding the previous sentence, if Customer shall be required by law, regulation and/or any relevant Tax assessment to deduct or withhold any Taxes from the Daily Service Fee or other monies payable under this Agreement or if Contractor is required to pay any Taxes on the Daily Service Fee directly to any Governmental Authority then (i) Customer shall make the necessary deduction or withholding or Contractor shall pay withholding; (ii) Customer shall promptly pay the amount deducted or withheld to the relevant Governmental Authority or reimburse Contractor for any Taxes paid to any Governmental Authority; and (iii) Customer shall provide Contractor with evidence of payment of such deductions and withholdings, or Contractor shall provide Customer with evidence of such payments, in each case in the form of officially verifiable receipts of payment (such as by means of a bank authentication). In such case, the Daily Service Fee, or any such other payment, shall be grossed up to reflect the Taxes so that Contractor shall receive the same Daily Service Fee as if no Taxes had been deducted or withheld or Contractor had not been required to make such payments. Customer shall indemnify, defend and hold harmless Contractor, and where applicable any member of the HLNG Group and HMLP Group, for and in respect of any Taxes the subject of this Clause 9.7(b). Notwithstanding anything to the contrary set forth in this Agreement, Customer’s obligations pursuant to the proceeding two sentences shall not apply with respect to any taxable periods for which Contractor (or in the case of an assignment or novation pursuant to this Agreement, such assignee or transferee) is domiciled in a jurisdiction other than Jamaica.

(c)

Contractor agrees and shall procure that all shipboard personnel on the Vessel shall be employed by the applicable Contractor organized in Jamaica (such Contractor “Höegh Jamaica”) from time to time following a novation pursuant to Clause 25.2(b), including for purposes of obtaining work permits in Jamaica for such personnel. If any employee of Höegh Jamaica is paid through a member of the HMLP Group or HLNG Group other than Höegh Jamaica and Höegh Jamaica reimburses such member of the HMLP Group or HLNG Group for such expenses, Customer agrees to indemnify, defend and hold harmless Höegh Jamaica for (i) any withholding taxes imposed by the Government of Jamaica on any such reimbursement that accords with this clause; and (ii) any reasonable compliance costs incurred by any member of the HMLP Group or HLNG Group in this respect.

(d)

To the extent that Contractor receives a payment in respect of Taxes from Customer pursuant to Clause 9.7(b) that results in a refund in respect of such Taxes (by way of actual receipt, credit, set-off, or otherwise), then Contractor shall reimburse Customer an amount equal to the refund. If Contractor is entitled to a refund for any Taxes that gave rise to a payment from Customer pursuant to Clause 9.7(b), then Contractor shall use reasonable endeavours to secure the refund.

(e)

If, at any time following the Execution Date, there is any Applicable Jurisdiction Change in Law (including, without limitation, any change in the regulation, application, interpretation and/or enforcement thereof) and/or in the event that Customer and/or Contractor and its Affiliates are challenged by the Tax authorities of the Applicable Jurisdiction (either on an administrative or a judicial level) in relation to this Agreement, which may result in an increase in any Taxes imposed on Contractor or any of its Affiliates, such as (but not limited to) a deduction or withholding of any Taxes from the Daily Service Fee or other monies payable under this Agreement, the Parties undertake to adjust the Daily Service Fee rate to compensate for the amount of such Taxes imposed such that the net amount received by Contractor after imposition of such Taxes remains the same as it was before the imposition of such Taxes and/or duly compensates any such increased Tax and any Damages incurred by virtue of any challenge, consistent with this Clause 9.7.

(f)

Customer and Contractor shall take all reasonable actions, and use all reasonable endeavours, to minimize each other's Tax liability, including with respect to Taxes subject to Customer’s gross up obligations and including in response to any Change in Law relating to Taxes.

(g)

Customer shall not indemnify, defend or hold harmless Contractor or any Affiliate of Contractor, and shall not be liable for, any loss, liability or costs which have been or will be suffered by Contractor or any Affiliate of Contractor for or on account of Applicable Jurisdiction Taxes which have been or will be incurred as a result of (i) any activity of Contractor or an Affiliate of Contractor that does not relate to the performance of its obligations under this Agreement or the Charter Agreement; or (ii) Contractor or an Affiliate of Contractor being incorporated in or having a permanent or fixed establishment in the Applicable Jurisdiction for any purpose other than directly in relation to this Agreement or the Charter Agreement.

9.8	Reporting Requirements

Contractor shall comply with any and all requirements of any applicable Governmental Authority regarding the reporting, filing of returns, maintenance of books and records in connection with the payment of any Taxes due on Contractor's account.

9.9	Evidence of Payment

Contractor shall promptly upon request provide Customer with evidence of payment of all amounts required to be paid by Contractor under this Clause 9, including if appropriate access to originals of such evidence.

10.	OFF-HIRE
10.1

If the Vessel is treated as Off-Hire pursuant to the Charter Agreement, no Daily Service Fee shall be payable by Customer during such period until the Vessel is again ready and in an efficient state to resume performance under this Agreement, and/or the Charter Agreement as applicable (or would be so ready and in an efficient state but for an intervening event of Force Majeure, Service Excusable Event or Adverse Weather Conditions or Applicable Jurisdiction Change in Law Required Action). For such time as the Vessel is Off-Hire but still able to provide some of the FSRU Services, Contractor shall have the option not to provide any of the FSRU Services to Customer to the extent

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

reasonably required for the purposes of rectifying the deficiency and attempting to cause the Vessel to resume full performance of the FSRU Services.

10.2	Sole Remedy

Subject to Customer's rights pursuant to Clause 20.3 and without limitation to any rights or obligations arising under the Charter Agreement, in circumstances where the Vessel is Off-Hire pursuant to Clause 10.1, the non-payment of the Daily Service Fee shall be the sole and exclusive remedy of Customer against Contractor in respect of any of the events or circumstances described in Clause 10.1.

11.	MAINTENANCE AND REPAIRS
11.1	Duty to Maintain
(a)	Contractor shall, during the Term, follow any notification received from Owner (derived from the Charter Agreement) in respect of dry-docking, maintenance and Class cargo tank inspections.
(b)	Customer acknowledges the relevant terms of the Charter Agreement in respect of dry-docking, maintenance and Class cargo tank inspections.
(c)

Contractor shall adhere to a maintenance programme throughout the Term which ensures that the Vessel is repaired and maintained to International Standards and can be operated safely, effectively and reliably hereunder throughout the Term and Customer shall provide all reasonable cooperation to enable Contractor to adhere to such maintenance programme, including providing access to all parts of the Vessel including the cargo tanks.

(d)

Contractor shall undertake maintenance on a continuing basis to ensure that the Vessel is in every way fit for service under this Agreement and the Charter Agreement. The Vessel will remain on-hire and in-service during any maintenance, provided that, for the avoidance of doubt, where maintenance or repairs constitute Change in Law Required Actions (including any Implementation Requirements) that are not Applicable Jurisdiction Change in Law Required Actions, Daily Service Fees shall not be payable at any time during the period of such maintenance or repairs.

12.	SUPER-NUMERARIES
12.1	Accommodation on board the Vessel

At all times during the Term, Contractor shall allow entry to, and unrestricted access to any part of, the Vessel (except the cargo tanks) and provide accommodation for up to ***** Super-numeraries to inspect and witness all activities carried out by Contractor on the Vessel pursuant to this Agreement without undue interference with Contractor's

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

operation of the Vessel, provided that there shall be no duplication of such persons in the performance of their tasks.

12.2	Reimbursement of costs

Contractor shall provide provisions and all accommodations and requisites as supplied to officers, including reasonable usage of telecommunications and catering services, except alcohol, and Customer shall reimburse Contractor the cost of such provisions or requisites for each Super-numerary while on board the Vessel in the amount of ***** Dollars (USD *****) per day.

13.	VESSEL TEMPERATURE AND LNG RETENTION
13.1	LNG Heel

Contractor and Customer shall agree, from time to time based on current experience, the quantity of LNG Heel to be retained on board following regasification of LNG for the purpose of cooling, which shall not be less than the Minimum Heel Inventory.

LNG normally required for gassing up and cooling for loading LNG following lay-up of the Vessel shall be for Customer's account. In all cases, even where the cost of LNG for gassing up and cooling down is for Contractor's account, Customer will nonetheless procure the supply of all LNG required for gassing up and cooling down of the Vessel.

13.2	Cool-Down
(a)

Save as provided in Clause 13.2(b), Customer shall provide and pay for LNG required for cooling the Vessel's cargo tanks and other handling systems to the temperatures necessary to commence loading including in the following circumstances:

(i)

in the event that the quantity of LNG Heel retained on board as agreed by Contractor and Customer pursuant to Clause 13.1 is not sufficient to enable the Vessel to receive a transfer of LNG from an LNG Carrier in a cold and ready to load condition unless such insufficiency is the result of an act or omission on the part of Owner or Contractor in breach of this Agreement or the Charter Agreement, or a fault of the Vessel;

(ii)	when LNG is required due to:
(A)	Customer delaying loading of the Vessel;
(B)	a Service Excusable Event, Force Majeure or Adverse Weather Conditions;
(C)	the length of time between LNG cargoes supplied to the Vessel;

(D)	Contractor's rejection of Off-Specification LNG in accordance with Clause 5.7(c);
(E)

return of the Vessel to service after any lay-up ordered by Customer or after the Vessel has been withdrawn from service at the request or convenience of Customer as a result of which the Vessel has been warmed up and/or Gas freed;

(F)	following Gas freeing of individual cargo tanks due to regular maintenance and/or Class inspections;
(G)

the quantity of LNG Heel retained on-board being insufficient to enable the Vessel to receive a transfer of LNG from an LNG Carrier in a cold and ready to load condition unless such insufficiency is the result of an act or omission of Contractor, or any Contractor Indemnified Party, or a fault of the Vessel;

(H)

breach of any obligation or undertakings by Customer or Charterer necessary for Contractor or Owner to render the FSRU Services hereunder or under the Charter Agreement or any other act or omissions of Customer or Customer Indemnified Parties that prevents Contractor or Owner from performing its obligations under the Charter Agreement or this Agreement; or

(I)	where the Vessel is required to receive a transfer of LNG from an LNG Carrier, and such LNG Carrier did not arrive at the Vessel on schedule.
(b)	Contractor shall only pay for LNG at the LNG Price (as defined in the Charter Agreement) required for cooling the Vessel's cargo tanks in the following circumstances:
(i)	following periods of Off-Hire under this Agreement; and
(ii)	where the LNG is required and caused by Contractor's breach of this Agreement or Owner's breach of the Charter Agreement.
14.	PORT SERVICES
14.1	Port Services

Customer shall be responsible for procuring and paying for (i) provision of tugs, pilots, escorts and other support vessels for mooring the LNG Carriers to the Vessel; (ii) any Port Charges, including all towage, pilotage, and mooring expenses relating to loading, reloading, discharging and bunkering at the FSRU Site; and (iii) all costs and expenses relating to Vessel security at the FSRU Site required by the port facility or any relevant authority in accordance with the ISPS Code.

14.2	Service of Contractor

Any pilots, tugboats, stevedores, longshoremen or any other provider of port services referred to in Clause 14.1 shall, to the extent providing services to the Vessel, be the borrowed servants of Contractor and Contractor shall have control over and ultimate liability for the actions of the same to the extent only that such liability is covered by Contractor's insurance as provided in Clause 24.1(a) (or would have been so covered if Contractor has been in compliance with its obligations under Clause 24.1(a)). Customer shall have ultimate liability for the actions of such pilots, tugboats, stevedores, longshoremen or any other provider of port services to the extent not covered by Contractor's insurance.

15.	FUELS
15.1	Use of Marine Fuel as Fuel

From the Arrival, Customer shall provide the required marine fuel at its own cost, including all marine fuel required for Commissioning.

15.2	Use of LNG as Fuel

From the Arrival, Customer shall provide, at its expense, sufficient LNG for use as fuel gas on the Vessel.

16.	BUSINESS PRINCIPLES
16.1	Compliance with Law

The Parties agree to comply with all Laws, decrees, ordinances, directives and lawful regulations of any Governmental Authority applicable to this Agreement or applicable to any activities carried out under the provisions of this Agreement.

16.2	Proper Practice

Neither Party shall pay any fee, commission, rebate or anything of value to or for the benefit of any employee of the other Party, nor will either Party do business with any company knowing the results might directly benefit an employee of the other Party.

(a)

Customer acknowledges that Contractor is subject to the FCPA and may be subject to the UKBA (the UKBA and the FCPA being, together, the "Compliance Regulations"), and agrees that Contractor shall have the right to take such reasonable action as it may deem necessary to ensure compliance with the Compliance Regulations. In this regard, Customer also acknowledges that the selection of service providers, the implementation of this Agreement, and the terms on which service providers for this Agreement are engaged shall be subject to procedures or terms aimed at ensuring compliance with the Compliance Regulations.

(b)	Notwithstanding the generality of the foregoing:
(i)

Customer hereby warrants and represents to Contractor that: (A) none of Customer, its employees, or its agents has taken in respect of this Agreement or shall take any action in violation of the Compliance Regulations; and (B) Customer is not aware of any offer or payment by any employee or agent of Contractor’s or an Affiliate of Contractor of any gift or other amount to Customer or any employee, agent, director or officer of either, whether for purposes of inducing them to enter into this Agreement or otherwise, and shall promptly report any such effort or any such payment or gift promptly to Contractor should they ever discover that one was made or offered.

(ii)	Contractor hereby warrants and represents to Customer that none of Contractor or its employees has taken or shall take any action in violation of the Compliance Regulations.
(c)

The Parties agree to take reasonable endeavours to ensure that, in connection with this Agreement and the activities contemplated herein, neither Party's directors, officers and employees, or those of their Affiliates, will take action, or omit to take any action, that would violate the Compliance Regulations.

16.3	Ethical Policy

Customer and Contractor may each from time to time advise the other Party of any ethical or business practices policy which apply to the relevant Party and the other Party shall use reasonable endeavours to adhere to such policy, provided it does not affect the safe or reliable operation of the Vessel or give rise to the other Party incurring any additional cost.

16.4	Liabilities
(a)

Customer shall assume liability for and shall indemnify, defend and hold harmless Contractor and any Contractor Indemnified Party against any loss and/or damage (excluding consequential and indirect loss and/or damage) and/or any expenses, fines, penalties and any other claims, including legal costs, arising from Customer’s failure to comply with any of the provisions of this Clause 16.

(b)

Contractor shall assume liability for and shall indemnify, defend and hold harmless Customer and any Customer Indemnified Party against any loss and/or damage (excluding consequential and indirect loss and/or damage) and any expenses, fines, penalties and any other claims, including legal costs, arising from Contractor’s failure to comply with any of the provisions of this Clause 16.

(c)

Notwithstanding the foregoing, a Party's right to make a claim under the indemnities contained in the above Clauses 16.4(a) and 16.4(b) shall be contingent on and subject to such Party having acted in good faith and in

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

accordance with the applicable Laws and the principles established under this Clause 16 in connection with the subject matter or any such claim.

16.5	Audit

Each Party has the right, at its own cost and expense, to conduct an audit of the relevant books, records and accounts of the other Party to assess compliance with this Clause 16, by giving at least ***** Business Days’ prior notice and subject to compliance with any reasonable confidentiality requirements in relation to the books, records and accounts being assessed (which shall require appointing an independent third party auditor from a major international accountancy firm to carry out the audit subject to executing a standard confidentiality agreement).

17.	DRUGS AND ALCOHOL

Contractor warrants that it has in force an active policy covering the Vessel which meets or exceeds the standards set out in the "Guidelines for the Control of Drugs and Alcohol On-board Ship" as published by OCIMF dated June 1995 (or any subsequent modification, version, or variation of these guidelines) and that this policy will remain in force throughout the Term, and Contractor will exercise due diligence to ensure the policy is complied with.

18.	POLLUTION AND EMERGENCY RESPONSE
18.1

Contractor shall exercise all due diligence to ensure that no oil or harmful or hazardous substances of any description shall be discharged or escape accidentally or otherwise from the Vessel and that Contractor, the Vessel, the Vessel's officers and crew shall comply with all international, national and state oil and air pollution and environmental Law, conventions or regulations ("Pollution Regulations") applying in the territorial waters of the Applicable Jurisdiction. Contractor shall produce evidence satisfactory to Customer demonstrating Contractor’s compliance with any financial responsibility requirements that may exist under any Pollution Regulations. For the avoidance of doubt, should the Vessel or Contractor breach any of the undertakings hereunder or commit any offence under any Pollution Regulations and as a result the Vessel is unavailable for service under this Agreement, the Vessel shall be Off-Hire until the Vessel is again in a state to resume service under this Agreement.

18.2

Contractor warrants that it is a member of the International Tanker Contractor’s Pollution Federation, or any successor body of the same, and that Contractor will retain such membership during the Term.

18.3

Contractor shall advise Customer of its organizational details and names of Contractor’s personnel together with their relevant telephone/e-mail numbers, who may be contacted on a twenty four (24) hour basis in the event of oil spills or emergencies. Contractor shall update such information and provide Customer with such revised details on a regular basis so as to ensure that Customer has up to date and correct information.

Notice to Contractor’s Pollution and Emergency Response Department:

Hoegh LNG Fleet Management AS

Drammensveien 134, P.O. Box 4

Skoeyen, N-0212 Oslo, Norway

Attention: Head of Marine Operations & Assurance

Tel: +47 225 77 350 Emergency Line

Tel.: +47 975 57 306 Direct Head of Marine Operations & Assurance

Tel.: +47 900 11 070 24/7 number to CSO/Marine department

Email: hlfm.marine@hoeghlng.com

Notice to Customer’s Pollution and Emergency Response Department:

Attention: Joseph Palliparambil

Mobile: +1(305) 962-9906

Email: jpalliparambil@newfortressenergy.com

With CC to:

Email: gallant@newfortressenergy.com

18.4	Accidental Escape
(a)

Contractor shall save, indemnify, defend and hold Customer and each Customer Indemnified Party harmless from and against any and all Damages (whether based on applicable Law, contract, equitable cause or otherwise) that may be imposed on, incurred by, or asserted against Customer or any Customer Indemnified Party arising out of, attributable to or in connection with pollution emanating from the Vessel (or its equipment), including spills or leaks of fuel, lubricants, oils, paints, solvents, ballasts, bilge, garbage, or sewerage, Regardless of Cause.

(b)

Customer shall save, indemnify, defend and hold Contractor and each Contractor Indemnified Party harmless from and against any and all Damages (whether based on applicable Law, contract, equitable cause or otherwise) that may be imposed on, incurred by, or asserted against any Contractor or any Contractor Indemnified Party arising out of, attributable to or in connection with

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

pollution in connection with this Agreement and the performance of the Parties’ obligations hereunder other than as provided under Clause 18.4(a) above, including any spills or leaks of fuel, lubricants, oils, paints, solvents, ballasts, bilge, garbage, sewerage, or from any other equipment or materials in the possession or control of any Customer Indemnified Party, Regardless of Cause.

(c)	Nothing in this Clause 18.4 shall prejudice any right of recourse of either Party, or any defences or rights to limit liability under any applicable Law.
(d)

The rights of Contractor and Customer under this Clause 18.4 shall extend to and include an indemnity in respect of any reasonable legal costs and/or other reasonable costs and expenses incurred by or awarded against them in respect of any claim made or any proceedings instituted against them in respect of any liability hereunder, including any criminal fine or civil penalty, irrespective of whether any such liability is actually incurred or imposed.

18.5	Notice of Accident

Contractor shall promptly notify Customer, and in any event not later than ***** hours after such occurrence, in the event whether occurring at sea or in port, of any fire, explosion, accident, collision, grounding, cargo release or spill or any other reason that could result in a significant or serious damage to the Vessel, the Vessel's crew or cargo.

18.6	Annual Emergency Drill Plan

Contractor shall submit to Customer on or before the ***** day of each Contract Year an annual emergency drill plan relating to emergency drills during operation and maintenance of the Vessel.

19.	FORCE MAJEURE
19.1	Force Majeure

Neither Contractor nor Customer shall be responsible for any loss, Damages or delay arising from a failure, delay or omission in performing their obligations hereunder (excluding any obligation to make a payment due under the terms of this Agreement) arising or resulting from any event or circumstance:

(i)	which, whether foreseeable or unforeseeable, is beyond the Party’s reasonable control to avoid, prevent or overcome and is not the result of the Party’s fault or negligence;
(ii)	which results in the Party being unable to perform one or more of its obligations or undertakings under this Agreement; and

(iii)	the consequences of which the Party could not reasonably have avoided or overcome by the exercise of reasonable foresight, planning, and implementation,

(each an event of “Force Majeure”), including circumstances of the following kind provided that such circumstances satisfy the definition of Force Majeure:

(a)	fire, accidents, structural collapses or explosions,
(b)

atmospheric disturbance, lightning, earthquake, tidal wave, tsunami, typhoon, tornado, hurricanes or storms of a severe nature, flood, tidal waves, landslide, soil erosion, subsidence, washout, perils of the sea or other acts of nature;

(c)

war (whether declared or undeclared), blockade, civil war, act of terrorism, invasion, revolution, insurrection, acts of public enemies, mobilization, civil commotion, riots, sabotage, assailing thieves or seizures of power by military of other non-legal means;

(d)

subject to the provisions of Clause 6 of the Charter Agreement and Clause 7 of this Agreement, acts of any Governmental Authority, or compliance with such acts or Laws, that directly affect such Party’s ability to perform its obligations hereunder, including the failure by a Governmental Authority to issue, or withdrawal or expiration following issuance, of any license, approval, permit or other Authorization necessary for the Party claiming a Force Majeure or its subcontractors to perform its obligations or comply with any of its undertakings under this Agreement, to the extent not caused by (A) any violation of or breach of the terms and conditions of any existing approval, permit, license or consent or other requirement of applicable Law; or (B) the failure to apply for or follow the necessary procedures to obtain any approval, permit, license or consent or request, acquire or take all commercially reasonable actions to obtain the maintenance, renewal or reissuance of the same in each such case by the Party claiming Force Majeure or its subcontractors;

(e)	plague or other epidemics, pandemics or quarantines;
(f)

the Vessel and/or Contractor is prohibited or otherwise prevented or delayed in the performance of the relevant service or performance obligation by applicable Law or the decision of any Governmental Authority for a reason not attributable to Contractor's default or negligence, including any unlawful, unauthorised or without justification revocation of, or refusal to grant, without valid cause, by any Governmental Authority, any permit, license, consent or Authorization required by Contractor to perform its obligations under this Agreement;

(g)	Change in Law (other than an Applicable Jurisdiction Change in Law);
(h)	freight or other embargo or trade Sanctions;

(i)	strike, lockout or industrial disturbance at the FSRU Site;
(j)	chemical or radioactive contamination or ionizing radiation;
(k)	collisions, shipwrecks, navigational and maritime perils;
(l)	seizure of the Vessel or cargo under legal process where security is promptly furnished to release Vessel or cargo but the Vessel or cargo is not released;
(m)

requisition or seizure of the Vessel by any Governmental Authority (or the seizure of the Vessel by any Person, entity or Governmental Authority under any circumstances, whether equivalent to requisition of title or not);

(n)	nationalization, confiscation, expropriation, compulsory acquisition, expropriation, or restraint of any assets (including the Vessel) by any Governmental Authority; and
(o)	any of the events listed in paragraphs (a) to (n) above affecting any supplier or subcontractor of a Party.
19.2	Events Not Force Majeure

The Parties agree that the following circumstances do not amount to Force Majeure:

(a)	the occurrence of any manpower or equipment or materials shortages except where such occurrence results from an event or circumstance that would be considered Force Majeure under this Agreement;
(b)

any delay, default or failure (financial or otherwise) of any subcontractor or supplier, except where such delay, default or failure results from an event or circumstance in the Applicable Jurisdiction that would be considered Force Majeure under this Agreement;

(c)	any contractual commitment made to a Person other than the other Party which limits the ability of a Party to perform its obligations hereunder;
(d)	financial hardship or the inability of the Party to make a profit or receive a satisfactory rate of return from its revenues under this Agreement or to settle its debts as they fall due;
(e)

changes in market conditions, including changes that directly or indirectly affect the demand for vessels similar to the Vessel or for regasified LNG, operating costs or currency devaluation, default of payment obligations or other commercial, financial or economic conditions;

(f)	the breakdown or failure of machinery caused by normal wear and tear that should have been avoided by a Reasonable and Prudent Operator, the failure to

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

comply with the manufacturer's recommended maintenance and operating procedures, or the unavailability at appropriate locations of standby equipment or spare parts in circumstances where a Reasonable and Prudent Operator would have had the equipment or spare parts available;

(g)	exchange control requirements or other similar restrictions that preclude payments to be made in the currency denominated for payment;
(h)

a Change in Law (other than an Applicable Jurisdiction Change in Law) to the extent it requires a modification to the Vessel, in which case such required modification will be effected pursuant to Clause 6.1 of the Charter Agreement; and

(i)	metocean and/or other weather conditions occurring at the FSRU Site which do not constitute Adverse Weather Conditions.
19.3	Notice, Resumption of Normal Performance

Promptly upon the occurrence of an event that a Party considers may result in an event of Force Majeure, and in any event within ***** days from the date of the occurrence of an event of Force Majeure, the Party affected shall give notice thereof to the other Party describing in reasonable detail:

(a)	the event giving rise to the potential or actual Force Majeure claim, including the place and time such event occurred;
(b)

to the extent known or ascertainable, the obligations which may be or have actually been delayed or prevented in performance and the estimated period during which such performance may be suspended or reduced, including the estimated extent of such reduction in performance;

(c)	the particulars of the programme to be implemented to ensure full resumption of normal performance hereunder; and
(d)	the volume of regasified LNG which it reasonably expects to be able to deliver during the period for which Force Majeure relief can be reasonably expected to be claimed.

Such notices shall thereafter be supplemented and updated at weekly intervals during the period of such claimed Force Majeure specifying the actions being taken to remedy the circumstances causing such Force Majeure and the date on which such Force Majeure and its effects end.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

19.4	Examination
(a)

The Party affected by an event of Force Majeure shall, at the request of the other Party, give or procure access if they are able so to do (at the expense and risk of the Party seeking access) at all reasonable times for a reasonable number of representatives of such Party (and of Customer’s Personnel, in the case of Customer) to examine the scene of the event and the facilities affected which gave rise to the Force Majeure claim.

(b)

In the event of a Force Majeure affecting the Vessel, Terminal, Master, Contractor or Customer, the Party affected thereby shall take all measures reasonable in the circumstances to overcome or rectify the event of Force Majeure and its consequence and resume normal performance of this Agreement as soon as reasonably possible once the event of Force Majeure has passed or been remedied; provided, however, the Parties agree that the settlement of any strike, lockout or industrial disturbance shall be in the sole discretion of the Party affected by such event of Force Majeure.

19.5	Force Majeure Daily Service Fee

Notwithstanding the provisions of Clause 19.1, the Daily Service Fee shall remain payable during any period in which performance of the FSRU Services is prevented or interrupted by reason of Force Majeure except to the extent that such Force Majeure has caused accidental damage to the Vessel, in which case the Daily Service Fee shall not be payable for the first ***** days of such period of prevented or interrupted performance, subject to Customer paying a lump sum of ***** US dollars (US$ *****) (grossed up for any withholding or equivalent Taxes) to Contractor.

20.	DEFAULT AND REMEDIES
20.1	Event of Contractor’s Default

Each of the following events shall, save in the case of paragraph (d) where caused by a Service Excusable Event or Force Majeure, be an event of Contractor’s default (“Event of Contractor’s Default”):

(a)	Contractor suspends payment of its debts or is unable to pay its debts or is otherwise insolvent;
(b)

Contractor passes a resolution, commences proceedings, or has proceedings commenced against it (which are not stayed within ***** days of service thereof), in the nature of bankruptcy or reorganisation resulting from insolvency, liquidation or the appointment of a receiver, trustee in bankruptcy or liquidator of its undertakings or assets, or similar or analogous events occur in Contractor's home jurisdiction;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(c)

Contractor enters into any composition or scheme or arrangement with its creditors in circumstances where Clause 20.1(a) applies, or similar or analogous events occur in Owner's or Contractor’s home jurisdiction;

(d)	Contractor fails to maintain any of the insurances it is obliged to maintain under this Agreement, unless such failure is remedied within ***** days of notice thereof from Customer;
(e)	Contractor fails to comply with the business principles set forth in Clause 16.2 of this Agreement;
(f)	an Owner/Contractor Guarantor Default occurs;
(g)	a Contractor Letter of Credit ceases to be in full force and effect, unless a replacement Contractor Letter of Credit is provided within ***** days thereafter;
(h)	the Charter Agreement is terminated by Charterer due to an Event of Owner’s Default thereunder; or
(i)	Contractor fails to pay any amounts when due and payable under this Agreement, unless such failure is remedied within ***** days of notice thereof from Customer.
20.2	Event of Customer’s Default

Each of the following events shall be an event of Customer’s default (“Event of Customer’s Default”):

(a)	Customer suspends payment of its debts or is unable to pay its debts or is otherwise insolvent;
(b)

Customer passes a resolution, commences proceedings or has proceedings commenced against it (which are not stayed within ***** days of service thereof), in the nature of bankruptcy or reorganization resulting from insolvency, liquidation or the appointment of a receiver, trustee in bankruptcy or liquidator of its undertakings or assets, or similar or analogous events occur in Customer's home jurisdiction;

(c)	Customer enters into any composition or scheme or arrangement with its creditors in circumstances where Clause 20.2(a) applies, or similar or analogous events occur in Charterer's home jurisdiction;
(d)	Customer fails to comply with the business principles set forth in Clause 16.2 of this Agreement;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(e)	Customer fails to pay the Daily Service Fee or any other amounts when due and payable under this Agreement;
(f)	Customer fails to maintain any of the insurances it is obliged to maintain under this Agreement, unless such failure is remedied within ***** days of notice thereof from Contractor;
(g)	a Charterer/Customer Guarantor Default occurs; or
(h)	the Charter Agreement is terminated by Owner due to an Event of Charterer’s Default thereunder.
20.3	Termination of the Charter Agreement for Charterer Default or Owner Default

The Parties hereby agree that:

(a)

if the Charter Agreement is terminated by Owner upon the occurrence of an Event of Charterer’s Default thereunder, this Agreement shall automatically terminate for Event of Customer’s Default pursuant to Clause 20.2(h); and

(b)

if the Charter Agreement is terminated by Charterer upon the occurrence of an Event of Owner’s Default thereunder, this Agreement shall automatically terminate for Event of Contractor’s Default pursuant to Clause 20.1(h).

20.4	Remedies
(a)

In addition to any other rights herein, in any other agreement or at Law (including to sue for loss of bargain subject to any limitations in this Agreement), upon the occurrence of an Event of Contractor’s Default, Customer may terminate this Agreement by issuing a termination notice with immediate effect.

(b)

In addition to any other rights herein, in any other agreement or at Law (including to sue for loss of bargain subject to any limitations in this Agreement), upon the occurrence of an Event of Customer’s Default (other than failure to pay the Daily Service Fee) Contractor may terminate this Agreement by issuing a termination notice with immediate effect.

(c)

If the Event of Customer’s Default results from a failure by Customer to pay the Daily Service Fee or any other amount due under this Agreement by the due date for payment, then (without prejudice to Contractor’s right to sue for recovery of any amounts due), Contractor shall notify Customer of such failure, and:

(i)

within ***** days of receipt of such notification Customer shall pay to Contractor the amounts due and payable (including outstanding Daily Service Fee plus any interest), failing which Contractor shall have the

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

right at any time thereafter by notifying Customer thereof to terminate this Agreement (without prejudice to any other rights or remedies including the right to sue for loss of bargain subject to any limitations in this Agreement); and

(ii)

notwithstanding any conduct of Contractor, such right to terminate under Clause 20.4(c)(i) above, shall remain effective until the earlier of the time (A) that the right is expressly waived by Contractor in writing; (B) that Customer pays Contractor in full any and all amounts due and payable (including outstanding Daily Service Fee plus any interest) at the relevant time; or (C) Contractor exercises its right to terminate this Agreement.

(d)

Where reference is made in this Clause 20.4 to “any limitations in this Agreement” such limitations shall include, for the avoidance of doubt, the Contractor OSA Maximum Liability Cap or, as applicable Customer OSA Maximum Liability Cap, but in each case not in respect of the events and circumstances in Clause 28.2(b).

(e)

Subject always to Clauses 28.1 and 28.2, the exercise by either Party of their respective rights under this Clause 20 shall be without prejudice to any other rights or remedies each may have accrued prior to the date thereof, and any provisions of this Agreement necessary for the exercise of such accrued rights and remedies shall survive termination of this Agreement to the extent so required.

21.	GUARANTEES AND SECURITY
21.1

Contractor shall provide to Customer, not later than the Effective Date, a parent company guarantee from Owner/Contractor Guarantor in the form attached hereto as Schedule VIII – Form of Guarantees securing the payment and performance obligations of each of Contractor under this Agreement and Owner under the Charter Agreement (including in each case any applicable amendment agreement or side agreement) (the "Owner/Contractor Guarantee"). The Owner/Contractor Guarantee provided shall be in force until the end of the Term as applicable, or if later, until an arbitral award is obtained, provided that the Owner/Contractor Guarantor’s aggregate liability under the Owner/Contractor Guarantee shall not exceed ***** US Dollars (USD *****) (“Owner/Contractor Guarantee Cap”) save as expressly provided to the contrary in the Owner/Contractor Guarantee. During the final year of the Term, the Owner/Contractor Guarantee Cap shall be reduced by: (a) USD ***** at the end of each of the first eleven months of that year; and (b) USD ***** at the end of the final month of that year.

21.2	Customer shall provide to Contractor, not later than the Effective Date, a parent company guarantee from Charterer/Customer Guarantor in the form attached hereto as

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Schedule VIII – Form of Guarantees securing the payment and performance obligations of Customer under this Agreement and Charterer under the Charter Agreement (including in each case any applicable amendment agreement or side agreement) (the "Charterer/Customer Guarantee"). The Charterer/Customer Guarantee provided shall be in force until the end of the Term as applicable, or if later, until an arbitral award is obtained, provided that the Charterer/Customer Guarantor’s aggregate liability under the Charterer/Customer Guarantee shall not exceed ***** US Dollars (USD *****) (“Charterer/Customer Guarantee Cap”) save as expressly provided to the contrary in the Charterer/Customer Guarantee. During the final year of the Term, the Charterer/Customer Guarantee Cap shall be reduced by: (a) USD ***** at the end of each of the first eleven months of that year; and (b) USD ***** at the end of the final month of that year.

21.3	For the avoidance of doubt, only one Owner/Contractor Guarantee and only one Charterer/Customer Guarantee shall be issued to cover, in each case, both the Charter Agreement and this Agreement.
22.	REPRESENTATIONS, WARRANTIES AND COVENANTS
22.1	Contractor’s Representations

Contractor hereby represents and warrants to Customer, as at the date hereof and undertakes until expiration of this Agreement, as follows:

(a)

it is and shall remain a limited liability company (or other form of legal entity following a novation pursuant to Clause 25.2(b)), duly incorporated and validly existing and in good standing under the Laws of the country of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Agreement and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of the same;

(b)

this Agreement constitutes legal, valid and binding obligations applicable to it and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by Contractor of this Agreement will not contravene any Law of any Governmental Authority having jurisdiction over Contractor;

(c)

it has not taken nor to its knowledge has it omitted to take any actions which would adversely affect the enforceability of this Agreement against it or the rights of Customer under the terms of this Agreement;

(d)

this Agreement, its execution and delivery will not conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which Contractor is a party or its property is bound;

(e)

it shall not without Customer’s prior written consent engage in any business or activity of any nature other than the provision of the services to Customer contemplated herein and activities directly related thereto, and similar or related business; and

(f)	throughout the Term, it shall (following the novation pursuant to Clause 25.2(b)) exist as a special purpose vehicle.
22.2	Customer’s Representations

Customer hereby represents and warrants to Contractor, as at the date hereof and undertakes until expiration of this Agreement, as follows:

(a)

it is and shall remain a corporation duly incorporated and validly existing and in good standing under the Laws of the country of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Agreement and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

(b)

this Agreement constitutes legal, valid and binding obligations applicable to it and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by Customer of this Agreement will not contravene any Law of any Governmental Authority having jurisdiction over Customer;

(c)

it has not taken nor to its knowledge has it omitted to take any actions which would adversely affect the enforceability of this Agreement against it or the rights of Contractor under the terms of this Agreement; and

(d)

this Agreement, its execution and delivery will not conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which Customer is a party or its property is bound.

23.	INDEMNIFICATION
23.1	Indemnification by Contractor

Contractor shall protect, defend, indemnify and hold Customer harmless from and against any and all Damages (save for any Consequential Damages) that may be imposed on, incurred by, or asserted against any Customer Indemnified Party arising out of, attributable to or in connection with:

(a)

physical loss of or damage to any property owned, leased, chartered or hired by any Contractor Indemnified Party (including the Vessel) and used in connection with the performance of this Agreement, in each case, Regardless of Cause; and

(b)

the sickness, death of, or personal injury suffered by, any Contractor Indemnified Party as a result of an event in connection with the performance of this Agreement, in each case, Regardless of Cause; and

(c)

the sickness, death of, or personal injury suffered by any third party or the physical loss of or damage to any third party property to the extent that such injury, loss or damage is caused by the negligence of a Contractor Indemnified Party, save that Contractor’s obligations under this Clause 23.1 shall not apply to the extent arising out of, attributable to, or in connection with any act or omission of any LNG Carrier or owner or operator thereof, including any damage caused by an LNG Carrier, or in respect of any act or omission for which such LNG Carrier or owner or operator thereof would be liable to either Party pursuant to the Conditions of Use.

23.2	Indemnification by Customer

Customer shall protect, defend, indemnify and hold Contractor harmless from and against any and all Damages (save for any Consequential Damages) that may be imposed on, incurred by, or asserted against any Contractor Indemnified Party arising out of, attributable to or in connection with:

(a)

physical loss or damage to the connecting pipeline and onshore receiving system and any property owned, leased, chartered or hired by any Customer Indemnified Party (except the Vessel) (including for the avoidance of doubt the Customer’s Facilities) and used in connection with the performance of this Agreement, in each case, Regardless of Cause; and

(b)

the sickness, death of, or personal injury suffered by, any Customer Indemnified Party as a result of an event in connection with the performance of this Agreement, in each case, Regardless of Cause; and

(c)

the sickness, death of, physical or personal injury suffered by any third party or the physical loss of or damage to any third party property to the extent that such sickness, death, injury, loss or damage is caused by the negligence of a Customer Indemnified Party.

24.	INSURANCE
24.1	Insurance Requirements
(a)

Contractor shall maintain valid and enforceable insurances on the Vessel as mandatorily required by applicable Law of the Applicable Jurisdiction, to the extent not covered in any insurance placed by Owner pursuant to the Charter Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)

Customer shall procure and maintain at its own cost valid and enforceable insurances at reasonable commercial levels to cover its obligations under Clause 23.2. On or before the date falling ***** days after the Effective Date, and thereafter on each renewal of such insurances, Customer shall provide Contractor with a true copy of the insurance certificates, cover notes or certificates of entry, showing that such insurance cover will be effective on and from such date. Customer and Contractor shall be noted and named as the co-assured under such insurances for their respective rights and interests as they may appear.

24.2	No Subrogation

No Customer Indemnified Party or insurers under the insurances referred to in Clause 24.1(b) shall have any right of recovery or subrogation against any Contractor Indemnified Party on account of any loss or claim for which Customer is required to indemnify a Contractor Indemnified Party in accordance with Clause 23.2.

25.	ASSIGNMENT BY CONTRACTOR
25.1

Except as set forth in Clause 25.2, Contractor may not assign, in whole or in part, novate or transfer any of its rights or obligations hereunder without the prior written consent of Customer, such consent not to be unreasonably withheld, delayed or conditioned.

25.2	Notwithstanding the foregoing provisions of Clause 25.1, Contractor may, without prior written consent of Customer, from time to time:
(a)	assign its rights under this Agreement by way of security to a Mortgagee or other Owner Financier; and
(b)

novate or transfer its rights and obligations hereunder to any assignee or transferee that is a member of the HLNG Group or HMLP Group subject to Contractor providing Customer with ***** days prior written notice and (ii) confirmation from the Owner/Contractor Guarantor that the Owner/Contractor Guarantee shall remain fully effective be following such transfer or novation.

25.3

In each case Customer undertakes to provide all reasonable cooperation to give effect to such assignment, novation or other transfer including the execution of such acknowledgements as the relevant Mortgagee or Owner Financier may require under any assignment and of a novation agreement in substantially the form attached at Schedule X – Form of Deed of Novation.

25.4	Contractor shall, at all times during the term of this Agreement, remain a member of the HLNG Group and/or HMLP Group.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

26.	ASSIGNMENT OR NOVATION BY CUSTOMER
26.1	Except as set forth in Clause 26.2, Customer may not assign, in whole or in part, novate or transfer any of its rights or obligations hereunder without the prior written consent of Contractor.
26.2

Notwithstanding the foregoing provisions of Clause 26.1, Customer may (i) assign its rights under this Agreement, or novate its rights and obligations under this Agreement, to an Affiliate of Customer; and (ii) assign its rights under this Agreement to its Lenders, without the prior written consent of Contractor.

26.3

Any novation or other transfer of this Agreement by Customer pursuant to this Clause 26 shall be subject to Customer first providing Contractor with (a) ***** days’ prior written notice; and (b) confirmation from the Charterer/Customer Guarantor that the Charterer/Customer Guarantee shall remain fully effective following such transfer or novation.

26.4	Customer shall, at all times during the term of this Agreement, remain a wholly owned subsidiary of New Fortress Energy, Inc.
27.	LIENS
27.1	Contractor's Liens

Except for Permitted Liens, Contractor shall not have, or allow others (claiming through Contractor) to have, a lien on LNG, fuel, freights, sub-freights or sub-hires or any sums payable to Customer or others or with respect to sales of cargoes stored on the Vessel, except to the extent such lien arises by operation of Law.

27.2	Customer's Liens

Customer shall not have, or allow others (in their dealings with Customer) to have, a lien against the Vessel, except to the extent such lien arises by operation of Law.

27.3	Release of Lien

In the event that any lien shall attach by operation of law or in violation of this Clause 27, Contractor or Customer, as the case may be, shall take such steps as reasonably necessary to ensure that the lien does not interfere with the Vessel’s operations or with Customer’s right to the Vessel and its cargo and to effect prompt release of such lien prior to the enforcement thereof.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

28.	EXCLUSIONS, LIMITATION OF LIABILITY
28.1	No Consequential Damages

Except as otherwise expressly provided in this Agreement, neither Party shall be liable to the other Party, nor shall either Party be indemnified by the other Party in respect of any Consequential Damages suffered by the other Party, whether or not foreseeable at the time of entering into this Agreement and Regardless of Cause.

28.2	Cumulative cap on Liability
(a)	Subject to Clause 28.2(a)(i), but notwithstanding any other provision of this Agreement or the Charter Agreement:
(i)

the maximum aggregate liability of Contractor to Customer arising out of, relating to, or connected with this Agreement, Regardless of Cause, shall not exceed an amount equal to ***** US Dollars (USD *****) (the "Contractor OSA Maximum Liability Cap") which shall be reduced by any amounts from time to time paid by Owner to Charterer covered by the Owner Maximum Liability Cap under the Charter Agreement which shall reduce the future liability of Contractor to Customer under this Agreement; and

(ii)

the maximum aggregate liability of Customer to Contractor arising out of, relating to, or connected with this Agreement, Regardless of Cause, shall not exceed an amount equal to ***** US Dollars (USD *****) (the "Customer OSA Maximum Liability Cap") which shall be reduced by any amounts from time to time paid by Charterer to Owner covered by the Charterer Maximum Liability Cap under the Charter Agreement which shall reduce the future liability of Customer to Contractor under this Agreement.

(b)	The provisions of Clause 28.2(a) shall not apply to:
(i)

any payments made under the indemnity provisions in Clauses 18.1, 18.2, 18.3, 19.3, 23.5 (in respect of the events and circumstances in Clause 19.2(b)), 28.4 (in respect of breaches of Clause 28.2 only), 29.1, 31.4 and 33.3 of the Charter Agreement and/or Clauses 5.7(f), 5.8, 16.4 (in respect of breaches of Clause 16.2 only), 18.4, 23, 28.3 and 34.1(d) of this Agreement:

(ii)	the payment of Hire (including for the avoidance of doubt any Taxes payable pursuant to Clause 11.7(b) of the Charter Agreement) earned by Owner under the Charter Agreement;

(iii)	any reduction of Hire or periods of Off-Hire under the Charter Agreement;
(iv)	the payment by Charterer and/or Customer of any amounts in respect of any Change in Law Required Actions;
(v)	the payment of the Daily Service Fee earned by Contractor under this Agreement (including for the avoidance of doubt any Taxes payable pursuant to Clause 9.7);
(vi)	any reduction of Daily Service Fee or period of Off-Hire under this Agreement;
(vii)

the payment or reimbursement by Charterer or Customer (as the case may be) of any increased Taxes due to Change in Law under this Agreement or the Charter Agreement and/or any Taxes payable pursuant to Clause 6.3 and/or Clause 11.7(b) of the Charter Agreement and/or any Taxes payable pursuant to Clause 7.2 and/or Clause 9.7 of this Agreement; or

(viii)	in respect of any liability caused by Wilful Misconduct.
28.3	Liability for Fines

The Parties hereby agree that for the purposes of this Agreement, Contractor will have no liability to Customer as a result of any occasional fines, claims or assessments imposed by Governmental Authorities on Customer or its Affiliates in view of stoppage, delay or interruption of operations of Customer’s Facilities, Customer shall indemnify, protect, defend and hold Contractor and/or Owner harmless from and against any and all fines, claims or assessments imposed by Governmental Authorities in connection with this Agreement, or the FSRU Services, the operations of the Terminal or the supply of gas to any offtakers (save where caused by Owner’s breach of the Charter Agreement or Contractor’s breach of this Agreement). The foregoing shall not apply to any fines levied against Contractor directly from applicable Governmental Authorities due to breach by Contractor of the terms of any licences or permits applicable to the Vessel, arising from Contractor's negligence, provided that (i) such fine relates to an obligation attributed to Contractor either by Law or by this Agreement; and (ii) the terms of such license or permit have been fully disclosed to Contractor by Customer as soon as practicably possible after issue or renewal thereof.

29.	CONSTRUCTION
29.1	Entire Agreement

This Agreement comprises the full and complete agreement of the Parties with respect to the subject matter hereof and supersedes all prior communications, understandings and agreements between the Parties, whether written or oral, expressed or implied, with regard to said subject matter. Notwithstanding the foregoing, the parties acknowledge and agree that the terms of this Agreement may be supplemented or amended by way of an amendment agreement or a side agreement entered into by both Parties.

29.2	Independent Construction

No provision of this Agreement shall be interpreted or construed against a Party because that Party or its legal representative drafted the provision.

29.3	Sole Remedy

For the avoidance of doubt, when under the terms of this Agreement a particular remedy is described as the "sole and exclusive remedy" of a Party for a particular event, circumstance or breach, such remedy shall, save for any specified exceptions, be the sole and exclusive remedy of such Party to the exclusion of any other remedy whatsoever which may otherwise have been available to it whether under this Agreement, in tort (including negligence) or otherwise arising at law.

30.	NOTICES
30.1	Address for Notices and Invoices

Any notice given, or required to be given, by either Party to the other Party hereunder, shall be sent by registered mail, e-mail or registered airmail to the following addresses:

Notice to Contractor:

Höegh LNG Partners LP

c/o Höegh LNG AS

Drammensveien 134

0277 Oslo, Norway

Att. Chief Development Officer

E-mail: richard.tyrrell@hoeghlng.com

Phone: + 47 97 55 74 00

With copy to:

Notice to Contractor’s Operations Department:

Höegh LNG Fleet Management AS

c/o Höegh LNG AS

Drammensveien 134

0277 Oslo, Norway

Att. SVP Head of Fleet Management

E-mail: nils.jakob.hasle@hoeghlng.com

Tel: +47 97 55 74 00

Notice to Customer:

Attn: Joseph Palliparambil

Mobile: +1(305) 962-9906

Email: jpalliparambil@newfortressenergy.com

Email: gallant@newfortressenergy.com

Notice to Customer’s Operations Department:

Attn: Danar Royal

Mobile: +1 (876) 434-3767

Email: droyal@newfortressenergy.com

or to such other addresses as the Parties may respectively from time to time designate by notice in writing. Any failure to transmit a copy of the notice to a Person listed as entitled to receive a copy shall not in any way affect the validity of any notice otherwise properly given as provided in this Clause 30.1.

30.2	Notices in Writing

Any notice required to be given pursuant to this Agreement shall be deemed to be duly received:

(a)

In the case of a letter, whether delivered in course of the post or by hand or by courier, at the date and time of its actual delivery if within normal business hours on a Business Day at the place of receipt otherwise at the commencement of normal business on the next such Business Day; and

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)

In the case of e-mail, at the time of transmission recorded on the message if such time is within normal business hours (09:00 - 17:00) in the country of receipt, otherwise at the commencement of normal business hours on the next Business Day at the place of receipt.

30.3	Communications

Unless otherwise expressly provided in this Agreement, all notices, approvals, agreements, rejections, requests, consents, elections, instructions, designations, Authorizations, responses, and all other communications required to be given by either Contractor or Customer to the other under or in connection with this Agreement shall be in writing (including by email) and in the English language.

31.	GOVERNING LAW AND DISPUTE RESOLUTION
31.1	Governing Law

The construction, validity and performance of this Agreement and all non-contractual obligations arising from or connected with this Agreement shall be governed by the laws of England and Wales.

31.2	Arbitration
(a)

Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, (a “Dispute”) shall be referred to and finally resolved by arbitration under the LCIA Rules (the “Rules”) in force at the time of commencement of the arbitration, which Rules are deemed to be incorporated by reference to this Clause 31.2.

(b)

The number of arbitrators shall be three (3). The claimant shall nominate one (1) co-arbitrator in its Request for Arbitration. The respondent shall nominate one (1) co-arbitrator in its Response to the Request for Arbitration. Within ***** days from the appointment of the co-arbitrators, the appointed co-arbitrators shall jointly nominate the third arbitrator, who shall be the presiding arbitrator.

(c)	The seat and location of arbitration shall be London, England.
(d)	The language to be used in the arbitral proceedings shall be English.
(e)	The governing law of this arbitral agreement shall be English law.
31.3	Consolidation
(a)	Where there are two or more pending arbitrations, one (or some) of which is (or are) commenced under Clause 31.2 of this Agreement, and the other is (or the

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

others are) commenced under Clause 34.2 of the Charter Agreement, and none of these arbitrations has a fully constituted arbitral tribunal, the Parties hereby agree that the LCIA Court shall, upon the application by any party to any arbitration, consolidate these arbitrations into the arbitration which commenced first.

(b)

Where there are two or more pending arbitrations, one (or some) of which is/are commenced under Clause 31.2 of this Agreement, and the other is (or the others are) commenced under Clause 34.2 of the Charter Agreement, and only one of these arbitrations has a fully constituted arbitral tribunal (the “First Tribunal”), the Parties hereby agree that the First Tribunal or the LCIA Court shall, upon the application by any party to any arbitration, consolidate these arbitrations into the arbitration under the First Tribunal.

31.4	Expert Determination

A Dispute between the Parties may be referred to an Expert where provided under the terms of this Agreement, or otherwise agreed between the Parties, based on the following procedure:

(a)

Any Party may initiate an Expert reference under this Clause 31.4 in respect of a Dispute by proposing to the other Party the appointment of an Expert. If the Expert has been appointed, but is unable or unwilling to complete the reference, another Expert shall be appointed. The Expert shall act as an expert and not an arbitrator.

(b)

The Parties shall cooperate fully in the expeditious conduct of such Expert determination and provide the Expert with reasonable access to facilities, documents, information and personnel requested by the Expert to make a fully informed decision in an expeditious manner as so directed by such Expert.

(c)

The Expert shall be and remain at all times wholly impartial, and, once appointed, the Expert shall have no ex parte communications with either of the Parties concerning the Expert determination or the underlying Dispute.

(d)	Before issuing a final decision, the Expert shall issue a draft report and allow the Parties to comment on it.
(e)

The Expert shall endeavour to resolve the Dispute within ***** days (but no later than ***** days) after their appointment, taking into account the circumstances requiring an expeditious resolution of the matter in dispute.

(f)	The Expert’s decision shall be final and binding on the Parties.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(g)	If the Expert decides that a sum is due and payable by one Party to the other Party then:
(i)	any such sum shall be due and payable within ***** days of receipt by the Parties of written notice of such decision, unless the Expert decides otherwise; and
(ii)	interest shall accrue at the Interest Rate in respect of late payment.
(h)

The fees of the Expert and any other costs of and incidental to the reference to Expert determination shall be payable by the Parties in such amounts and on such terms as the Expert may determine (following the provisions of the Charter Agreement, where applicable) but, in the absence of any such determination, by the Parties in equal shares.

32.	WAIVER OF IMMUNITY

To the extent that a Party is entitled in any jurisdiction to claim for itself or its property or assets any right of immunity, including immunity from submission to jurisdiction, service of any documents, recognition of an award or suit, judgment, enforcement, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process whatsoever or wheresoever, or to the extent that in any such jurisdiction there may be attributed to such Party or its assets or property such immunity (whether or not claimed), such Party hereby irrevocably agrees in respect of any Disputes or the enforcement of any judgment or arbitration award against any of its property or assets not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and, without limitation, it is intended that the foregoing waiver of immunity shall have irrevocable effect for the purposes of the United States Foreign Sovereign Immunities Act 1976 in any Disputes to which that Act is applicable.

33.	CONFIDENTIALITY
33.1	The Parties agree to keep Confidential Information strictly confidential, except in the following cases when the receiving Party shall be permitted to disclose such information:
(a)	it is already known to the public or becomes available to the public other than through the act or omission of the receiving Party; or
(b)

it is required to be disclosed under Law or the requirements of any recognized stock exchange or the U.S. Securities and Exchange Commission or other securities and/or exchange entity having jurisdiction over a Party (or any shareholder or Affiliate thereof or any Affiliate of any such shareholder) in compliance with such entity’s rules and regulations (provided that the receiving

Party shall give notice of such required disclosure to the disclosing Party prior to the disclosure); or

(c)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings; or
(d)	to any of the following Persons to the extent necessary for the proper performance of their duties or functions:
(i)

a buyer or seller or potential buyer or seller of LNG shipped or to be shipped on the Vessel only to the extent that such information disclosed is necessary for the operational purposes of the Vessel under this Agreement and does not contain any information relating to pricing or other similarly commercially sensitive information;

(ii)	an Affiliate of the receiving Party;
(iii)	employees, officers, directors and agents of the receiving Party;
(iv)	professional consultants and advisors including insurers, underwriters and brokers retained by the receiving Party;
(v)

financial advisors, investment bankers, underwriters, brokers, lenders or other financial institutions advising on, providing or considering the provision of financing or re-financing to the receiving Party or any Affiliate thereof and their legal counsel; and

(vi)

a prospective investor in or purchaser of Contractor or Customer’s Affiliates provided that such potential purchaser or investor first agrees to be bound by these confidentiality provisions and provided that any ultimate transaction is subject to such consent by Customer or Contractor as may be required elsewhere hereunder, provided that the receiving Party shall exercise due diligence to ensure that no such Person shall disclose Confidential Information to any unauthorized party or Persons, including disclosure being subject to such Person undertaking (in a form reasonably acceptable to the Parties hereto) to keep Confidential Information confidential. Any disclosure to third parties under this Clause 33.1 shall be limited to information which is essential for such third party to undertake the scope of work assigned to it, provided always that the disclosing Party shall inform the other Party prior to any such disclosure.

33.2

Each Party acknowledges that the other Party is a subsidiary of a publicly traded company and that the Confidential Information is or may be share price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities laws related to insider dealings and market

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

abuse. Each Party undertakes not to use any Confidential Information for any unlawful purpose.

33.3	The provisions of this Clause 33 shall survive for a period of ***** years after the termination or expiry of this Agreement.
34.	SANCTIONS
34.1	Operation of the Vessel and Sanctions
(a)

Contractor shall not be obliged to (i) make available the Vessel or (ii) comply with any orders for the employment of the Vessel in any carriage, trade or on a voyage; which, in the reasonable judgment of Contractor, would: (A) be contrary to Sanctions, whether directly or indirectly; (B) be by or for the benefit of a Restricted Party; or (C) otherwise expose the Vessel (including any Owner Financier, the Vessel’s crew and/or insurers) to enforcement proceedings arising from Sanctions.

(b)

If the Vessel is already operating in a manner to which Sanctions are subsequently applied, Contractor shall have the right to require the cessation of such operations and to require that any LNG on board the Vessel be discharged and redelivered to Customer. The Vessel shall remain on-hire during such discharge and Customer shall remain responsible for all additional costs and expenses incurred in connection with such discharge.

(c)

If the Vessel is already performing a voyage in LNGC Mode, to which Sanctions are subsequently applied, Contractor shall have the right to refuse to proceed with the employment and Customer shall be obliged to issue alternative voyage orders within ***** hours of receipt of Contractor’s notification of their refusal to proceed. If Customer does not issue such alternative voyage orders Contractor may discharge any cargo already loaded at any safe port (including the port of loading). The Vessel shall remain on-hire pending completion of Customer’s alternative voyage orders or delivery of cargo by Contractor and Customer shall be responsible for all additional costs and expenses incurred in connection with such orders/delivery of cargo. If in compliance with this Clause 34.1(c) anything is done or not done, such shall not be deemed a deviation.

(d)

Customer shall indemnify, defend and hold harmless Contractor against any and all claims whatsoever brought by any parties to whom regasified LNG is to be sold by Customer and/or by any subcontractor against Contractor or Owner by reason of Contractor's compliance with this Clause 34.1.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

34.2	Sanctioned Parties
(a)

Contractor and Customer respectively warrant for themselves, their Affiliates and their respective directors, officers and employees, that at the date of this Agreement and throughout the duration of this Agreement:

(i)	it is not in breach of Sanctions;
(ii)	it is not a Restricted Party;
(iii)	as regards Customer, it is not requiring the Vessel to be operated in any matter which is contrary to Sanctions; and
(iv)

it is not subject to or involved in any inquiry, complaint, claim, suit, proceeding, formal notice, investigation or other action by any regulatory or enforcement authority or any Person not a Party to this Agreement concerning any Sanctions.

(b)	If at any time during the performance of this Agreement either party becomes aware that the other party (the "Sanctioned Party") is in breach of the warranty in Clause 34.2(a):
(i)

performance of the obligations of Contractor and Customer under this Agreement shall be suspended without liability of either Party unless and until it resumes in accordance with sub-clause (ii) below or this Agreement is terminated pursuant to sub-clause (iii) below; the circumstances giving rise to such suspension shall be treated as an event of Force Majeure for the purposes of Clause 19 provided that, notwithstanding the operation of this sub-clause, Customer shall continue to be obliged to pay the Daily Service Fee during the period of suspension if Customer is the Sanctioned Party subject to such payment of Daily Service Fee, and its receipt by Contractor, not being in breach of Sanctions;

(ii)

Contractor and Customer shall use all reasonable endeavours to apply for and obtain any applicable licence or Authorization which will enable this Agreement to continue notwithstanding the circumstances giving rise to the operation of this Clause 34.2(b) and upon the obtaining of such license or Authorization performance of the obligations of Contractor and Customer under this Agreement shall resume;

(iii)

if no licence or Authorization as referred to in sub-clause (ii) above is obtained within ***** days of the start of the suspension of the obligations of Contractor and Customer referred to in sub-clause (i) above or if it shall at any earlier time be apparent to the party which is not the Sanctioned Party that there is no reasonable prospect of any such licence or Authorization being obtained the Party which is not the Sanctioned Party may, by notice to the other Party, terminate this Agreement, whereupon this Agreement shall terminate forthwith upon the Vessel being free of LNG, except for LNG Heel under Clause 8.1 of the Charter Agreement, without further liability of either party to the other (but without prejudice to Charterer’s obligations under Clause 7.7 of the Charter Agreement).

(c)	Notwithstanding anything in this Clause 34.2 to the contrary, Contractor or Customer shall not (and shall use reasonable efforts to ensure that no other Relevant Person will):
(i)	take any action or make any omission or make use of the Vessel or the FSRU Services in a manner that:
(A)	is in breach of Sanctions;
(B)	causes (or will cause) a breach of Sanctions by any Relevant Person; and/or
(C)

causes any Relevant Person to be involved in any complaint, claim, proceeding, formal notice, investigation or other action by any regulatory or enforcement authority or any Person not a Party to this Agreement concerning any Sanctions.

(ii)	be required to do anything which constitutes a violation of Sanctions or of any other laws and regulations of any State to which either of them is subject; or
(iii)

take any action or make any omission that results, or is likely to result, in either of them becoming a Restricted Party or otherwise a target of Sanctions that is a target of laws, regulations or orders concerning any trade, economic or financial sanctions or embargoes by virtue of prohibition trade, economic or financial sanctions or embargoes by virtue of prohibitions and/or restrictions being imposed on any US Person or other legal or natural person subject to the jurisdiction or authority of a US Sanctions Authority which prohibit or restrict them from them engaging in trade, business or other activities with such target without all appropriate licenses or exemptions issued by all applicable US Sanctions Authorities.

(d)	Contractor and Customer shall (and shall use reasonable efforts to ensure that the other Relevant Persons will) maintain appropriate policies and procedures to:
(i)	identify any risks to its business as a result of Sanctions; and

(ii)	promote and achieve compliance with its obligations under paragraph (c) above.
(e)	Customer shall procure that this Clause 34 is incorporated into all subcontracts, sub-charters, contracts of carriage and bills of lading issued pursuant to this Agreement.
34.3	Application

Clauses 34.1 and 34.2 are not exclusive and may each operate by reference to the same set of circumstances.

35.	MISCELLANEOUS
35.1	Rights of Third Parties

Contractor and Customer agree that, except as provided in Clause 23, the provisions of The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement, which rights may be amended, varied or waived at any time by agreement between the Parties without the approval of the relevant third party.

35.2	Banking Days

Any payment which is due to be made under this Agreement on a day that is not a Banking Day shall be made on the next Banking Day in the same calendar month (if there is one) or the succeeding Banking Day (if there is not).

35.3	Partial Invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any Law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the Law of any other jurisdiction will in any way be affected or impaired. The Parties agree, in the circumstances referred to in this Clause 35.3 to attempt to substitute for any illegal, invalid or unenforceable provision a legal, valid and enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the illegal, invalid or unenforceable provision.

35.4	Remedies and Waivers

No failure or delay by either Party in exercising any right or remedy provided by Law or under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

35.5	Amendments

This Agreement may only be amended by written instrument signed by both Parties.

35.6	Counterparts

This Agreement may be executed in counterpart, and this has the same effect as if the signatures on each counterpart were on a single copy hereof.

35.7	Language

The official text of this Agreement and any Schedules attached hereto and any notices given hereunder shall be in English. In the event of any dispute concerning the construction or interpretation of this Agreement, reference shall be made only to this Agreement as written in English and not to any translation into any other language.

35.8	Consent to be in Writing

Any consent granted under this Agreement shall be effective only if given in writing and signed by the consenting Party and then only in the instance and for the purpose for which it was given.

35.9	Further Assurance

The Parties shall at the requesting party's reasonable expense do and execute all such further acts, things and documents as are reasonably required to give full effect to the rights given and the transactions contemplated by this Agreement.

35.10	Intellectual Property

It is expressly agreed that all intellectual property rights related to the Vessel and related regasification technology, including any intellectual property rights developed by or for Owner or Contractor in relation to the Vessel, shall be or remain the sole and exclusive property of Owner or Contractor (as the case may be).

[This space left blank intentionally]

IN WITNESS WHEREOF, each Party has executed this Agreement on the date first above written.

By Contractor		By Customer

By:	/s/ Richard Tyrrell	By:	/s/ Chris Guinta

Name:	Richard Tyrrell	Name:	Chris Guinta

Title:	Attorney-In-Fact	Title:	CFO

Date:	September 23, 2021	Date:	9/23/2021

Schedule I

Customer's Facilities and Rely Upon Data

Set out below is a more in-depth description of certain aspects of the Terminal’s design.

N°	Item	Value	Unit
1	Mooring & Berthing
1.1	Mooring dolphin	6	#
1.2	Berthing dolphin	3	#
1.3	Quick release hooks	9 units / 26 hooks	#
1.4	Fenders	Reaction: 2672 kN @ 70% Deflection Energy: 3364kNm (Please see fender tests and M&B Analysis attachments for clarity)	-
2	CNG Transfer Arms
2.1	CNG Loading arms	EMCO WHEATON
2.1.1	Units	2	#
2.1.2	Diameter	12	Inch
2.1.3	Max Flow	162	MMSCFD
3	Communication
3.1	Ship to shore link	TRELLEBORG GEN3 SSL SHORE SYSTEM	-
4	Aid to navigation
4.1	Ship berthing aids	NONE	-
4.2	Environmental station	Suited for monitoring wind speed and direction, sea current speed and direction, air temperature and humidity. barometric pressure, rainfall, waves (height, period and direction) and tidal elevation	-

N°	Item	Value	Unit

5	Jetty (principal equipment)
5.1	Fire Fighting	PORTABLE POWDER EXTINGUISHER 30KG & 50KG and FIRE DETECTORS	-
5.2	Small nitrogen plant	NONE	#
5.3	Potable Water Tank	NONE	m3
5.4	Diesel tank	5.4 (@ 98% FULL)	m3
5.5	Fresh fire water tank	NONE	m3
5.6	Gas Chromatograph	NONE	#
5.6.1	Main power supply	Ship Supply	125 KVA
5.6.2	Units	N/A	#
5.6.3	Emergency power supply	DIESEL GENERATOR	125 KVA
5.7	CNG Metering skid	NONE	#
5.8	ILI System Launcher	PIG LAUNCHER	#
5.9	Vent stack	OPEN AIR - NC	#
5.10	Control and administration building	YES – MAKER: SEABOARD	#
5.11	Gangway	YES – MAKER: VERHEOF	#

FSRU Alignment with Jetty:

Following information available for positioning the FSRU alongside the terminal:

-	Ranger Offshore OHP Structures Asbuilt_1801040718_Final_ Issue2.pfd [rev.2]

-	BD2 layout Spec.1.pdf
o	Offshore Structures Geometry Plan [Rev. 0, Date 05.08.17]
o	BD2 EIC Dolphin Deck Plan [Rev. 4, Date 05.08.17]
o	Enlarged BD2 EIC Dolphin Plan [Rev. 1, Date 01.06.17]

FSRU High Pressure Manifold – Modification

The High Pressure Loading Arms is located on Berthing Dolphin 1. This requires that the FSRU will be shifted forward and HP export pipe to be extended 20 meter forward from existing manifold position.

This is based on following interface documentation:

-	Distance between MLAs.png
o	Picture of BD1 layout drawing [snapshot of drawing, unknown rev. number]
-	10-6 - M3385708-002 MLA Ship side valve.pdf
o	Emco Wheaton Spool Piece Assy. 12” [Date 29.08.17]
-	FSRU CNG Valves.png
o	Golar Freeze FSRU CNG Manifold Detail [snapshot from Golar Freeze SSCS]

Ship Shore Link

The FSRU is equipped with Trelleborg Seatechnik SSL located in manifold area.

Terminal is also equipped with Trelleborg SSL, and following documentation received:

-	PJ2482-10000-VO-703 Integrated SSL / D&M / PPU Cabinet Electrical Hook-up drawing sheet 2 (Issue 2, Date 08.08.17)
-	PJ2482-8187-V5-120-1 FO-EL-ESL Ship Shore Communication Link System. Cable Reels & Weather Cover for Old Harbour LNG (Issue 1, Date 29.08.17)
-	PJ2482-8192-V1-101-1 Electric Cable Reel with 50m Electric Umbilical Cable for SSL system for Old Harbour LNG (Issue 1, Date 29.08.17)
-	PJ2482-8199-V0-800-1 Fibre-Optic Cable Reel with 50m FO Umbilical Cable for SSL system for Old Harbour LNG (Issue 1, Date 29.08.17)
-	Hotphone.png (picture)
-	FSRU Jetty Network.png (picture)
-	FSRU Jetty Data.png (Rev.A, Date 22.08.18)
-	ModbusMapping NFE Metering Freeze.xls
-	NFE OHP C_E.pdf

o	Cause & Effect (Rev. 0, Date 19.07.18)

FSRU Jetty Power

The FSRU is equipped with Jetty Power Box located in manifold area.

Terminal is equipped with power connection on BD2. Following documentation received:

-	FSRU to Jetty E-505_Umbilical Power Cable Details Rev.B06.pdf
o	Umbilical Power Cable Details (Rev.0, Date 15.09.17)

Gangway

Following information available for gangway interface

-	Gangway.pdf
o	Verhoef - Column with Telescopic Access Ladder (Rev. C, Date 13.07.17)
-	(2017.07.06) Verhoef Gangway Standard Tech Spec VAI 9408 ECO Rev E Colum...pdf
o	Verhoef – Standard Technical Specification rev.E
-	Verhoef OHP Aluminum Deck Ladder Dwg AD3.0408-015.pdf (Date 01.09.17)
-	Verhoef OHP Column w Telescopic Access Ladder GA Dwg AD5-28-D (1) (Rev.D, Date 17.08.17)

Marine Studies

Following information available for assessment of site

-	OHP Mooring and Berthing Study.pdf
o	Berthing and Mooring Analyses Report from Moffatt & Nichol (Rev. B, Date 17.10.17)
-	OHP Navigation Assessment.pdf
o	Navigation Assessment Report from Moffatt & Nichol (Rev. A, Date 04.10.2017)

Appendix I

Referential Terminal Design

OHP PIPELINE
FIXED WHITE NAVIGATION LIGHT
FIXED WHITE NAVIGATION LIGHT
PORTLAND BIGHT

Appendix II

Referential Jetty Layout

FOR REVIEW

JAMAICA
PROJECT LOCATION
VICINITY MAP

IMPORTANT • PLEASE NOTE

LEGEND

NOTES

New Fortress ENERGY

OLD HARBOUR PROJECT OFFSHORE TERMINAL STRUCTURES

PORTLAND BIGHT, JAMAICA
OFFSHORE JAMAICA

SCALE

METERS

Schedule II

LNG Measurements, Specifications, Tests and Analysis

1.	LNG MEASUREMENT SYSTEM

1.1     The measurement of the volume and energy content in MMBtu’s of LNG transferred between LNG Carriers and the Vessel by use of International Standards shall be the responsibility of the Customer.

1.2	The Vessel's custody transfer management system (“CTMS”) will be used for Contractor's reports to Customer.
1.3

Both the Vessel's and any LNG Carrier's CTMS shall be maintained in accordance with the respective manufacturers’ requirements and must hold a valid certificate of accuracy from an industry-recognised body.

1.4	The volume of LNG transferred between the LNG Carriers and the Vessel shall be measured by the LNG Carrier's CTMS.
2.	LNG QUALITY SPECIFICATIONS
2.1	The Vessel’s Cargo tanks and regasification system shall be able to handle a range of LNG specifications limited to the range:
LNG Composition	Lean case (mol%)	Rich case (mol%)
C1	100.0	81.6
C2	0.0	13.4
C3	0.0	3.7
C4+	0.0	0.7
N2	0.0	0.7
Molecular weight (g)	16.04	19.3
Liquid density (kg/m3@-160℃)	421	485

3.	TEST AND ANALYSIS
3.1	Sampling to be performed by Customer at the loading terminal for LNG Carrier to unload at the Vessel and shall not rely on any infrastructure installed on the Vessel.
3.2	Ageing of LNG during transportation and storage on the Vessel to be estimated by use of International Standards.

The LNG quality specification onboard the Vessel to be estimated by use of the loading papers, aging estimation and reference values for the actual gas quality composition on the gas chromatograph for regasified LNG.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Schedule III

Gas Measurement and Quality

1.	GAS QUALITY SPECIFICATION
1.1

The Gas quality measurement system for Gas send-out and the regasification system shall be able to handle Gas compositions derived from the LNG specifications given in Schedule II. The Gas quality including Gas compositions for regasified LNG will be measured with a Gas chromatograph onboard the Vessel. The output signals from the Vessel’s Gas chromatograph shall be interfaced with the Terminal. The Gas chromatograph will be calibrated and validated by a third-party company within ***** month after Performance Tests.

2.	GAS METERING FOR GAS SEND-OUT (REGASSIFIED LNG)
2.1

The custody/fiscal Gas metering for Gas send-out volumes is located at the onshore M&R station and is not part of Contractor’s scope. The output signals from the M&R station’s metering unit shall be interfaced with the Vessel for monitoring. The Vessel will have installed its own Gas metering system which is used to monitor the actual gas flow and energy exported according to Customer’s nominations. The output signals from the vessel’s metering system shall be interfaced with the Terminal for monitoring and comparison. Specification is given in Schedule I of the Charter Agreement and accuracy is +/-*****% from ***** MMscf/d up to ***** MMscf/d.  The meters are calibrated and certified when installed onboard and will be re-calibrated at site with a zero-flow dry calibration within ***** month after Performance Tests.  Any deviations between the Terminal meter and onboard meter shall be investigated and actions agreed.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

3.	GAS FLOW MEASUREMENT FOR FUEL GAS, GAS LOSS AND VAPOUR TO / FROM LNG CARRIERS
3.1

The Vessel’s onboard Gas measurement system shall be used to measure the fuel consumption (gas to engines and boilers) and potential Gas loss (Gas combustion unit) onboard the Vessel as well as vapour to/from LNG Carriers.  Each consumer has volume flow or mass-flow measurement installed and the energy content and mass flow of the Gas sent to the consumers will be calculated. Flow accuracy of gas flow meters to the consumers are +/-*****%. The Gas flow meters are calibrated from newbuilding shipyard and will be validated and verified by a 3rd party company within ***** month after Performance Tests.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Schedule IV

Gas Nomination and Delivery Provisions

1	Gas Nomination and LNG Delivery Provision for FSRU Services

The Customer shall nominate the quantity of Gas / LNG for the following FSRU Services :

(i)	receiving LNG from LNG Carriers at the Receipt Point;
(ii)	the regasification of LNG onboard the Vessel;
(iii)	the delivery of regasified LNG to the Delivery Point;
(iv)	Reload Operations; and
(v)	Gas Up / Cool Down Operations.

A “Gas Day” shall be defined as a twenty-four (24) hours period starting from midnight each day.

For each Gas Day after the completion of Commissioning and after Acceptance Date when the Vessel operates at FSRU Site, Customer shall have the right to nominate according to this schedule the lesser of (i) the Maximum Daily Contract Quantity; and (ii) the Available LNG Inventory.

The regasified LNG nominations are referred to as Gas Nomination below and shall include up to maximum eight different regasification rates per Gas Day. If changes to the Gas Nominations are required, the provisions in Section 4.2 (Intraday Gas Nomination) shall apply.

The delivered quantity of Gas shall be within +/-*****% range of the Nominated Volume over each Gas Day.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Time required to cool down a spare booster pump/train, including preparation time is ***** plus ***** (*****+*****) hours. In case a standby train is maintained in cold condition, time required to bring it to service is ***** hour.

2	Inventory Notice

Commencing on the day following the Acceptance Date, Contractor shall, on each day (Day “D”) by 09.00 AM. Local Time, notify Customer of the cargo tank inventory end of the previous day (Day D-1) by using the CTMS onboard the Vessel.

3	Monthly Gas and LNG delivery Nomination
(i)

Monthly nominations shall be sent by Customer to Contractor and the Vessel Master no later than 4:00 PM local time one week prior to the relevant month to which the Monthly gas nomination and LNG delivery shall apply (the “Monthly Nomination Notice”).

(ii)	Contractor shall, by 4:00 PM local time on the following day, by notice to Customer confirm such Monthly nomination.
(iii)	Monthly nominations shall be for Contractor’s and Customer’s reference only.
(iv)	Should any significant deviations to the monthly nominations take place, Customer shall seek to inform Contractor about such changes as soon as possible without undue delay.

4	Daily Gas Nomination
4.1	Daily Gas Nomination
(i)

Commencing on the day before the Acceptance Date, Customer shall, by 12:00 PM (noon) local time each day, notify Contractor of its nomination consistent with the parameters of this Schedule IV (the “Daily Nomination Notice”) of the quantities of Gas that Customer desires in good faith (reflecting the Charterer’s assessment of the then-current requirements of Charterer downstream Gas customers) to be delivered to it at the Delivery Point during the subsequent Gas Day.

(ii)	In the event Customer does not provide Contractor a Daily Nomination Notice on a timely basis, Customer shall be deemed to have nominated a nil quantity of Gas for the relevant Gas Day.
4.2	Intraday Gas Nomination
(i)

Notwithstanding the notification deadline set forth in Section 4.1(i) above, Customer may request to modify its Daily Nomination Notice prior to the end of the Gas Day to which the Daily Nomination Notice applies by sending a notice to Contractor consistent with the parameters in Sections 3.1(ii) and 3.1(iii) of this Schedule IV (“Intraday Nomination Notice”).

(ii)	Intraday Gas Nomination shall be given by Terminal Control Room to FSRU Cargo Control Room firstly by phone; then to be later confirmed by email.
(iii)

Contractor shall, subject to cool down times and the ramp-up and ramp down times, use reasonable efforts to adjust deliveries as soon as possible after receiving the Intraday Nomination Notice. For the purpose of calculating the deadline for adjusting deliveries, Contractor will be taken to have received the Intraday Nomination Notice at the beginning of the subsequent hour following receipt. That is, if an Intraday Nomination Notice is received at 11:45 AM local time, the time of receipt of such notice will be taken to be noon (12.00 PM) local time.

4.3	Confirmation
(i)

On each day prior to 6:00 PM local time, Contractor shall confirm Customer’s Daily Nomination Notice, indicating how much Gas (the “DCQ” expressed in MMscf/d) Contractor shall deliver to Customer at the Delivery Point during the subsequent Gas Day.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(ii)

Within ***** hours of the time of receipt of any Intraday Nomination Notice calculated pursuant to Section 3.2(ii) of this Schedule IV, Contractor shall use reasonable efforts to confirm Customer’s nomination, indicating the revised quantity of Gas (the “DCQ” expressed in MMscf/d) that Contractor shall deliver to Customer at the Delivery Point during the relevant Gas Day.

(iii)

Subject to a Service Excusable Event, Force Majeure, ongoing maintenance and class inspections that interfere with the FSRU Services, and in the case of an Intraday Nomination Notice the cool down, ramp up and ramp down time, Contractor shall confirm any Daily Nomination Notice or Intraday Nomination Notice, up to the lesser of (i) Customer’s Available LNG Inventory and (ii) the Maximum Daily Contract Quantity.

(iv)

If Contractor does not provide Customer with a confirmation of a Daily Nomination Notice pursuant to Section 5.3(i), or an Intraday Nomination Notice pursuant to Section 5.3(ii), then Contractor will be taken to have confirmed the relevant nomination.

5	Gas Nomination Form

Prior to the Acceptance Date, the Parties shall agree the standard form to be used for the notices to be provided under this Schedule IV, which form shall include the contact details to be used for such notices and any other procedures required that are not specified in this Schedule IV. The transmission method for such notices shall be agreed upon.

Schedule V

Form of Conditions of Use

OLD HARBOUR LNG Terminal

Terminal Manual Annex

Annex 1.1

Conditions of Use

OHP-LNG-OPS-001-A1.1

Revision 1

09 January 2019

CONDITIONS OF USE – Old Harbour LNG Terminal

All Port Facilities, Port Services and other assistance of any kind whatsoever provided to an LNG Ship calling at the LNG Facility are provided subject to all Applicable Laws and to these Conditions of Use. These Conditions of Use shall (a) apply to each LNG Ship calling at the LNG Facility regardless of whether any such LNG Ship pays or owes amounts to Höegh or Buyer, and (b) be deemed to have been expressly accepted by each LNG Ship calling at the LNG Facility regardless of whether such acceptance has been acknowledged in writing or otherwise.

1	DEFINITIONS

For purposes of these Conditions of Use, the following definitions shall apply:

Affiliates means, in relation any person or entity, another person or entity who, either directly or indirectly, Controls, is Controlled by or is under the common Control of such first mentioned party. For the purposes of this definition, "Control" means the beneficial ownership of more than fifty percent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management of the company, partnership or other person in question, and “Controlled” shall be construed accordingly;

Applicable Laws means any law, regulation, administrative and judicial provision, constitution, decree, judgment, legislation, order, ordinance, regulation, code, directive, statute, treaty or other legislative measure, in each case of any Governmental Authority from time to time in force, which is legally binding on a party;

Business Day means a day on which banks are open for business in Kingston and London;

Buyer means NFE International Shipping LLC and its Affiliates, and any Representative of Buyer;

Buyer’s Facilities means all fixed and moveable assets which Buyer uses and/or controls and operates from time to time for the purpose of performance of Buyer’s gas supply and delivery operations including, without limitation, compression and related facilities and transmission networks for the receipt and onward transport of natural gas by Buyer;

FSRU means the floating storage and regasification unit chartered by Höegh to Buyer under the International Charter Agreement dated [●], 2021;

Governmental Authority means in respect of any country, any national, federal, regional, state, municipal, or other local government, any subdivision, agency, department, commission, authority or any other executive, legislative or administrative entity thereof, or any instrumentality, ministry, agency or other authority, acting within its legal authority;

Hazard shall have the meaning given in condition 5 below;

Höegh means [●] and its Affiliates, and any Representative of Höegh;

Höegh's Facilities means the FSRU and any infrastructure and equipment on board the FSRU;

LNG means liquefied natural gas;

LNG Facility means Buyer’s Facilities and Höegh's Facilities;

LNG Ship means the LNG carrier or carriers whether singular or plural named in the acknowledgement at the end of these Conditions of Use;

Limitation Amount shall have the meaning given in condition 7.1 below;

Master means, with respect to any LNG Ship, the duly licensed master, captain or other person lawfully in command of such LNG Ship;

Party and Parties means Buyer, Höegh and Ship Owner;

Person means any individual, firm, sole proprietorship, corporation, stock company, limited liability company, trust, partnership, voluntary association, joint venture, unincorporated organisation, institution, Governmental Authority or other legal entity

Port Facilities means all the infrastructure, facilities, equipment, installations, anchorages and approaches of and to Portland Bight, including, but not limited to, LNG Facility and any other channels, channel markings, buoys, jetties, berths, lines and gangways at Portland Bight;

Port Services means any service tendered or provided by Portland Bight or Buyer to an  LNG Ship, including, but not limited to, pilotage, towage, tug assistance, mooring and other navigational services, whether for consideration or free of charge;

Representative of Buyer or Representative of Höegh means any director, officer, employee, contractor, and duly authorised servant, consultant, advisor, agent or representative of Buyer or Höegh as applicable in whatever capacity they may be acting, and their respective officers, directors, employees, contractors and agents, or any other person acting on behalf of Buyer or Höegh;

Reasonable and Prudent Transporter means a Person operating an LNG Ship seeking in good faith to perform its contractual obligations and, in so doing and in the general conduct of its undertaking, exercising that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from time to time from a reasonable, skilled and experienced Person carrying out the same type of activity to that contemplated under these Conditions of Use and the Terminal Manual under the same or equivalent circumstances and conditions, and complying with all applicable Laws and International standards, and any reference to the standard of a Reasonable and Prudent Transporter shall be construed accordingly;

Ship Owner means the owner(s), disponent owner(s), and operator(s) of the LNG Ship;

Terminal means the plot necessary for mooring the FSRU at the jetty and all necessary infrastructure;

Terminal Manual means the terminal manual detailing Terminal guidelines, procedures and emergency response;

Third Parties means any person or entity other than Höegh and Buyer; and

Unloading Port means the port existing or close to Portland Bight, Jamaica at which the Terminal is located.

2	GENERAL
2.1

All LNG Ships calling on the LNG Facility must be capable of operating within the physical limitations of the Port Facilities and the LNG Facility's berth dimensions, unloading arm envelopes and mooring equipment as detailed in the Terminal Manual, or as advised from time to time by Buyer and all LNG Ships, the Ship Owner and the Master shall act as a Reasonable and Prudent Transporter. In addition to the requirements of Applicable Laws, the following conditions (3 to 9) shall apply to each LNG Ship calling at the LNG Facility.

3	SAFETY AND PROPER NAVIGATION

The Master of an LNG Ship shall at all times and in all circumstances remain solely responsible on behalf of the Ship Owner for the safety and proper navigation and operation of his LNG Ship and shall at all times comply with the Portland Bight regulations, all Applicable Laws and the Terminal Manual.

4	INDEMNITY, PROPERTY DAMAGE, PERSONAL INJURY AND STRIKES
4.1

Neither Buyer nor Höegh make any warranty (whether express or implied) with respect to Port Facilities or to the rendering of Port Services and any use thereof shall be at the sole risk of the Master and the Ship Owner. Neither Buyer nor Höegh shall be responsible for any loss or damage to an LNG Ship, actual or consequential (including loss of profit), or any loss or damage to the Ship Owner or the LNG Ship’s cargo (while in the care custody and control of the Ship Owner) or any part thereof, or any loss or injury (including loss of life and industrial disease) suffered by the Master, officers or crew of the LNG Ship, which is related to Port Facilities or to Port Services provided to an LNG Ship.

4.2

Neither Buyer nor Höegh shall be responsible to any LNG Ship or to Ship Owner for any loss related to strikes or other labour disturbances, regardless of whether Buyer or Höegh are parties thereto, and regardless of any act, omission, fault or negligence of Buyer or Höegh.

4.3

The LNG Ship and the Ship Owner shall in all circumstances hold harmless and indemnify Buyer and Höegh as applicable against any and all losses, claims, damages, costs and expenses Buyer or Höegh may incur or has incurred arising out of or in connection with:

(a)	any damage to the LNG Facility or Port Facilities or loss of life and/or injury (including industrial disease) to its personnel related to the LNG Ship's use of the LNG Facility or Port Facilities and involving the fault, wholly or partially, of the Master, officers or crew of the LNG Ship, including negligent navigation;

(b)

any loss suffered by Third Parties with respect to damage to their property or injury to their personnel related to the LNG Ship's use of the LNG Facility or Port Facilities and involving the fault, wholly or partially, of the Master, officers or crew of the LNG Ship, including negligent navigation;

(c)	any Hazard under condition 5 hereof and involving the fault, wholly or partially, of the Master, officers or crew of the LNG Ship, including negligent navigation;
(d)

any loss or damage to the LNG Ship or its cargo while in the Portland Bight and/or while at or in the vicinity of the LNG Facility (including without limitation the jetty), including consequential losses and all claims, damages and costs arising therefrom; and

(e)

any personnel loss of life and/or injury (including industrial disease) or property loss suffered by the Master, officers or crew of the LNG Ship while in the Portland Bight and/or while at or in the vicinity of the LNG Facility (including without limitation the jetty), including consequential losses and all claims, damages and costs arising therefrom.

4.4

In the event of any escape or discharge of oil or oily mixture or contaminants from any LNG Ship or from any hose or other discharging device connected to such LNG Ship (from whatsoever cause such escape or discharge may arise and irrespective of whether or not such escape or discharge has been caused or contributed to by the negligence or default on the part of the LNG Ship or the ship owner and/or the LNG Ship operators), either of Buyer or Höegh by itself or by its subcontractors or by any other person whatsoever shall have the right to take any measures it deems fit to clean up the pollution resulting from such escape or discharge and to recover the full cost thereof from the ship owner and/or the LNG Ship operators, for which cost the ship owner and LNG Ship operators shall be jointly and severally liable to Buyer or Höegh (as the case may be).

4.5

Each of the Ship Owner and LNG Ship hereby waives any right it may have to limit its liability whether in conformity with any international maritime or shipping convention or any other statutory provision now or hereinafter enacted affording ship owners a right to

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

limit their liability. The waiver herein contained applies to all persons claiming through ship owner or LNG Ship operators.

5	HAZARD

If the LNG Ship or any object on the LNG Ship becomes or is likely to become an obstruction, threat, or danger to navigation, operations, safety, health, environment or security of Portland Bight (a Hazard), the Master and the Ship Owner shall, at the option of Buyers and/or Höegh, take immediate action to clear, remove or rectify the Hazard as Buyers and/or Höegh may direct, and if the Master and/or Ship Owner fail to take such action, Buyers and/or Höegh shall be entitled to take such measures as it may deem appropriate to clear, remove or rectify the Hazard, and the Master and Ship Owner shall be responsible for all costs and expenses associated therewith.

6	INCIDENT REPORTING

Without prejudice to the limitation of liability of the Master and the Ship Owner at condition 7.1, the Master shall immediately report to Buyer and Höegh any accident, incident, claim, damage, loss or unsafe condition or circumstance (Incident) and take, at its own costs, such reasonable steps to control or eliminate any such Incident or the consequences thereof as may be directed by Buyer or Höegh. Any such report shall be made in writing and signed by the Master. Buyer and Höegh shall be entitled to inspect and investigate any such report but without prejudice to the foregoing.

7	LIMITATION OF LIABILITY
7.1

Subject to condition 7.2, any liability of the Master and the Ship Owner to Buyer and Höegh by virtue of the operation of these Conditions of Use shall be limited to USD ***** (USD*****) (the Limitation Amount) in aggregate for all liabilities arising from any accident or occurrence. In the event that any loss or damage in respect of which the LNG Ship and the Ship Owner are liable to indemnify Buyer and/or Höegh exceeds the Limitation Amount then the Master and the Ship Owner shall indemnify Buyer and/or Höegh, in aggregate not exceeding the Limitation Amount, by paying each a sum, which equates to the ratio of loss or damage suffered by each to the total loss or damage suffered by each.

7.2

The limit of liability set out in condition 7.1 shall not limit, restrict or prejudice any claim or right that Buyer or Höegh has or may have against the Master or the Ship Owner under general principles of law or equity. For the avoidance of doubt, said limit of liability shall only apply with respect to, and to the extent of, a claim by Buyer or Höegh against the Master or the Ship Owner under these Conditions of Use.

8	CONFIRMATION OF INSURANCE
8.1	Prior to any call by the LNG Ship at the Terminal, or such other times as may be requested by Buyer or Höegh, Ship Owner shall provide sufficient written evidence:
(a)

that the LNG Ship's P&I Club has agreed to cover Ship Owner as a member of the P&I Club against the liabilities and responsibilities assumed by Ship Owner in these Conditions of Use, in accordance with the P&I Club's Rules and shall ensure that such insurances are maintained for the duration of the LNG Ship’s calling at the Terminal; and

(b)	of waiver of rights of subrogation from the LNG Ship’s marine, war and P&I Club insurers, such waivers to be in respect of rights against Buyer and Höegh.
9	MISCELLANEOUS
9.1	Any liability incurred by the Master, the ship owner or LNG Ship operators by operation of these Conditions of Use shall be joint and several.
9.2	These Conditions of Use shall be construed, interpreted and applied in accordance with laws of England and Wales.
9.3	Dispute Resolution:
(a)

Any dispute, controversy, claim, counterclaim, demand, cause of action or any other controversy arising out of or relating in any way to these Conditions of Use, or the breach, termination, or invalidity thereof (each, a Dispute), shall be resolved by binding arbitration in accordance with this provision. A Dispute must be resolved through arbitration regardless of whether the Dispute involves claims that the Conditions of Use are unlawful, unenforceable, void, or voidable or involves claims under statutory, civil or common law. The validity, construction and interpretation of

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

this agreement to arbitrate, and all other procedural aspects of the arbitration conducted pursuant hereto shall be decided by the arbitral tribunal.

(b)

Where a Party wishes to refer a matter to arbitration in accordance with this condition 9.3(a), it shall serve a written notice on the other Party to that effect and the Rules of Arbitration of the International Chamber of Commerce (the ICC Arbitration Rules), shall govern such arbitration save to the extent that the same are inconsistent with the express provisions of these Conditions of Use.

(c)

The number of arbitrators shall be three. The claimant (or if more than one claimant, the claimants jointly) shall nominate one arbitrator and the respondent (or if more than one respondent, the respondents jointly) shall nominate one arbitrator, in each case in accordance with the ICC Arbitration Rules. The third arbitrator, who will act as chairperson of the arbitral tribunal, shall be nominated jointly by the two arbitrators nominated by the Parties, provided that if the third arbitrator has not been so nominated within ***** Business Days of the date of nomination of the later of the two arbitrators appointed by the Parties, the third arbitrator shall be appointed by the International Chamber of Commerce.

(d)	The Emergency Arbitration procedures shall apply.
(e)	The seat, or legal place of the Arbitration shall be London, England.
(f)	The Arbitration shall be conducted in the English language.
9.4	These Conditions of Use shall remain in effect for so long as the Ship Owner causes the LNG Ship to call at the Portland Bight.
9.5

Where the context so requires, references to the singular shall include the plural, and vice versa. Headings used in these Conditions of Use are for reference purposes only. References to a condition are to a numbered condition of these Conditions of Use. References to a Governmental Authority shall include any successor authority, ministry, department, agency, office, or organisation (as applicable), and references to any Applicable Law shall include any amendment or modification thereof or thereto that is duly promulgated or enacted by the appropriate Governmental Authority.

ACKNOWLEDGEMENT

Name of LNG Ship: ______________________

As Master of the above-named LNG Ship, I acknowledge for and on behalf of the Ship Owner of the LNG Ship that the above Conditions of Use of the Unloading Port govern the use by such LNG Ship of the LNG Facility.

Signed:

By Master for and on behalf of the Ship Owner of LNG Ship

Date:

Signed:

By [●] for and on behalf of [full name of Höegh Owner entity]

Date:

Signed:

By [●] for and on behalf of NFE International Shipping LLC

Date:

Signed:

By [●] for and on behalf of NFE South Holdings Limited

Date:

Schedule VI

Form of Reload / GC Operation Orders

A: Form of Reload Order

RELOAD ORDER No. _______________

[Date]

[Time]

OPERATION TO BE CARRIED OUT:	[__] Reloading from the Vessel to LNG Carrier [__] Gas Up / Cool Down of LNG Carrier
LNG CARRIER NAME:
SATISFACTION OF RELOAD LNGC COMPATIBILITY REQUIREMENTS	[Please see attached information]
RELOAD ARRIVAL WINDOW:
ETA:
RELOADING QUANTITY (m3):

GAS UP / COOL DOWN QUANTITY (if applicable) (m3)
LNG CARRIER AGENT:
QUALITY EXPERT:

Other
comments:

Charterer

(Authorized person name, title, signature)

Hereby we confirm that your Reload Order was safely received and duly understood.

Owner

(Authorized person name, title, signature)

[Date]

[Time]

B: Form of Gas Up / Cool Down Order

RELOAD ORDER No. _______________

[Date]

[Time]

OPERATION TO BE CARRIED OUT:	[__] Reloading from the Vessel to LNG Carrier [__] Gas Up / Cool Down of LNG Carrier
LNG CARRIER NAME:
SATISFACTION OF RELOAD LNGC COMPATIBILITY REQUIREMENTS	[Please see attached information]
RELOAD ARRIVAL WINDOW:
ETA:
RELOADING QUANTITY (m3):
GAS UP / COOL DOWN QUANTITY (if applicable) (m3)

LNG CARRIER AGENT:
QUALITY EXPERT:

Other
comments:

Charterer

(Authorized person name, title, signature)

Hereby we confirm that your Reload Order was safely received and duly understood.

Owner

(Authorized person name, title, signature)

[Date]

[Time]

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Schedule VII

Technical and Operational Parameters

The Parties shall agree this Schedule VII no later than ***** days before the Service Commencement Date.

A: Reload Operations

[●]

B: Gas Up / Cool Down Operations

[●]

Schedule VIII

Form of Guarantees

Part A – Form of Owner/Contractor Guarantee

[INSERT PARENT GUARANTOR]

PARENT COMPANY GUARANTEE

dated [●]

in respect of obligations of

(1)[●]

(2)[●]

This deed of guarantee is dated [DATE] (the “Guarantee”)

PARTIES

(1)	[●] , incorporated and registered in [JURISDICTION] [with company number [NUMBER]] whose registered office is at [REGISTERED OFFICE ADDRESS] as guarantor (the “Guarantor”).
(2)	[●], incorporated and registered in [●] [with company number [NUMBER]] whose registered office is at [REGISTERED OFFICE ADDRESS (the “Charter Agreement Beneficiary”).
(3)

[●], incorporated and registered in [●] [with company number [NUMBER]] whose registered office is at [REGISTERED OFFICE ADDRESS] (the “OSA Beneficiary” and, together with the Charter Agreement Beneficiary, the “Beneficiaries”).

BACKGROUND

(A)

The Charter Agreement Beneficiary has agreed, pursuant to a charter agreement dated [●] September 2021 (the “Charter Agreement”), to hire from [●] (the “Owner”) a vessel for use as a floating storage and regasification unit, with an option for use as a liquefied natural gas carrier.

(B)

The OSA Beneficiary has agreed, pursuant to an operation and services agreement dated [●] September 2021 (the “OSA” and, together with the Charter Agreement, the “FSRU Agreements”), to receive certain services from [●] (the “Contractor”) and, together with the Owner, the “Guaranteed Companies” in relation to the operation of the vessel to be chartered pursuant to the Charter Agreement.

(C)

The Guarantor has agreed to enter into this Guarantee for the purpose of providing credit support to the Beneficiaries for the obligations of the Guaranteed Companies under the respective FSRU Agreements collectively.

AGREED TERMS

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

The following definitions apply in this Guarantee.

“Business Day” has the meaning given to such term in the Charter Agreement.

“Charter Period” has the meaning given to such term in the Charter Agreement.

“Guaranteed Obligations” means all present and future obligations of the Guaranteed Companies (except those obligations of Owner during any period when Owner and Guarantor are the same entity) due, owing or incurred under the FSRU Agreements to the Beneficiaries (including, without limitation, under any amendment, supplement or restatement of the FSRU Agreements).

“Maximum Liability Amount” means ***** US Dollars (US$*****); provided that, on the final day of:

(a)	each of the first eleven (11) months of the final year of the Charter Period, the then-current Maximum Liability Amount shall be reduced by ***** US Dollars and ***** US Cents (US$*****); and
(b)	the final month of the final year of the Charter Period, the then-current Maximum Liability Amount figure shall be reduced by ***** US Dollars and ***** US Cents (US$*****).

“Rights” means any security or other right or benefit whether arising by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise.

“Wilful Misconduct” has the meaning given to such term in the Charter Agreement or the OSA (as the context may require).

1.2	Interpretation

In this Guarantee:

(a)	clause headings shall not affect the interpretation of this Guarantee;
(b)

a reference to a “person” shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality);

(c)	unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;
(d)	unless the context otherwise requires, a reference to one gender shall include a reference to the other genders;
(e)	a reference to “Beneficiary” shall include the Beneficiary’s successors, permitted assigns and permitted transferees;
(f)	a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;
(g)	a reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision;
(h)	a reference to “writing” or “written” includes fax but not email;
(i)

a reference to “this Guarantee” (or any provision of it) or to any other agreement or document referred to in this Guarantee is a reference to this Guarantee, that provision or such other agreement or document as amended (in each case, other than in breach of the provisions of this Guarantee) from time to time;

(j)	unless the context otherwise requires, a reference to a clause is to a clause of this Guarantee;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(k)

any words following the terms “including”, “include”, “in particular”, “for example” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

(l)	a reference to an “amendment” includes a novation, re-enactment, supplement or variation (and “amended” shall be construed accordingly);
(m)	a reference to “assets” includes present and future properties, undertakings, revenues, rights and benefits of every description;
(n)	a reference to an “authorisation” includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution;
(o)	a reference to “determines” or “determined” means, unless the contrary is indicated, a determination made at the absolute discretion of the person making it; and
(p)

a reference to a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

2	GUARANTEE AND GUARANTEED AMOUNT
2.1

In consideration of the Beneficiaries entering into the FSRU Agreements, the Guarantor guarantees to the Beneficiaries the performance of the Guaranteed Obligations when the same are required to be performed by the relevant Guaranteed Company pursuant to the terms of the applicable FSRU Agreement within ***** Business Days of written demand from the relevant Beneficiary. Such written demand must be accompanied by a statement setting out in reasonable detail the Guaranteed Obligation(s) with respect to which the relevant Guaranteed Company has defaulted and the calculation of any amount claimed under this Guarantee.

2.2	The Guarantor as principal obligor and as a separate and independent obligation from its

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

obligation under Clause 2.1 agrees to indemnify, defend and hold harmless each Beneficiary and keep each Beneficiary indemnified in full within ***** Business Days of written demand from and against all and any losses, debts, damages, interest, liability, costs and expenses suffered or incurred by that Beneficiary as a result of any failure by a Guaranteed Company to perform any Guaranteed Obligation applicable to it in circumstances where such Guaranteed Obligation is or becomes unenforceable, invalid or illegal and, but for such unenforceability, invalidity or illegality, such Guaranteed Obligation would have been required to be performed by the relevant Guaranteed Company under the relevant FSRU Agreement on the date specified therein; provided, however, that the amount payable by the Guarantor under the indemnity set forth in this Clause 2.2 will not exceed the amount it would have had to pay under this Guarantee if the amount claimed had been recoverable on the basis of the guarantee set forth in Clause 2.1.

2.3

For the purposes of this Guarantee, any money judgment, arbitrator's award or expert's decision against a Guaranteed Company in favour of a Beneficiary under or in connection with one or more of the FSRU Agreements shall be conclusive evidence of any liability of a Guaranteed Company to which that judgment, award or decision relates and the Guarantor agrees to satisfy and discharge any money judgment, arbitrator's award or adjudicator's decision made against the Guaranteed Company in favour of the Beneficiaries.

2.4

Notwithstanding any other provision of this Guarantee and the FSRU Agreements, the aggregate liability of the Guarantor hereunder shall in no circumstances exceed the Maximum Liability Amount other than with respect to liability caused by the Wilful Misconduct of a Guaranteed Company.

3	BENEFICIARY PROTECTIONS
3.1	This Guarantee is a continuing guarantee and shall remain in full force and effect until all Guaranteed Obligations have been paid in full.
3.2	The liability of the Guarantor under this Guarantee shall not be reduced, discharged or otherwise adversely affected by:

(a)	any intermediate payment, settlement of account or discharge in whole or in part of the Guaranteed Obligations;
(b)

any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which a Beneficiary may now or after the date of this Guarantee have from or against a Guaranteed Company or any other person in connection with the Guaranteed Obligations;

(c)	any act or omission by a Beneficiary or any other person in taking up, perfecting or enforcing any security, indemnity, or guarantee from or against a Guaranteed Company or any other person;
(d)	any termination, amendment, variation, novation, replacement or supplement of or to any of the Guaranteed Obligations;
(e)	any grant of time, indulgence, waiver or concession to a Guaranteed Company or any other person;
(f)

any insolvency, bankruptcy, liquidation, administration, winding up, incapacity, limitation, disability, the discharge by operation of law, or any change in the constitution, name or style of a Guaranteed Company, a Beneficiary, or any other person;

(g)

any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of, or security held from, a Guaranteed Company or any other person in connection with the Guaranteed Obligations;

(h)	any claim or enforcement of payment from a Guaranteed Company or any other person;
(i)	any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor; or

(j)	any other act or omission except an express written release by deed of the Guarantor by the Beneficiaries.
3.3

Notwithstanding any other provision of this Guarantee the obligations guaranteed by the Guarantor and the liability of the Guarantor under this Guarantee shall not exceed the liability of the Guaranteed Companies under the FSRU Agreements.

3.4

Subject to Clause 2.3, the Guarantor shall be entitled to exercise all of the contractual protections, limitations and exclusions of liability in respect of any claim made hereunder as are available to the Guaranteed Companies under the FSRU Agreements.

3.5	Neither Beneficiary shall be obliged, before taking steps to enforce any of its rights and remedies under this Guarantee, to:
(a)	take any action or obtain judgment in any court against the relevant Guaranteed Company or any other person;
(b)	make or file any claim in a bankruptcy, liquidation, administration or insolvency of the relevant Guaranteed Company or any other person; or
(c)	make, demand, enforce or seek to enforce any claim, right or remedy against the relevant Guaranteed Company or any other person.
3.6

The Guarantor warrants to each Beneficiary that it has not taken or received, and shall not take, exercise or receive the benefit of any Rights from or against either Guaranteed Company, its liquidator, an administrator, co-guarantor or any other person in connection with any liability of, or payment by, the Guarantor under this Guarantee but:

(a)

if any of the Rights is taken, exercised or received by the Guarantor, those Rights and all monies at any time received or held in respect of those Rights shall be held by the Guarantor on trust for the Beneficiaries for application in or towards the discharge of the Guaranteed Obligations under this Guarantee; and

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)

on demand by a Beneficiary, the Guarantor shall promptly transfer, assign or pay to such Beneficiary all other relevant Rights and monies from time to time held on trust by the Guarantor under this Clause 3.6.

3.7

This Guarantee is in addition to and shall not affect nor be affected by or merge with any other judgment, security, right or remedy obtained or held by a Beneficiary from time to time for the discharge and performance of the relevant Guaranteed Company of the relevant Guaranteed Obligations.

4	COSTS

The Guarantor shall, within ***** Business Days of written demand, pay to, or reimburse, each Beneficiary all taxes and reasonable and documented costs, charges, expenses of any kind (including, without limitation, reasonable and documented legal and out-of-pocket expenses) incurred by such Beneficiary in connection with the enforcement or preservation of its rights hereunder, provided that, subject only to Clause 2.4, in no event (save in respect of liability caused by the Wilful Misconduct of a Guaranteed Company) shall the Guarantor be liable for costs and expenses under this Clause 4 where payment of such sums would result in the Guarantor’s liability under this Guarantee exceeding the Maximum Liability Amount.

5	REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to each Beneficiary, as at the date of this Guarantee, that:

(a)

it is a company incorporated under the laws of [JURISDICTION] and possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

(b)

it has the power to execute, deliver and perform its obligations under this Guarantee and to carry out the transactions contemplated hereby, and all necessary corporate and other action will have been taken to authorise the execution, delivery and performance of the same;

(c)

the execution, delivery and performance by the Guarantor of this Guarantee does not and will not contravene any law or regulation to which the Guarantor is subject or conflict with the provisions of the Guarantor’s constitutional documents; and

(d)	the Guarantor’s obligations under this Guarantee are valid, binding and enforceable in accordance with the terms hereof.
6	ACCOUNTS
6.1

Each Beneficiary may place to the credit of a suspense account any monies received by it under or in connection with this Guarantee in order to preserve its rights to prove for the full amount of all its claims against the relevant Guaranteed Company or any other person in respect of the relevant Guaranteed Obligations.

6.2

Each Beneficiary may at any time and from time to time apply all or any monies held in any suspense account in or towards satisfaction of any of the monies, obligations and liabilities that are the subject of this Guarantee as such Beneficiary, in its absolute discretion, may conclusively determine.

6.3	If this Guarantee ceases for any reason whatsoever to be continuing, each Beneficiary may open a new account or accounts in the name of the relevant Guaranteed Company.
6.4

If a Beneficiary does not open a new account or accounts in accordance with Clause 6.3, it shall nevertheless be treated as if it had done so at the time that this Guarantee ceased to be continuing whether by termination, calling in or otherwise, in relation to the relevant Guaranteed Company.

6.5	As from the time of opening or deemed opening of a new account or accounts, all payments made to a Beneficiary by or on behalf of the relevant Guaranteed Company shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Guarantee is available at that time, nor shall the liability of the Guarantor under this Guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments.

7	DISCHARGE CONDITIONAL
7.1

Any release, discharge or settlement between the Guarantor and a Beneficiary in relation to this Guarantee shall be conditional on no right, security, disposition or payment to that Beneficiary by the Guarantor, the relevant Guaranteed Company or any other person in respect of the relevant Guaranteed Obligations being avoided, set aside or ordered to be refunded under any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason.

7.2

If any right, security, disposition or payment referred to in Clause 7.1 is avoided, set aside or ordered to be refunded, each Beneficiary shall be entitled subsequently to enforce this Guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such right, security, disposition or payment had not been given or made.

8	PAYMENTS
8.1	All sums payable by the Guarantor under this Guarantee shall be paid in full to the Beneficiaries in the currency in which the relevant Guaranteed Obligations are payable:
(a)	without any set-off, condition or counterclaim whatsoever; and
(b)	free and clear of any deduction or withholding whatsoever except as may be required by law or regulation which is binding on the Guarantor.
8.2

If the Guarantor is required to make any deduction or withholding by any law or regulation from any payment due under this Guarantee, the payment due from the Guarantor shall be increased to an amount which (after making any deduction or withholding) leaves an amount equal to the payment which would have been due if no deduction or withholding had been required.

8.3

Following any deduction or withholding, or any payment required in connection with that deduction or withholding, the Guarantor shall promptly deliver or procure delivery to the relevant Beneficiary evidence reasonably satisfactory to such Beneficiary that either a withholding or deduction has been made or any appropriate payment paid to the relevant taxing authority (as applicable).

8.4	The Guarantor shall not and may not direct the application by a Beneficiary of any sums received by that Beneficiary from the Guarantor under any of the terms of this Guarantee.
9	BENEFICIARY ASSISTANCE

Subject to Clause 4, each Beneficiary undertakes, upon the Guarantor’s request, to sign and execute such deeds or instruments as the Guarantor may reasonably require in order to give effect to a discharge of the Guarantor’s obligations under this Guarantee.

10	TRANSFER

10.1The Guarantor may not assign any of its rights and may not transfer any of its obligations under this Guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person; provided, however, that the Guarantor may take any of the foregoing actions if each Beneficiary so consents, such consent not to be unreasonably withheld or delayed.

10.2Charter Agreement Beneficiary and/or OSA Beneficiary may assign rights and/or, as applicable, transfer obligations to any person to whom such Beneficiary’s rights and/or obligations under and in accordance with the terms of the FSRU Agreements are assigned or, as applicable, transferred, without having to obtain the consent of the Guarantor.

11	REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

11.1No amendment of this Guarantee shall be effective unless it is in writing and signed by, or on behalf of, each party (or its authorised representative).

11.2 A waiver of any right or remedy under this Guarantee or by law, or any consent given under this Guarantee, is only effective if given in writing and signed by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

11.3

A failure or delay by a party to exercise any right or remedy provided under this Guarantee or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this Guarantee. No single or partial exercise of any right or remedy provided under this Guarantee or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this Guarantee by a Beneficiary shall be effective unless it is in writing and signed.

11.4	The rights and remedies provided under this Guarantee are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.
12	SEVERANCE

If any provision (or part of a provision) of this Guarantee is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this Clause 12 shall not affect the legality, validity and enforceability of the rest of this Guarantee.

13	THIRD PARTY RIGHTS

A person who is not a party to this Guarantee shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this Guarantee. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

14	COUNTERPARTS
14.1	This deed may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute one deed.
14.2	Transmission of an executed counterpart of this Guarantee by fax or e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Guarantee.
14.3	No counterpart shall be effective until each party has executed at least one counterpart.
15	NOTICES
15.1	Delivery

Any notice or other communication given to a party under or in connection with this Guarantee shall be:

(a)	in writing;
(b)	delivered by hand by pre-paid first-class post or other next working day delivery service or sent by fax; and
(c)	sent to:
(i)	the Guarantor at:

[ADDRESS]

Fax: [NUMBER]

Attention: [NAME]

(ii)	the Charter Agreement Beneficiary at:

[ADDRESS]

Fax: [NUMBER]

Attention: [NAME]

(iii)	the OSA Beneficiary at:

[ADDRESS]

Fax: [NUMBER]

Attention: [NAME]

or, in either case, to any other address or fax number as is notified in writing by one party to the other from time to time.

15.2	Receipt

Any notice or other communication given under or in connection with this Guarantee shall be deemed to have been received:

(a)	if delivered by hand, at the time it is left at the relevant address;
(b)	if posted by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting; and
(c)	if sent by fax, when received in legible form.

A notice or other communication given as described in Clause 15.2(a) or Clause 15.2(c) on a day that is not a Business Day, or after normal business hours, shall be deemed to have been received on the next Business Day. For the purposes of this Clause 15.2, all references to time and business hour are to local time and business hours in the place of deemed receipt.

15.3	This Clause 15 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.
15.4	A notice or other communication given under or connection with this Guarantee is not valid if sent by email.

16LAW AND DISPUTE RESOLUTION

16.1	Governing Law
(a)

This Guarantee and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by, and construed in accordance with, the law of England and Wales.

(b)

The Guarantor irrevocably consents to any process in any proceedings under Clause 16.2 being served on it in accordance with the provisions of this Guarantee relating to service of notices. Nothing contained in this Guarantee shall affect the right to serve process in any other manner permitted by law.

16.2	Dispute Resolution

Any dispute arising out of or in connection with this Guarantee, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this Clause 16.2.  The number of arbitrators shall be three.  The seat, or legal place, of arbitration shall be London, United Kingdom.  The language to be used in the arbitral proceedings shall be English.  The governing law of the contract shall be the substantive law of England and Wales.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED BY

[PARENT GUARANTOR]

Executed as a deed by [PARENT GUARANTOR] acting by [NAME OF DIRECTOR], a director

Director

Part B – Form of Charterer/Customer Guarantee

[INSERT PARENT GUARANTOR]

PARENT COMPANY GUARANTEE

dated [●]

in respect of obligations of

(1)[●]

(2)[●]

This deed of guarantee is dated [DATE] (the “Guarantee”)

PARTIES

(1)	[●], incorporated and registered in [JURISDICTION] [with company number [NUMBER]] whose registered office is at [REGISTERED OFFICE ADDRESS] as guarantor (the “Guarantor”).
(2)	[●], incorporated and registered in [●] [with company number [NUMBER]] whose registered office is at [REGISTERED OFFICE ADDRESS (the “Charter Agreement Beneficiary”).
(3)

[●], incorporated and registered in [●] [with company number [NUMBER]] whose registered office is at [REGISTERED OFFICE ADDRESS] (the “OSA Beneficiary” and, together with the Charter Agreement Beneficiary, the “Beneficiaries”).

BACKGROUND

(A)

The Charter Agreement Beneficiary has agreed, pursuant to a charter agreement dated [●] September 2021 (the “Charter Agreement”), to charter to NFE Transport Partners LLC (the “Charterer”) a vessel for use as a floating storage and regasification unit, with an option for use as a liquefied natural gas carrier.

(B)

The OSA Beneficiary has agreed, pursuant to an operation and services agreement dated [●] September 2021 (the “OSA” and, together with the Charter Agreement, the “FSRU Agreements”), to provide certain services to NFE South Holdings Limited (the “Customer” and, together with the Charterer, the “Guaranteed Companies”) in relation to the operation of the vessel to be chartered pursuant to the Charter Agreement.

(C)

The Guarantor has agreed to enter into this Guarantee for the purpose of providing credit support to the Beneficiaries for the obligations of the Guaranteed Companies under the respective FSRU Agreements collectively.

AGREED TERMS

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

The following definitions apply in this Guarantee.

“Business Day” has the meaning given to such term in the Charter Agreement.

“Charter Period” has the meaning given to such term in the Charter Agreement.

“Guaranteed Obligations” means all present and future obligations of the Guaranteed Companies due, owing or incurred under the FSRU Agreements to the Beneficiaries (including, without limitation, under any amendment, supplement or restatement of the FSRU Agreements).

“Maximum Liability Amount” means ***** US Dollars (US$*****); provided that, on the final day of:

(a)	each of the first eleven (11) months of the final year of the Charter Period, the then-current Maximum Liability Amount shall be reduced by ***** US Dollars and ***** US Cents (US$*****); and
(b)	the final month of the final year of the Charter Period, the then-current Maximum Liability Amount figure shall be reduced by ***** US Dollars and ***** US Cents (US$*****).

“Rights” means any security or other right or benefit whether arising by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise.

“Wilful Misconduct” has the meaning given to such term in the Charter Agreement or the OSA (as the context may require).

1.2	Interpretation

In this Guarantee:

(a)	clause headings shall not affect the interpretation of this Guarantee;
(b)

a reference to a “person” shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality);

(c)	unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;
(d)	unless the context otherwise requires, a reference to one gender shall include a reference to the other genders;
(e)	a reference to “Beneficiary” shall include the Beneficiary’s successors, permitted assigns and permitted transferees;
(f)	a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;
(g)	a reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision;
(h)	a reference to “writing” or “written” includes fax but not email;
(i)

a reference to “this Guarantee” (or any provision of it) or to any other agreement or document referred to in this Guarantee is a reference to this Guarantee, that provision or such other agreement or document as amended (in each case, other than in breach of the provisions of this Guarantee) from time to time;

(j)	unless the context otherwise requires, a reference to a clause is to a clause of this Guarantee;
(k)	any words following the terms “including”, “include”, “in particular”, “for example”

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

(l)	a reference to an “amendment” includes a novation, re-enactment, supplement or variation (and “amended” shall be construed accordingly);
(m)	a reference to “assets” includes present and future properties, undertakings, revenues, rights and benefits of every description;
(n)	a reference to an “authorisation” includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution;
(o)	a reference to “determines” or “determined” means, unless the contrary is indicated, a determination made at the absolute discretion of the person making it; and
(p)

a reference to a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

2	GUARANTEE AND GUARANTEED AMOUNT
2.1

In consideration of the Beneficiaries entering into the FSRU Agreements, the Guarantor guarantees to the Beneficiaries the performance of the Guaranteed Obligations when the same are required to be performed by the relevant Guaranteed Company pursuant to the terms of the applicable FSRU Agreement within ***** Business Days of written demand from the relevant Beneficiary. Such written demand must be accompanied by a statement setting out in reasonable detail the Guaranteed Obligation(s) with respect to which the relevant Guaranteed Company has defaulted and the calculation of any amount claimed under this Guarantee.

2.2	The Guarantor as principal obligor and as a separate and independent obligation from its obligation under Clause 2.1 agrees to indemnify, defend and hold harmless each Beneficiary

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

and keep each Beneficiary indemnified in full within ***** Business Days of written demand from and against all and any losses, debts, damages, interest, liability, costs and expenses suffered or incurred by that Beneficiary as a result of any failure by a Guaranteed Company to perform any Guaranteed Obligation applicable to it in circumstances where such Guaranteed Obligation is or becomes unenforceable, invalid or illegal and, but for such unenforceability, invalidity or illegality, such Guaranteed Obligation would have been required to be performed by the relevant Guaranteed Company under the relevant FSRU Agreement on the date specified therein; provided, however, that the amount payable by the Guarantor under the indemnity set forth in this Clause 2.2 will not exceed the amount it would have had to pay under this Guarantee if the amount claimed had been recoverable on the basis of the guarantee set forth in Clause 2.1.

2.3

For the purposes of this Guarantee, any money judgment, arbitrator's award or expert's decision against a Guaranteed Company in favour of a Beneficiary under or in connection with one or more of the FSRU Agreements shall be conclusive evidence of any liability of a Guaranteed Company to which that judgment, award or decision relates and the Guarantor agrees to satisfy and discharge any money judgment, arbitrator's award or adjudicator's decision made against the Guaranteed Company in favour of the Beneficiaries.

2.4

Notwithstanding any other provision of this Guarantee and the FSRU Agreements, the aggregate liability of the Guarantor hereunder shall in no circumstances exceed the Maximum Liability Amount other than with respect to liability caused by the Wilful Misconduct of a Guaranteed Company.

3	BENEFICIARY PROTECTIONS
3.1	This Guarantee is a continuing guarantee and shall remain in full force and effect until all Guaranteed Obligations have been paid in full.
3.2	The liability of the Guarantor under this Guarantee shall not be reduced, discharged or otherwise adversely affected by:

(a)	any intermediate payment, settlement of account or discharge in whole or in part of the Guaranteed Obligations;
(b)

any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which a Beneficiary may now or after the date of this Guarantee have from or against a Guaranteed Company or any other person in connection with the Guaranteed Obligations;

(c)	any act or omission by a Beneficiary or any other person in taking up, perfecting or enforcing any security, indemnity, or guarantee from or against a Guaranteed Company or any other person;
(d)	any termination, amendment, variation, novation, replacement or supplement of or to any of the Guaranteed Obligations;
(e)	any grant of time, indulgence, waiver or concession to a Guaranteed Company or any other person;
(f)

any insolvency, bankruptcy, liquidation, administration, winding up, incapacity, limitation, disability, the discharge by operation of law, or any change in the constitution, name or style of a Guaranteed Company, a Beneficiary, or any other person;

(g)

any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of, or security held from, a Guaranteed Company or any other person in connection with the Guaranteed Obligations;

(h)	any claim or enforcement of payment from a Guaranteed Company or any other person;
(i)	any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor; or
(j)	any other act or omission except an express written release by deed of the Guarantor by the Beneficiaries.

3.3

Notwithstanding any other provision of this Guarantee the obligations guaranteed by the Guarantor and the liability of the Guarantor under this Guarantee shall not exceed the liability of the Guaranteed Companies under the FSRU Agreements.

3.4

Subject to Clause 2.3, the Guarantor shall be entitled to exercise all of the contractual protections, limitations and exclusions of liability in respect of any claim made hereunder as are available to the Guaranteed Companies under the FSRU Agreements.

3.5	Neither Beneficiary shall be obliged, before taking steps to enforce any of its rights and remedies under this Guarantee, to:
(a)	take any action or obtain judgment in any court against the relevant Guaranteed Company or any other person;
(b)	make or file any claim in a bankruptcy, liquidation, administration or insolvency of the relevant Guaranteed Company or any other person; or
(c)	make, demand, enforce or seek to enforce any claim, right or remedy against the relevant Guaranteed Company or any other person.
3.6

The Guarantor warrants to each Beneficiary that it has not taken or received, and shall not take, exercise or receive the benefit of any Rights from or against either Guaranteed Company, its liquidator, an administrator, co-guarantor or any other person in connection with any liability of, or payment by, the Guarantor under this Guarantee but:

(a)

if any of the Rights is taken, exercised or received by the Guarantor, those Rights and all monies at any time received or held in respect of those Rights shall be held by the Guarantor on trust for the Beneficiaries for application in or towards the discharge of the Guaranteed Obligations under this Guarantee; and

(b)	on demand by a Beneficiary, the Guarantor shall promptly transfer, assign or pay to such

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Beneficiary all other relevant Rights and monies from time to time held on trust by the Guarantor under this Clause 3.6.

3.7

This Guarantee is in addition to and shall not affect nor be affected by or merge with any other judgment, security, right or remedy obtained or held by a Beneficiary from time to time for the discharge and performance of the relevant Guaranteed Company of the relevant Guaranteed Obligations.

4	COSTS

The Guarantor shall, within ***** Business Days of written demand, pay to, or reimburse, each Beneficiary all taxes and reasonable and documented costs, charges, expenses of any kind (including, without limitation, reasonable and documented legal and out-of-pocket expenses) incurred by such Beneficiary in connection with the enforcement or preservation of its rights hereunder, provided that, subject only to Clause 2.4, in no event (save in respect of liability caused by the Wilful Misconduct of a Guaranteed Company) shall the Guarantor be liable for costs and expenses under this Clause 4 where payment of such sums would result in the Guarantor’s liability under this Guarantee exceeding the Maximum Liability Amount.

5	REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to each Beneficiary, as at the date of this Guarantee, that:

(a)

it is a company incorporated under the laws of [JURISDICTION] and possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

(b)

it has the power to execute, deliver and perform its obligations under this Guarantee and to carry out the transactions contemplated hereby, and all necessary corporate and other action will have been taken to authorise the execution, delivery and performance of the same;

(c)

the execution, delivery and performance by the Guarantor of this Guarantee does not and will not contravene any law or regulation to which the Guarantor is subject or conflict with the provisions of the Guarantor’s constitutional documents; and

(d)	the Guarantor’s obligations under this Guarantee are valid, binding and enforceable in accordance with the terms hereof.
6	ACCOUNTS
6.1

Each Beneficiary may place to the credit of a suspense account any monies received by it under or in connection with this Guarantee in order to preserve its rights to prove for the full amount of all its claims against the relevant Guaranteed Company or any other person in respect of the relevant Guaranteed Obligations.

6.2

Each Beneficiary may at any time and from time to time apply all or any monies held in any suspense account in or towards satisfaction of any of the monies, obligations and liabilities that are the subject of this Guarantee as such Beneficiary, in its absolute discretion, may conclusively determine.

6.3	If this Guarantee ceases for any reason whatsoever to be continuing, each Beneficiary may open a new account or accounts in the name of the relevant Guaranteed Company.
6.4

If a Beneficiary does not open a new account or accounts in accordance with Clause 6.3, it shall nevertheless be treated as if it had done so at the time that this Guarantee ceased to be continuing whether by termination, calling in or otherwise, in relation to the relevant Guaranteed Company.

6.5

As from the time of opening or deemed opening of a new account or accounts, all payments made to a Beneficiary by or on behalf of the relevant Guaranteed Company shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Guarantee is available at that time, nor shall the liability of the Guarantor under this Guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments.

7	DISCHARGE CONDITIONAL

7.1

Any release, discharge or settlement between the Guarantor and a Beneficiary in relation to this Guarantee shall be conditional on no right, security, disposition or payment to that Beneficiary by the Guarantor, the relevant Guaranteed Company or any other person in respect of the relevant Guaranteed Obligations being avoided, set aside or ordered to be refunded under any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason.

7.2

If any right, security, disposition or payment referred to in Clause 7.1 is avoided, set aside or ordered to be refunded, each Beneficiary shall be entitled subsequently to enforce this Guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such right, security, disposition or payment had not been given or made.

8	PAYMENTS

8.1	All sums payable by the Guarantor under this Guarantee shall be paid in full to the Beneficiaries in the currency in which the relevant Guaranteed Obligations are payable:

(a)	without any set-off, condition or counterclaim whatsoever; and

(b)	free and clear of any deduction or withholding whatsoever except as may be required by law or regulation which is binding on the Guarantor.

8.2

If the Guarantor is required to make any deduction or withholding by any law or regulation from any payment due under this Guarantee, the payment due from the Guarantor shall be increased to an amount which (after making any deduction or withholding) leaves an amount equal to the payment which would have been due if no deduction or withholding had been required.

8.3	Following any deduction or withholding, or any payment required in connection with that deduction or withholding, the Guarantor shall promptly deliver or procure delivery to the relevant Beneficiary evidence reasonably satisfactory to such Beneficiary that either a withholding or deduction has been made or any appropriate payment paid to the relevant taxing authority (as applicable).

8.4	The Guarantor shall not and may not direct the application by a Beneficiary of any sums received by that Beneficiary from the Guarantor under any of the terms of this Guarantee.

9	BENEFICIARY ASSISTANCE

Subject to Clause 4, each Beneficiary undertakes, upon the Guarantor’s request, to sign and execute such deeds or instruments as the Guarantor may reasonably require in order to give effect to a discharge of the Guarantor’s obligations under this Guarantee.

10	TRANSFER

10.1The Guarantor may not assign any of its rights and may not transfer any of its obligations under this Guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person; provided, however, that the Guarantor may take any of the foregoing actions if each Beneficiary so consents, such consent not to be unreasonably withheld or delayed.

10.2Charter Agreement Beneficiary and/or OSA Beneficiary may assign rights and/or, as applicable, transfer obligations to any person to whom such Beneficiary’s rights and/or obligations under and in accordance with the terms of the FSRU Agreements are assigned or, as applicable, transferred, without having to obtain the consent of the Guarantor.

11	REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

11.1 No amendment of this Guarantee shall be effective unless it is in writing and signed by, or on behalf of, each party (or its authorised representative).

11.2

 A waiver of any right or remedy under this Guarantee or by law, or any consent given under this Guarantee, is only effective if given in writing and signed by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

11.3

 A failure or delay by a party to exercise any right or remedy provided under this Guarantee or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this Guarantee. No single or partial exercise of any right or remedy provided under this Guarantee or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this Guarantee by a Beneficiary shall be effective unless it is in writing and signed.

11.4	The rights and remedies provided under this Guarantee are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

12	SEVERANCE

If any provision (or part of a provision) of this Guarantee is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this Clause 12 shall not affect the legality, validity and enforceability of the rest of this Guarantee.

13	THIRD PARTY RIGHTS

A person who is not a party to this Guarantee shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this Guarantee. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

14	COUNTERPARTS

14.1	This deed may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute one deed.

14.2	Transmission of an executed counterpart of this Guarantee by fax or e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Guarantee.

14.3	No counterpart shall be effective until each party has executed at least one counterpart.

15	NOTICES

15.1	Delivery

Any notice or other communication given to a party under or in connection with this Guarantee shall be:

(a)	in writing;

(b)	delivered by hand by pre-paid first-class post or other next working day delivery service or sent by fax; and

(c)	sent to:

(i)	the Guarantor at:

[ADDRESS]

Fax: [NUMBER]

Attention: [NAME]

(ii)	the Charter Agreement Beneficiary at:

[ADDRESS]

Fax: [NUMBER]

Attention: [NAME]

(iii)	the OSA Beneficiary at:

[ADDRESS]

Fax: [NUMBER]

Attention: [NAME]

or, in either case, to any other address or fax number as is notified in writing by one party to the other from time to time.

15.2	Receipt

Any notice or other communication given under or in connection with this Guarantee shall be deemed to have been received:

(a)	if delivered by hand, at the time it is left at the relevant address;

(b)	if posted by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting; and

(c)	if sent by fax, when received in legible form.

A notice or other communication given as described in Clause 15.2(a) or Clause 15.2(c) on a day that is not a Business Day, or after normal business hours, shall be deemed to have been received on the next Business Day. For the purposes of this Clause 15.2, all references to time and business hour are to local time and business hours in the place of deemed receipt.

15.3	This Clause 15 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

15.4	A notice or other communication given under or connection with this Guarantee is not valid if sent by email.

16	LAW AND DISPUTE RESOLUTION

16.1	Governing Law

(a)

This Guarantee and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by, and construed in accordance with, the law of England and Wales.

(b)

The Guarantor irrevocably consents to any process in any proceedings under Clause 16.2 being served on it in accordance with the provisions of this Guarantee relating to service of notices. Nothing contained in this Guarantee shall affect the right to serve process in any other manner permitted by law.

16.2	Dispute Resolution

Any dispute arising out of or in connection with this Guarantee, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this Clause 16.2.  The number of arbitrators shall be three.  The seat, or legal place, of arbitration shall be London, United Kingdom.  The language to be used in the arbitral proceedings shall be English.  The governing law of the contract shall be the substantive law of England and Wales.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED BY

[PARENT GUARANTOR]

Executed as a deed by [PARENT GUARANTOR] acting by [NAME OF DIRECTOR], a director

Director

Schedule IX

HSSE Requirements

1.CONTRACTOR’S CORPORATE HSSE SYSTEM

1.1	Contractor shall maintain a company HSSE policy which shall govern the areas of health, safety and wellbeing in the workplace.
1.2	Under its HSSE policy, Contractor shall implement a safety management system for the Vessel ("HSSE System") which shall comply with the ISM Code.

1.3Contractor’s HSSE System shall further include the following:

(a)	HLNG Code of Conduct;
(b)	Group HSSE Policy; and
(c)	Group HSSE System Procedure

(each, as may be updated from time to time).

2.	HSE INTERFACES
2.1	Contractor’s HSSE System shall have certain interfaces with Customer’s own HSSE systems; including with respect to:
(a)	Terminal operations.
(b)	Health, safety, security and environmental; and
(c)	Emergency response.

2.2The HSSE interfaces shall be addressed in the following ways;

(a)	A “Common Procedures Manuals” shall be agreed between the Parties for the purposes of setting out operational interfaces;

(b)	Contractor’s implementation of Customer’s specific HSSE requirements to be specified in common bridging documents (and vice versa); and
(c)	The Parties shall agree to a safety briefing for any visitors to the FSRU Site, the Vessel or Customer’s Facilities.
2.3	The HSSE bridging documents referred to in Clause 2.2 (b) of this Schedule shall contain details on:
(a)	Exchange of HSSE incident information;
(b)	Coordinated HSSE incident investigation and follow-up; and
(c)	Reporting of HSSE data.

Schedule X

Form of Deed of Novation

This deed of novation (the "Deed") is entered into as a deed on the [●] day of [●], 20[-] BY AND BETWEEN:

1.	[●], a company organised and existing under the laws of [●], having its registered office at [●] (the "Transferor"); and
2.	[●], a company organised and existing under the laws of [●], having its registered office at [●] (the "Continuing Party"); and
3.	[●], a company organised and existing under the laws of [●], having its registered address at [●], (the "Transferee").

(individually, a "Party, and collectively, the "Parties").

WHEREAS:

(A)

The Transferor and the Continuing Party are parties to an FSRU operation and services agreement dated [●] (the "Agreement”) for the provision of certain services in relation to an LNG floating storage and regasification vessel named Höegh Gallant with IMO number 9653678 (the "Vessel").

(B)

The Transferor wishes to be released from all its obligations and liabilities and to transfer all its rights under the Agreement to the Transferee, and the Continuing Party agrees to such release. The Transferee wishes to assume such obligations and liabilities.

(C)

The Parties have agreed to the novation of the Agreement and to the substitution of the Transferee as a party to the Agreement in the place of the Transferor, on the terms and subject to the conditions contained in this Deed.

In consideration of the mutual undertakings given by the Parties' and set forth herein, IT IS HEREBY AGREED:

1.Definitions

Capitalised terms used in this Deed shall have the same meaning ascribed to them in the Agreement.

2.Novation

With effect from the date of this Deed (such date to be the "Novation Date"):

2.1

the Continuing Party hereby releases and discharges the Transferor (including, without limitation, in respect of any breach of the Agreement by the Transferor antecedent to the Novation Date) from all of the Transferor's obligations and liabilities under or in connection with the Agreement, and from all claims and demands whatsoever arising under the Agreement on or after the Novation Date, and the Transferor hereby ceases to be a party to the Agreement;

2.2

the Transferor hereby assigns all of its rights under or in connection with the Agreement to the Transferee (including, without limitation, in respect of any breach of the Agreement by the Continuing Party antecedent to the Novation Date), and releases and discharges the Continuing Party from all of its obligations and liabilities to the Transferor under or in connection with the Agreement;

2.3

the Transferee hereby agrees to assume and perform all of the obligations and liabilities from which the Transferor is released and discharged pursuant to Clause 2.1 of this Deed (including, without limitation, in respect of any breach of the Agreement by the Transferor antecedent to the Novation Date) and to be bound by its terms in all respects as if the Transferee had been named as a party thereto in place of the Transferor; and

2.4

the Continuing Party hereby agrees with the Transferee to perform the Continuing Party's obligations and liabilities under or in connection with the Agreement and to be bound by its terms in every way as if the Transferee had been named as a party thereto in place of the Transferor (including, without limitation, in respect of any breach of the Agreement by the Continuing Party antecedent to the Novation Date).

3.	Representations and warranties

Each of the Parties represents and warrants to each other that:

3.1

it is a legal entity duly organised and validly existing under the Laws of the jurisdiction of its formation and that has the corporate power and authority to enter into and to perform its obligations under this Deed and (in relation to the Continuing Party and the Transferee only) under the Agreement;

3.2	its execution, delivery, and performance of this Deed have been authorised by all corporate action on its part, and do not and will not:
(a)	contravene any Law of any Governmental Authority having jurisdiction over the Parties;
(b)	violate its constitutional documents; or
(c)	conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which any of the Parties are a party or their property is bound; and
3.3

this Deed and, in relation to the Continuing Party and the Transferee only, the Agreement, is each its legal and binding obligation enforceable in accordance with its respective terms, except to the extent enforceability is modified by bankruptcy, reorganisation and other similar Laws affecting the rights of creditors generally and/or by general principles of equity.

4.	Miscellaneous
4.1

If any term or provision in this Deed is or becomes illegal, invalid or unenforceable in whole or in part, under any Law or any jurisdiction, then such term or provision or part shall to that extent be deemed not to form part of this Deed and the enforceability of the remaining provisions of this Deed shall not be affected or impaired in any way.

4.2

This Deed may be entered into in any number of counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

4.3	Confidentiality
(a)	Clause 33 (Confidentiality) of the Agreement shall form part of this Deed and shall be treated as if set out in full herein.

(b)	The existence and terms of this Deed shall be treated as Confidential Information for the purposes of the Agreement.
5.	Guarantees
5.1	By signing this Deed, the Owner/Contractor Guarantor confirms that the Owner/Contractor Guarantee remains fully effective following such transfer or novation provided for in this Deed.
5.2	By signing this Deed, the Charterer/Customer Guarantor confirms that the Charterer/Customer Guarantee remains fully effective following such transfer or novation provided for in this Deed.
6.	Notices

For the purposes of Clause 30 of the Agreement, the Transferee's address for notices and other details shall be as follows:

Address: [●]

Tel:[●]

Fax No.:[●]

For the attention of:[●]

7.	Governing Law
7.1

This Deed, and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to it or its formation (including any non-contractual disputes or claims), shall be governed by and construed in accordance with English law.

7.2

Any dispute arising under or in connection with this Deed, including the validity or enforceability hereof, shall be resolved in accordance with Clause 31 of the Agreement which extends to and applies (mutatis mutandis) to this Deed.

IN WITNESS whereof this Deed has been executed and delivered as a deed on the date first above written.

Signed as a deed by…………………………	)
for and on behalf of:	)

)
in the presence of a witness:	)
Name of witness:
Address of witness:

Signed as a deed by …………………………	)
for and on behalf of:	)

)
in the presence of a witness:	)
Name of witness:
Address of witness:

Signed as a deed by…………………………	)
for and on behalf of:	)

)
in the presence of a witness:	)
Name of witness:
Address of witness: